Filed Pursuant to Rule
424(b)(2)

Registration Statement No. 333-274797

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 29, 2023)

GOLDMAN SACHS BDC, INC.
$400,000,000
5.650% Notes due 2030

Goldman Sachs BDC, Inc. (“GS BDC”) is offering $
400.0
 million in aggregate principal amount of its 5.650% Notes due 2030 (the “Notes”). The Notes will mature on September 9, 2030. GS BDC will pay interest on the Notes on March 9 and September 9 of each year, beginning March 9, 2026.
GS BDC may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption “Description of the Notes—Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require GS BDC to repurchase the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be GS BDC’s direct unsecured obligations and rank pari passu, or equal, in right of payment with all outstanding and future unsecured unsubordinated indebtedness issued by GS BDC. As of June 30, 2025, GS BDC’s total indebtedness was approximately $1,803.1 million aggregate principal amount outstanding, of which approximately $903.1 million was secured by a first priority security interest in substantially all of GS BDC’s portfolio of investments and cash, with certain exceptions, and therefore, effectively and/or structurally senior to the Notes. As of June 30, 2025, after giving effect to the issuance of the Notes and the use of proceeds therefrom, GS BDC’s total indebtedness would have been approximately $1,808.2 million aggregate principal amount outstanding. As of June 30, 2025, after giving effect to the issuance of the Notes and the use of proceeds therefrom, GS BDC’s asset coverage ratio based on the aggregate amount outstanding of its senior securities would have been 184%. The Notes are a new issue of debt securities and there currently is no trading market for the Notes.
GS BDC is an externally managed specialty finance company that is a non-diversified,
closed-end,
management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). GS BDC is focused on lending to “middle-market companies,” a term GS BDC generally uses to refer to companies with between $5 million and $200 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) excluding certain one-time,
and
non-recurring
items that are outside the operations of these companies. GS BDC’s investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.
GS BDC is managed by its investment adviser, Goldman Sachs Asset Management, L.P., a Delaware limited partnership (“GSAM” or the “Investment Adviser”), an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group Inc.”). GS Group Inc., together with Goldman Sachs & Co. LLC (including its predecessors, “GS & Co.”), GSAM and its other subsidiaries and affiliates, are collectively referred to herein as “Goldman Sachs.”
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes. GS BDC may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and any information incorporated by reference into each, before investing in the Notes and keep them for future reference. GS BDC files annual, quarterly and current reports, proxy statements and other information about itself with the Securities and Exchange Commission (the “SEC”), which we incorporate herein by reference. You may obtain this information by written or oral request and free of charge by contacting GS BDC at 71 South Wacker Drive, Chicago, Illinois 60606, on GS BDC’s website at http://www.goldmansachsbdc.com, or by calling collect at (312)
655-4419.
Information contained on or accessible through GS BDC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be a part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.
Investing in the Notes involves a high degree of risk and is highly speculative. Before investing in the Notes, you should read the discussion of the material risks of investing in GS BDC’s securities in the section titled “Risk Factors” beginning on of this prospectus supplement, page 11 of the accompanying prospectus and in GS BDC’s most recently filed annual report on
Form 10-K,
as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
The securities in which GS BDC invests are generally not rated by any rating agency, and if they were rated, they would be rated below investment grade (rated lower than “Baa3” by Moody’s Investors Service and lower than
“BBB-”
by Fitch Ratings or Standard & Poor’s Ratings Services). These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	99.974%	$399,896,000
Underwriting discount (sales load)	0.900%	$3,600,000
Proceeds to us, before expenses (2)	99.074%	$396,296,000

(1)	The public offering price set forth above does not include accrued interest, if any. Interest on the Notes must be paid by the purchaser if the Notes are delivered after September 9, 2025.
(2)
GS BDC estimates that it will incur offering expenses of approximately $1.4 million in connection with this offering. Delivery of the Notes in book-entry only form through The Depository Trust Company is expected to be made on or about September 9, 2025.

Joint Book-Running Managers

BofA Securities	HSBC	MUFG	SMBC Nikko	Truist Securities

Barclays	BNP PARIBAS	CIBC Capital Markets	ING	Morgan Stanley

Santander	Goldman Sachs & Co. LLC
Co-Managers

ICBC Standard Bank	R. Seelaus & Co., LLC	Raymond James	Wells Fargo Securities	Academy Securities
The date of this prospectus supplement is September 4, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed with the SEC prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of GS BDC that relates to this offering of Notes. GS BDC has not, and the underwriters have not, authorized any other person to provide you with different information or to make any representations not contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. If anyone provides you with different or inconsistent information, you should not rely on it. GS BDC is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the Notes offered hereby. GS BDC’s business, financial condition, results of operations, cash flows and prospects may have changed since such dates.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read this entire document and the other information incorporated by reference into this document and the other documents to which we refer herein before investing in the Notes.
Unless indicated otherwise in this prospectus supplement or the context requires otherwise, the terms “Company,” “we,” “us,” “our,” or “GS BDC” refer to Goldman Sachs BDC, Inc. or to Goldman Sachs BDC, Inc. and its consolidated subsidiaries, as the context may require. Goldman Sachs advises clients in many markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own accounts and for the accounts of clients and of its personnel, through client accounts and the relationships and products it sponsors, manages and advises (such Goldman Sachs or other client accounts (including us, Silver Capital Holdings LLC (formerly Goldman Sachs Private Middle Market Credit LLC), Goldman Sachs Private Middle Market Credit II LLC, Goldman Sachs Middle Market Lending Corp. II, Phillip Street Middle Market Lending Fund LLC, Goldman Sachs Private Credit Corp. and West Bay BDC LLC), relationships and products, each, an “Account” and collectively, the “Accounts”)
.
Goldman Sachs BDC, Inc.
We are a specialty finance company focused on lending to middle-market companies. We are a closed-end
management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, we have elected to be treated, under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as a regulated investment company (“RIC”), and we expect to qualify annually for tax treatment as a RIC, commencing with our taxable year ended December 31, 2013. From our formation in 2012 through June 30, 2025, we originated approximately $9.02 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits and repayments. We seek to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche debt, including last-out
portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.
“Unitranche” loans are first lien loans that may extend deeper in a borrower’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, we may find another lender to provide the
“first-out”
portion of a unitranche loan while we retain the
“last-out”
portion of such loan, in which case, the
“first-out”
portion of the loan would generally receive priority with respect to the payment of principal, interest and any other amounts due thereunder as compared to the
“last-out”
portion that we would continue to hold. In exchange for taking greater risk of loss, the
“last-out”
portion generally earns a higher interest rate than the
“first-out”
portion of the loan. We use the term “mezzanine” to refer to debt that ranks senior in right of payment only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. We may make multiple investments in the same portfolio company.
We may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as us) to accelerate indebtedness or negotiate terms and pricing. In the event of default, covenant-lite loans may recover less value than traditional loans as the lender may not have an opportunity to negotiate with the borrower prior to such default.

We invest primarily in U.S. middle-market companies, which we believe are underserved by traditional providers of capital such as banks and the public debt markets. In describing our business, we generally use the term “middle-market companies” to refer to companies with between $5 million and $200 million of EBITDA, excluding certain one-time
and
non-recurring
items that are outside the operations of these companies. However, we may from time to time invest in larger or smaller companies. We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we may generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. Fees received from portfolio companies (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) are paid to us, unless, to the extent required by applicable law or exemptive relief therefrom, we only receive our allocable portion of such fees when invested in the same portfolio company as another Account. The companies in which we invest use our capital for a variety of purposes, including to support organic growth, fund acquisitions, make capital investments or refinance indebtedness.
Investment Strategy
Our origination strategy focuses on leading the negotiation and structuring of the loans or securities in which we invest and holding the investments in our portfolio to maturity. In many cases we are the sole investor in the loan or security in our portfolio. Where there are multiple investors, we generally seek to control or obtain significant influence over the rights of investors in the loan or security. We generally seek to make investments that have maturities of three to ten years and investment size ranges from $10 million to $75 million or above.
Corporate Structure
We were formed as a private fund in September 2012 and commenced operations in November 2012, using seed capital contributions we received from GS Group Inc. In March 2013, we elected to be treated as a BDC. We have elected to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC, commencing with our taxable year ended December 31, 2013. On March 18, 2015, our common stock began trading on the New York Stock Exchange (the “NYSE”) under the symbol “GSBD.” As of June 30, 2025, Goldman Sachs owned 5.6% of our common stock.
Our Investment Adviser
GSAM serves as our Investment Adviser and has been registered as an investment adviser with the SEC since 1990. Subject to the supervision of our board of directors (the “Board of Directors” or the “Board”), a majority of which is made up of independent directors (including an independent chairperson), GSAM manages our day-to-day
operations and provides us with investment advisory and management services and certain administrative services. GSAM is a subsidiary of GS Group Inc., a bank holding company and a financial holding company, regulated by the board of governors of the federal reserve system. GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. GS Group Inc. is the general partner and owner of GSAM.
The Goldman Sachs Asset Management Private Credit Team
The Goldman Sachs Asset Management Private Credit Team is dedicated to the direct origination investment strategy of the Company and other Accounts that share a similar investment strategy with us. The Goldman Sachs Asset Management Private Credit Team is comprised of approximately 200 investment professionals across 11 cities and 4 continents as of June 30, 2025. Within the Goldman Sachs Asset Management Private Credit Team, approximately 70 private credit investment professionals across 5 offices in the Americas led by David Miller, our
Co-Chief
Executive Officer, oversees and leads our
day-to-day
portfolio management. The Goldman Sachs Asset Management Private Credit Team is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, and negotiating, structuring, monitoring, and servicing our investments. In addition, the Investment Adviser and Goldman Sachs have risk management, legal, accounting, tax, information technology and compliance personnel, among other personnel, who provide services to us. We benefit from the expertise provided by these personnel in our operations.
The Goldman Sachs Asset Management Private Credit Team utilizes a bottom-up,
fundamental research approach to lending. The managing directors of this team had an average industry experience of over 20 years coupled with an average tenure at Goldman Sachs of over 12 years as of June 30, 2025.
Private Credit Investment Committee
All investment decisions are made by the investment committee of the Goldman Sachs Asset Management Private Credit Team (the “Private Credit Investment Committee”). As of the date of this prospectus supplement, the Private Credit Investment Committee consists of the following members: Rich Friedman, James Reynolds, Vivek Bantwal, Patrick Armstrong, Amitayush Bahri, Steven Budig, Kevin Sterling, Beat Cabiallavetta, Stephanie Rader, David Miller, Greg Watts, Nicole Agnew and Moritz Jobke, along with members from Goldman Sachs’s Compliance, Legal, Tax and Controllers groups. The Private Credit Investment Committee is responsible for approving all of our investments. The Private Credit Investment Committee also monitors investments in our portfolio and approves all asset dispositions. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Private Credit Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The size, membership, authority and voting rights of members of the Private Credit Investment Committee are subject to change from time to time without prior notice.
The purpose of our Private Credit Investment Committee is to evaluate and approve, as deemed appropriate, all investments by our Investment Adviser. Our Private Credit Investment Committee process is intended to bring the diverse experience and perspectives of our Private Credit Investment Committee’s members to the analysis and consideration of every investment. Our Private Credit Investment Committee also serves to provide investment consistency and adherence to our Investment Adviser’s investment philosophies and policies. Our Private Credit Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.
Allocation of Investment Opportunities
Our investment objectives and investment strategies are similar to those of other Accounts, and an investment opportunity appropriate for us may also be appropriate for such other Accounts (which may include proprietary accounts of Goldman Sachs). This creates potential conflicts in allocating investment opportunities among us and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments
by us and such other Accounts are not permitted under applicable law. For a further explanation of the allocation of opportunities and other conflicts and the risks related thereto, see “Item 1. Business—Allocation of Investment Opportunities” and “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns” in our most recent annual report on Form
10-K.

Market Opportunity
The Goldman Sachs Asset Management Private Credit Team believes there is an attractive investment opportunity to invest in U.S. middle-market companies. According to the National Center for the Middle Market, the U.S. middle market is composed of nearly 200,000 companies that represent approximately 33% of the private sector gross domestic product.
1
The Goldman Sachs Asset Management Private Credit Team believes that there is an attractive investment environment for BDCs to provide loans to U.S. middle-market companies. For a further discussion of the market opportunities associated with GS BDC’s focus on middle market companies, see “Item 1. Business—Market Opportunity” in our most recent annual report on Form
10-K.
Competitive Advantages
GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base, including companies and high-net-worth
individuals, among others. The firm is headquartered in New York, and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs, with approximately $3.3 trillion in firmwide assets under supervision as of June 30, 2025, provides investment management services to a diverse set of clients worldwide, including private institutions, public entities and individuals. For a detailed discussion of GS BDC’s competitive advantages, see “Item 1. Business—Competitive Advantages” in our most recent annual report on Form
10-K.
Operating and Regulatory Structure
We have elected to be treated as a BDC under the Investment Company Act. As a BDC, we are generally prohibited from acquiring assets other than qualifying assets unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the Investment Company Act, “eligible portfolio companies” include (i) private U.S. operating companies, (ii) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the NYSE) or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter
bulletin board and through OTC Markets are not listed on a national securities exchange and therefore are eligible portfolio companies. See “Item 1. Business—Regulation— Qualifying Assets” in our most recent annual report on Form
10-K.
We have elected to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC, commencing with our taxable year ended December 31, 2013. As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if we meet certain source of income, distribution and asset diversification requirements. We intend to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and we may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. In addition, the distributions we pay to our stockholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income

1
As of
year-end
December 2024, according to the National Center for the Middle Market, which defined middle market as companies with annual revenue of $10 million—$1 billion. See http://www.middlemarketcenter.org. This website is not incorporated by reference into this prospectus supplement and you should not consider information contained on this website to be part of this prospectus supplement, the accompanying prospectus or any other report we file with the SEC.

tax purposes. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Price Range of Common Stock and Distributions” in our most recent annual report on
Form 10-K.
Leverage
Our senior secured revolving credit agreement (as amended, the “Revolving Credit Facility”) with Truist Bank, as administrative agent, and Bank of America, N.A., as syndication agent, our 2.875% Notes due 2026 (the “2026 Notes”) and our 6.375% Notes due 2027 (the “2027 Notes”) allow us to borrow money and lever our investment portfolio, subject to the limitations of the Investment Company Act, with the objective of increasing our yield. This is known as “leverage” and could increase or decrease returns to our stockholders. The use of leverage involves significant risks. We are permitted to borrow amounts such that our asset coverage ratio, as defined in the Investment Company Act, is at least 150% after such borrowing (if certain requirements are met). As of June 30, 2025 and December 31, 2024, our asset coverage ratio based on the aggregate amount outstanding of our senior securities was 184% and 181%, respectively. We may also refinance or repay any of our indebtedness at any time based on our financial condition and market conditions.
Certain trading practices and investments, such as reverse repurchase agreements, may be considered borrowings or involve leverage and thus may be subject to Investment Company Act restrictions. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered borrowings for these purposes. Practices and investments that may involve leverage but are not considered borrowings are not subject to the Investment Company Act’s asset coverage requirement. The amount of leverage that we employ will depend on the assessment by our Investment Adviser and our Board of Directors of market conditions and other factors at the time of any proposed borrowing.
Corporate Information
Our principal executive offices are located at 200 West Street, New York, New York 10282 and our telephone number is (312)
655-4419.
We maintain a website located at www.GoldmanSachsBDC.com. Information on our website is not incorporated by reference into or a part of this prospectus supplement or the accompanying prospectus.
Summary Risk Factors
Investing in us involves a high degree of risk and you could lose all or part of your investment. We refer to certain of these risks below:

•
The capital markets may experience periods of disruption and instability. Such market conditions may have materially and adversely affected debt and equity capital markets, which may have a negative impact on our business and operations.

•	Political, social and economic uncertainties may create and exacerbate risks.

•
Our operation as a BDC imposes numerous constraints on us and significantly reduces our operating flexibility. In addition, if we fail to maintain our status as a BDC, we might be regulated as a registered closed-end
investment company, which would subject us to additional regulatory restrictions.

•	We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to maintain our qualification for tax treatment as a RIC.

•
Regulations governing our operations as a BDC affect our ability to, and the way in which we, raise additional capital. These constraints may hinder our Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

•	Our ability to enter into transactions with our affiliates is restricted.

•	Our activities may be limited as a result of potentially being deemed to be controlled by GS Group Inc., a bank holding company.

•
Commodity Futures Trading Commission (“CFTC”) rules may have a negative impact on us and our Investment Adviser. Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

•	Certain investors are limited in their ability to make significant investments in us.

•	We depend upon management personnel of our Investment Adviser for our future success.

•	We operate in a highly competitive market for investment opportunities.

•
We are dependent on information systems, and systems failures or cybersecurity incidents, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

•	Our Investment Adviser, its principals, investment professionals and employees and the members of its Private Credit Investment Committee may have certain conflicts of interest.

•	Goldman Sachs’ financial and other interests may incentivize our Investment Adviser to favor other Accounts.

•	Our financial condition and results of operations depend on our Investment Adviser’s ability to manage our future growth effectively.

•	Our ability to grow depends on our access to adequate capital.

•	We borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

•
The incentive fee based on income takes into account our past performance, and we may be obligated to pay the Investment Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio. The conflicts of interest faced by the Investment Adviser caused by compensation arrangements with us could result in actions that are not in the best interests of our stockholders. Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.

•	Goldman Sachs has influence, and may continue to exert influence, over our management and affairs and over most votes requiring stockholder approval.

•	Our Board of Directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

•	We may experience fluctuations in our quarterly results.

•	Our investments are very risky and highly speculative.

•	Investing in middle market companies involves a number of significant risks.

•	We have exposure to credit risk and other risks related to credit investments.

•	Changes in inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

•	We are exposed to risks associated with changes in interest rates.

•
Many of our portfolio securities do not have a readily available market price, and we value these securities at fair value as determined in good faith in accordance with the Investment Company Act, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the investment.

•	The lack of liquidity in our investments may adversely affect our business.

•
Our portfolio may be focused in a limited number of portfolio companies, which will subject us to a risk of significant loss if any of these companies default on their obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	We may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

•	Our failure or inability to make follow-on investments in our portfolio companies could impair the value of our portfolio.

•	Our portfolio companies may prepay loans, which may reduce stated yields in the future if the capital returned cannot be invested in transactions with equal or greater expected yields.

•	By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

•	Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would affect our results of operations.

•	Economic recessions or downturns could impair our portfolio companies and harm our operating results.

•	Our portfolio companies may be highly leveraged.

•	Investing in our securities involves an above-average degree of risk.

•	The market price of our securities may fluctuate significantly.

•	Investors may face various tax risks and consequences as a result of their investment in us.

•
To the extent original issue discount (“OID”) and
payment-in-kind
(“PIK”) interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

•	Our credit ratings may not reflect all risks of an investment in our debt securities.

•	Holders of any preferred stock we might issue would have the right to elect members of the Board of Directors and class voting rights on certain matters.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. We will issue the Notes under that certain base indenture, dated as of February 10, 2020 (the “base indenture”), as supplemented by a fourth supplemental indenture (the “supplemental indenture”) to be dated as of the settlement date for the offering of the Notes, which we refer to collectively as the “indenture.” This section outlines certain legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes under the heading “Description of the Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined have the meanings ascribed to them in the accompanying prospectus or in the indenture.

Issuer	Goldman Sachs BDC, Inc., a Delaware corporation

Title of the Securities	5.650% Notes due 2030

Initial Aggregate Principal Amount Being Offered	$400.0 million

Initial Public Offering Price	99.974% of the aggregate principal amount of Notes

Interest Rate	5.650%

Yield to Maturity	5.656%

Trade Date	September 4, 2025

Issue Date	September 9, 2025

Maturity Date	September 9, 2030

Interest Payment Dates	March 9 and September 9, commencing March 9, 2026

Ranking of Notes	The Notes will be GS BDC’s direct, general unsecured obligations and will rank:

•	senior in right of payment to all of GS BDC’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

•
pari passu, or equal, in right of payment with all of GS BDC’s existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, the 2026 Notes and the 2027 Notes, of which $500.0 million in aggregate principal amount and $400.0 million in aggregate principal amount, respectively, was outstanding as of June 30, 2025;

•	effectively subordinated, or junior, to any of GS BDC’s secured indebtedness or other obligations (including unsecured indebtedness that it later secures) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Revolving Credit Facility, of which $903.1 million in aggregate principal amount was outstanding as of June 30, 2025; and

•
structurally subordinated, or junior, to all future indebtedness or other obligations (including trade payables) incurred by GS BDC’s subsidiaries or financing vehicles that are subsidiaries of GS BDC. As of June 30, 2025, GS BDC’s subsidiaries had no indebtedness outstanding.

As of June 30, 2025, GS BDC’s total indebtedness was approximately $1,803.1 million aggregate principal amount outstanding, of which approximately $903.1 million was secured by a first priority security interest in substantially all of GS BDC’s portfolio of investments and cash, with certain exceptions, and therefore, effectively senior to the Notes.

After giving effect to the issuance of the Notes and the use of proceeds therefrom, GS BDC’s total indebtedness would have been approximately $1,808.2 million aggregate principal amount outstanding as of June 30, 2025.

As of June 30, 2025, after giving effect to the issuance of the Notes and the use of proceeds therefrom, GS BDC’s asset coverage ratio based on the aggregate amount outstanding of its senior securities would have been 184%.

Denominations	GS BDC will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	Prior to August 9, 2030 (one month prior to the maturity date of the Notes) (the “Notes Par Call Date”), GS BDC may redeem the Notes at its option, in whole or in part, at any time, or from time to time, at the “make-whole” redemption price described in “Description of the Notes—Optional Redemption” in this prospectus supplement. At any time on or after the Notes Par Call Date, GS BDC may redeem the Notes, in whole or in part, at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Sinking Fund	The Notes will not be subject to any sinking fund. A sinking fund is a reserve fund accumulated over a period of time for the retirement of debt.

Offer to Purchase upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs prior to maturity, unless GS BDC has exercised its right to redeem the Notes in full, holders will have the right, at their option, to require it to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance	If there is a change in U.S. federal income tax law or GS BDC has received from, or there has been published by, the Internal Revenue Service a ruling described herein, GS BDC can elect to cause the Notes to be subject to legal defeasance, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel as described herein under “Description of the Notes— Defeasance—Legal Defeasance,” GS BDC can legally release itself from all payment and other obligations on the Notes.

Covenant Defeasance	GS BDC can elect to cause the Notes to be subject to covenant defeasance, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel as described herein under “Description of the Notes—Defeasance—Covenant Defeasance,” GS BDC will be released from some of the restrictive covenants in the indenture.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent and Registrar	Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association).

Events of Default	If an event of default (as described under “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving GS BDC.

Other Covenants	In addition to the covenants described in this prospectus supplement or the accompanying prospectus, the following covenants shall apply to the Notes:

•
GS BDC agrees that for the period of time during which the Notes are outstanding, it will not violate, whether or not it is subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to it by the SEC.

•
If, at any time, GS BDC is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, it agrees to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, its audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than its fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles (“GAAP”).

No Established Trading Market	The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed GS BDC that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting.” Accordingly, GS BDC cannot assure you that a liquid market for the Notes will develop or be maintained.

Global Clearance and Settlement Procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of GS BDC, the Trustee or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
Investing in the Notes involves a significant number of risks. You should carefully consider these risk factors, together with all of the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for us in connection with this offering, before you decide whether to make an investment in the Notes. The risks set forth below are not the only risks GS BDC faces, and GS BDC may face other risks that it has not yet identified, which it does not currently deem material or which are not yet predictable. If any of the following risks occur, GS BDC’s business, financial condition and results of operations could be materially adversely affected. In such case, GS BDC’s NAV and the trading price of the Notes could decline, and you may lose all or part of your investment.
Risks Relating to the Notes
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness GS BDC has currently incurred or may incur in the future.
The Notes will not be secured by any of GS BDC’s assets or any of the assets of GS BDC’s subsidiaries. As a result, the Notes will be effectively subordinated, or junior, to any secured indebtedness or other obligations GS BDC or its subsidiaries have currently incurred and may incur in the future (or any indebtedness that is initially unsecured that GS BDC later secures) to the extent of the value of the assets securing such indebtedness. The Revolving Credit Facility is currently secured by a first priority security interest in substantially all of GS BDC’s portfolio of investments and cash, with certain exceptions. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of GS BDC’s existing or future secured indebtedness and the secured indebtedness of its subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. Secured indebtedness is effectively senior to the Notes to the extent of the value of such assets. As of June 30, 2025, GS BDC had $1,803.1 million aggregate principal amount of indebtedness outstanding, of which $900.0 million was unsecured and unsubordinated, and $903.1 million was secured, and, therefore, effectively senior to the Notes. After giving effect to the issuance of the Notes and the use of proceeds therefrom, GS BDC’s total indebtedness would have been approximately $1,808.2 million aggregate principal amount outstanding as of June 30, 2025.
The Notes will be structurally subordinated to the indebtedness and other liabilities of GS BDC’s subsidiaries.
The Notes are obligations exclusively of GS BDC and not of any of its subsidiaries. None of GS BDC’s subsidiaries are guarantors of the Notes and the Notes are not required to be guaranteed by any subsidiaries GS BDC may acquire or create in the future. Except to the extent GS BDC is a creditor with recognized claims against its subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of GS BDC’s subsidiaries will have priority over GS BDC’s equity interests in such subsidiaries (and therefore the claims of GS BDC’s creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if GS BDC is recognized as a creditor of one or more of its subsidiaries, GS BDC’s claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to GS BDC’s claims. Consequently, the Notes will be structurally subordinated, or junior, to all future indebtedness and other obligations (including trade payables) incurred by any of GS BDC’s subsidiaries or financing vehicles that are subsidiaries of GS BDC and any subsidiaries or financing vehicles that GS BDC may in the future acquire or establish. As of June 30, 2025, GS BDC’s subsidiaries had no indebtedness outstanding. However, GS BDC’s subsidiaries may incur indebtedness in the future, all of which would be structurally senior to the Notes.

GS BDC’s current indebtedness could adversely affect its business, financial condition and results of operations and its ability to meet its payment obligations under the Notes and its other debt.
As of June 30, 2025, GS BDC’s total indebtedness was approximately $1,803.1 million aggregate principal amount outstanding, of which approximately $903.1 million was secured by a first priority security interest in substantially all of GS BDC’s portfolio of investments and cash, with certain exceptions, and therefore, effectively senior to the Notes. After giving effect to the issuance of the Notes and the use of proceeds therefrom, GS BDC’s total indebtedness would have been approximately $1,808.2 million aggregate principal amount outstanding as of June 30, 2025. The use of debt could have significant consequences on GS BDC’s future operations, including:

•	making it more difficult for GS BDC to meet its payment and other obligations under the Notes and its other outstanding indebtedness;

•
resulting in an event of default if GS BDC fails to comply with the financial and other restrictive covenants contained in its debt agreements, which event of default could result in substantially all of GS BDC’s debt becoming immediately due and payable;

•	reducing the availability of GS BDC’s cash flow to fund investments, acquisitions and other general corporate purposes, and limiting its ability to obtain additional financing for these purposes;

•	subjecting GS BDC to the risk of increased sensitivity to interest rate increases or changes on its indebtedness with variable interest rates; and

•	limiting GS BDC’s flexibility in planning for, or reacting to, and increasing its vulnerability to, changes in GS BDC’s business, the industry in which GS BDC operates and the general economy.
Any of these factors could have an adverse effect on GS BDC’s business, financial condition and results of operations and its ability to meet its payment obligations under the Notes and its other debt.
GS BDC’s ability to meet its payment and other obligations under its debt instruments depends on its ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond GS BDC’s control.
GS BDC cannot assure you that its business will generate sufficient cash flow from operations or that future borrowings will be available to GS BDC under its financing arrangements or otherwise in an amount sufficient to enable it to pay its indebtedness, including the Notes, or to fund its other liquidity needs. GS BDC may need to refinance all or a portion of its indebtedness, including the Notes, on or before its maturity. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. GS BDC cannot assure you that it will be able to refinance any of its indebtedness on commercially reasonable terms or at all. If GS BDC cannot service its indebtedness, GS BDC may have to take actions such as selling assets or seeking additional equity. GS BDC cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to GS BDC or on terms that would not require it to breach the terms and conditions of GS BDC’s existing or future debt agreements, including its payment obligations under the Notes.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to GS BDC or the Notes, if any, or change in the debt markets, could cause the liquidity or market value of the Notes to decline significantly.
GS BDC’s credit ratings are an assessment by rating agencies of its ability to pay its debts when due. Consequently, actual or anticipated changes in GS BDC’s credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither GS BDC nor any underwriter undertakes any obligation to maintain GS BDC’s credit ratings or to advise holders of Notes of any changes in GS BDC’s credit ratings.
The indenture will contain limited protection for holders of the Notes.
The indenture offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict GS BDC’s or any of its subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on GS BDC’s or its subsidiaries’ ability to:

•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of GS BDC that are guaranteed by one or more of its subsidiaries and which therefore are structurally senior to the Notes and (4) securities, indebtedness or other obligations incurred by GS BDC’s subsidiaries that would be senior to GS BDC’s equity interests in its subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions of the Investment Company Act, but giving effect, in either case, to any exemptive relief granted to GS BDC by the SEC. Currently, these provisions generally prohibit GS BDC from incurring additional borrowings, including through the issuance of additional debt securities, unless GS BDC’s asset coverage, as defined in the Investment Company Act, equals at least 150% after such borrowings;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•	sell assets (other than certain limited restrictions on GS BDC’s ability to consolidate, merge or sell all or substantially all of its assets);

•	create liens (including liens on the shares of GS BDC’s subsidiaries) or enter into sale and leaseback transactions;

•	enter into transactions with affiliates;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to GS BDC from GS BDC’s subsidiaries.
Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that GS BDC experiences changes (including significant adverse changes) in its financial condition, results of operations or credit ratings, as they do not require that GS BDC or its subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.
GS BDC’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for GS BDC to satisfy its obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Certain of GS BDC’s current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt GS BDC issues or incurs in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part at any time or from time to time at GS BDC’s option. GS BDC may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes being redeemed.
If GS BDC defaults on its obligations to pay its other indebtedness, GS BDC may not be able to make payments on the Notes.
Any default under the agreements governing GS BDC’s indebtedness, or under other indebtedness to which GS BDC may be a party, that is not waived by the required lenders or holders, and the remedies thereunder that are sought by the holders of such indebtedness, could make GS BDC unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.
If GS BDC is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on GS BDC’s indebtedness, or if GS BDC otherwise fails to comply with the various covenants, including financial and operating covenants, in the instruments governing GS BDC’s indebtedness, GS BDC could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; the lenders under GS BDC’s current indebtedness or other debt GS BDC may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against GS BDC’s assets; and GS BDC could be forced into bankruptcy or liquidation.
If GS BDC’s operating performance declines, GS BDC may in the future need to seek to obtain waivers from the required lenders or holders under the agreements governing its indebtedness, or other indebtedness that GS BDC may incur in the future, to avoid being in default. If GS BDC breaches its covenants under the agreements governing its indebtedness and seeks a waiver, GS BDC may not be able to obtain a waiver from the required lenders or holders. If this occurs, GS BDC would be in default and its lenders or debt holders could exercise their rights as described above, and GS BDC could be forced into bankruptcy or liquidation.
If GS BDC is unable to repay debt, lenders having secured obligations, including the lenders under the Revolving Credit Facility, could proceed against the collateral securing the debt. Because the Revolving Credit Facility and the supplemental indentures governing the 2026 Notes and the 2027 Notes have, the supplemental indenture governing the Notes will have, and any future debt will likely have, customary cross-default provisions, if the indebtedness thereunder, hereunder or under any debt instrument is accelerated, GS BDC may be unable to repay or finance the amounts due. See “Description of the Notes” in this prospectus supplement.
GS BDC may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture that governs the Notes, subject to certain conditions, GS BDC will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be GS BDC’s available cash or cash generated from GS BDC’s operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. GS BDC cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Before making any such repurchase of Notes, GS BDC would also have to comply with certain requirements under the Revolving Credit Facility, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders under the Revolving Credit Facility. In addition, the supplemental indentures governing the 2026 Notes and the 2027 Notes each contain a provision that would require GS BDC to offer to purchase the 2026 Notes or the 2027 Notes, as applicable, upon the occurrence of a change of control repurchase event (as defined therein). GS BDC’s future debt instruments may also contain similar restrictions and provisions. If the holders of the Notes exercise their right to require GS BDC to repurchase the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under GS BDC’s existing or future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that GS BDC will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or GS BDC’s other debt. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”
An increase in market interest rates could result in a decrease in the market value of the Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase the Notes and market interest rates increase, the market value of the Notes may decline. We cannot predict the future level of market interest rates.
If an active trading market does not develop for the Notes, you may not be able to resell them.
The Notes are a new issue of debt securities and there currently is no trading market for the Notes. GS BDC does not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell the Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, GS BDC’s credit ratings, general economic conditions, GS BDC’s financial condition, performance and prospects and other factors. Certain of the underwriters have advised GS BDC that they currently intend to make a market in the Notes after the offering, but they are not obligated to do so. Such underwriters may discontinue any market-making in the Notes at any time at their sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, GS BDC cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell the Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

USE OF PROCEEDS
GS BDC estimates that the net proceeds that it will receive from this offering will be approximately $394.9 million, based on an offering price of $999.74 per $1,000 principal amount of Notes, after deducting fees paid to the underwriters and estimated offering expenses of approximately $5.0 million payable by GS BDC. This estimate is subject to change and no assurances can be given that actual expenses will not exceed such amount.
GS BDC intends to use the net proceeds of this offering to pay down a portion of the Revolving Credit Facility and for general corporate purposes. After giving effect to the issuance of the Notes, assuming the proceeds therefrom are used to repay outstanding borrowings under the Revolving Credit Facility, approximately $508.2 million would have been outstanding under the Revolving Credit Facility as of June 30, 2025. However, through reborrowing under the Revolving Credit Facility, GS BDC intends to make new investments in accordance with its investment objective and strategies described in this prospectus supplement. For the six months ended June 30, 2025, amounts outstanding under the Revolving Credit Facility bore interest at a weighted average interest rate of 6.35%. The Revolving Credit Facility matures with respect to certain lenders on May 5, 2027, with respect to certain other lenders on October 18, 2028 and with respect to certain other lenders on June 24, 2030. An affiliate of Truist Securities, Inc. serves as administrative agent of the Revolving Credit Facility. Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down outstanding indebtedness under the Revolving Credit Facility.

CAPITALIZATION
The following table sets forth:

(1)	the actual consolidated capitalization of GS BDC as of June 30, 2025;

(2)
the capitalization of GS BDC as of June 30, 2025, as adjusted to reflect the assumed sale of $400.00 million aggregate principal amount of the Notes at an offering price of $999.74 per $1,000 principal amount of Notes in this offering, after deducting fees paid to the underwriters and estimated offering expenses of approximately $5.01 million payable by GS BDC and application of the net proceeds as discussed in more detail under “Use of Proceeds.”

You should read this table together with “Use of Proceeds” and the consolidated financial statements and the related notes thereto of GS BDC incorporated by reference in this prospectus supplement or the accompanying prospectus.

	As of June 30, 2025
	(dollar amounts in thousands, except per share data)
	GS BDC	As Adjusted
Cash	$108,036	$108,036
Debt
Revolving Credit Facility	903,106	508,223
2026 Notes	498,958	498,958
2027 Notes	395,333	395,333
Notes offered hereby	—	394,883

Total Debt (1)	1,797,397	1,797,397
Total net assets	1,513,389	1,513,389

Net asset value per share	$13.02	$13.02

(1)
Net of unamortized debt issuance costs of approximately $1.04 million relating to the 2026 Notes, debt issuance costs of approximately $4.67 million relating to the 2027 Notes and debt issuance costs of approximately $5.12 million relating to the Notes offered hereby.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering of Notes, including the documents that we incorporate by reference herein and therein, contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue” or “believe” or the negatives of, or other variations on, these terms or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this prospectus supplement and the accompanying prospectus regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on, our portfolio companies. There may be events in the future, however, that we are not able to predict accurately or control. In particular, there are forward-looking statements under “Prospectus Supplement Summary—Goldman Sachs BDC, Inc.” The factors listed under “Risk Factors” in our most recent annual report on Form
10-K,
as well as any cautionary language included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of Notes, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this prospectus supplement or the accompanying prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus speaks only as of the respective dates of this prospectus supplement and the accompanying prospectus. Factors or events that could cause our actual results to differ from our forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including our annual reports on Form
10-K,
definitive proxy statements, registration statements on Form
N-2,
quarterly reports on Form
10-Q
and current reports on Form
8-K.
Under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in connection with any offering of securities pursuant to this prospectus supplement, the accompanying prospectus or in the periodic reports GS BDC files under the Exchange Act. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	our future operating results;

•	disruptions in the capital markets, market conditions, and general economic uncertainty;

•
changes in political, economic, social or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including the effect of any pandemic or epidemic;

•	United States trade policy developments, tariffs and other trade restrictions;

•
uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, the war between Russia and Ukraine and conflict in the Middle East;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	the impact of increased competition;

•	our contractual arrangements and relationships with third parties, including our ability to enter into transactions involving derivatives and contracting with certain investors;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our current and prospective portfolio companies to achieve their objectives;

•	the relative and absolute performance of the Investment Adviser of the Company;

•	the use of borrowed money to finance a portion of our investments;

•	our ability to make distributions;

•	the adequacy of our cash resources and working capital;

•	changes in interest rates;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the impact of future acquisitions and divestitures;

•	the effect of changes in tax laws and regulations and interpretations thereof;

•	our ability to maintain our status as a BDC;

•	our ability to maintain our status under the Code as a RIC and our qualification for tax treatment as a RIC;

•	actual and potential conflicts of interest with the Investment Adviser and its affiliates;

•	general price and volume fluctuations in the stock market;

•	the ability of the Investment Adviser to attract and retain highly talented professionals;

•	the impact on our business from new or amended legislation or regulations;

•	the availability of credit and/or our ability to access the equity and capital markets;

•	currency fluctuations, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•	the impact of changing inflation and interest rates and the risk of recession on our portfolio companies;

•	the effect of global climate change on our portfolio companies;

•	purchases of our common stock pursuant to any 10b5-1 plan or otherwise may result in the price of our common stock being higher than the price that otherwise might exist in the open market;

•	purchases of our common stock by us under any 10b5-1 plan or otherwise may result in dilution to our NAV per share;

•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; and

•	the increased public scrutiny of and regulation related to corporate social responsibility.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the ownership and disposition of the Notes. This summary applies only to beneficial owners of the Notes that acquire the Notes for cash in this offering for a price equal to the “issue price” of the Notes (i.e., the first price at which a substantial amount of the Notes is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the Notes as capital assets (generally, assets held for investment). The discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, the regulations of the U.S. Department of Treasury promulgated thereunder (the “Treasury regulations”) the legislative history of the Code, current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings), and judicial decisions, each as of the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. GS BDC has not sought, and will not seek, any ruling from the IRS with respect to any of the matters discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax considerations discussed below.
You should note that this summary is necessarily general and does not purport to be a complete description of all the tax aspects affecting the beneficial owners of the Notes. For example, this summary does not describe all of the U.S. federal income tax consequences and other considerations that may be relevant to certain types of beneficial owners of the Notes subject to special treatment under the U.S. federal income tax laws, including persons subject to the alternative minimum tax, tax-exempt
organizations, insurance companies, partnerships or other pass-through entities and their owners,
Non-U.S.
holders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons holding the Notes in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market
method of accounting for securities holdings, pension plans, trusts, and financial institutions. This summary does not discuss any aspects of U.S. estate or gift taxation, U.S. state or local taxation or
non-U.S.
taxation.
U.S. holders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. U.S. holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisers regarding the potential applicability of this rule to their particular situation. The remainder of this summary does not address the application of the foregoing rule.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
For purposes of this discussion, a
“Non-U.S.
holder” is a beneficial owner of a Note that is not a U.S. holder and not a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership holding the Notes, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the ownership and disposition of the Notes.
Tax matters are very complicated and the tax consequences to each beneficial owner of the ownership and disposition of shares of the Notes will depend on the facts of his, her or its particular situation. Each beneficial owner should consult its own tax adviser regarding the specific tax consequences of the ownership and disposition of shares of the Notes to such beneficial owner, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and
non-U.S.
tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.
Taxation of U.S. Holders of the Notes
The following discussion only applies to U.S. holders of the Notes. Prospective holders of the Notes that are not U.S. holders should refer to “—Taxation of
Non-U.S.
Holders of the Notes” below.
Payments of Stated Interest
Stated interest on the Notes will be included in a U.S. holder’s gross income and taxed as ordinary interest income at the time such interest is accrued or received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition
A U.S. holder will generally recognize taxable gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition (each a “disposition”) of a Note equal to the difference between the amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on such Note, which will be taxed as interest income to the extent not previously so taxed) and the U.S. holder’s tax basis in the Note. A U.S. holder’s tax basis in a Note generally will be equal to the amount paid by the U.S. holder for the Note. Any gain or loss recognized on a taxable disposition of the Note will generally constitute capital gain or loss. A non-corporate
U.S. holder whose holding period for the Note exceeds one year at the time of disposition generally will be eligible for reduced rates of taxation on such gain. The ability to deduct capital losses is limited.
Information Reporting and Backup Withholding
Information returns will generally be filed with the IRS in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes. The relevant withholding agent may be required to withhold U.S. federal income tax (“backup withholding”), at a current rate of 24%, from any such payments to a U.S. holder of the Notes, unless the U.S. holder provides its correct taxpayer identification number and complies with the requirements of the backup withholding rules or establishes for an exemption from backup withholding. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the U.S. holder’s U.S. federal income tax liability (which may entitle the U.S. holder to a refund if the amount withheld exceeds such tax liability), provided that proper information is timely furnished to the IRS.

Medicare Tax on Net Investment Income
A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for a taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for such taxable year over a certain threshold, which for individuals is generally $200,000 ($250,000 in the case of joint filers and $125,000 in the case of married individuals filing separately). For these purposes, “net investment income” will generally include interest paid with respect to the Notes and net gain attributable to the disposition of the Notes (in each case, unless such Notes are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such interest or net gain.
Taxation of
Non-U.S.
Holders of the Notes
The following discussion only applies to
Non-U.S.
holders of the Notes. Prospective holders of the Notes that are U.S. holders should refer to “—Taxation of U.S. Holders of the Notes” above.
U.S. Federal Withholding Tax
Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” U.S. federal withholding tax generally will not apply to payments of stated interest on the Notes, under the “portfolio interest” exception of the Code, provided that:

•	stated interest paid on the Notes is not effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States;

•
the
Non-U.S.
holder does not actually or constructively own 10% or more of the total combined voting power of all classes of GS BDC’s stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury regulations thereunder;

•
the
Non-U.S.
holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to GS BDC (actually or constructively) through sufficient stock ownership (as provided in the Code);

•	the Non-U.S. holder is not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code; and

•
the
Non-U.S.
holder provides its name and address, and certifies, under penalties of perjury, to the applicable withholding agent that it is not a “United States person” within the meaning of the Code (which certification may be made on an IRS
W-8BEN
or
W-8BEN-E
(or other applicable form)) or (b) the
Non-U.S.
holder holds the Notes through certain foreign intermediaries or certain foreign partnerships, and satisfies the certification requirements of applicable Treasury regulations.

If a
Non-U.S.
holder cannot satisfy the requirements described above, payments of stated interest made to the
Non-U.S.
holder will be subject to a 30% U.S. federal withholding tax, unless the
Non-U.S.
holder provides the applicable withholding agent with a properly executed (1) IRS Form
W-8BEN
or
W-8BEN-E
(or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty between the United States and its country of residence or (2) IRS Form
W-8ECI
(or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the
Non-U.S.
holder’s conduct of a trade or business in the United States (in which case the
Non-U.S.
holder will be subject to U.S. federal income tax in respect of interest income on the Notes in the same manner as a U.S. holder). For a corporate
Non-U.S.
holder, any effectively connected interest income may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Any gain recognized by a
Non-U.S.
holder upon a disposition of a Note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act.
U.S. Federal Income Tax
Except for the possible application of U.S. federal withholding tax discussed above, and subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, a
Non-U.S.
holder generally will not be subject to U.S. federal income tax on payments of principal of and stated interest on the Notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the sale, exchange or other disposition of a Note, unless:

•
in the case of stated interest payments or disposition proceeds representing accrued stated interest, the
Non-U.S.
holder cannot satisfy the requirements of the “portfolio interest” exception described above (and the
Non-U.S.
holder’s U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•
any stated interest or gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•
in the case of gain, the
Non-U.S.
holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition (but is not considered a resident of the United States under specific rules) and certain other conditions are met.

A
Non-U.S.
holder described in the second bullet point above will be subject to U.S. federal income tax on the interest or the net gain derived from the sale or other disposition in the same manner as a U.S. holder. If a
Non-U.S.
holder is eligible for the benefits of an applicable income tax treaty between the United States and its country of residence, any such interest or gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such interest or gain is attributable to a permanent establishment maintained by the
Non-U.S.
holder in the United States. To claim the benefit of a treaty, a
Non-U.S.
holder must properly submit an IRS Form
W-8BEN
or
W-8BEN-E
(or suitable successor or substitute form). For a corporate
Non-U.S.
holder, any effectively connected gain may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). A
Non-U.S.
holder described in the third bullet point above will be subject to a flat 30% (or a lower rate if provided for by an applicable income tax treaty) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses, even though the
Non-U.S.
holder is not considered a resident of the United States.
Information Reporting and Backup Withholding
Generally, payors must report to the IRS and to
Non-U.S.
holders the amount of interest paid to the
Non-U.S.
holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable tax treaty or agreement.
In general, a
Non-U.S.
holder will not be subject to backup withholding with respect to payments of interest if the
Non-U.S.
holder has provided the statement described above in the fifth bullet point under “—Taxation of
Non-U.S.
Holders of the Notes—U.S. Federal Withholding Tax.” A
Non-U.S.
holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of Notes within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the
Non-U.S.
holder otherwise establishes an exemption. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the
Non-U.S.
holder’s U.S. federal income tax liability (which may entitle the
Non-U.S.
holder to a refund if the amount withheld exceeds such tax liability), provided that proper information is timely provided to the IRS.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest (including interest paid on the Notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including a disposition of the Notes). Proposed Treasury regulations that may be relied upon pending finalization provide that FATCA withholding on gross proceeds will be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owners or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. holder or a
Non-U.S.
holder holds its Notes will affect the determination of whether such withholding is required. GS BDC will not pay any additional amounts to U.S. holders or
Non-U.S.
holders in respect of any amounts withheld under FATCA. U.S. holders that own their interests in a Note through a foreign entity or intermediary, and
Non-U.S.
holders, are encouraged to consult their tax advisors regarding FATCA.

DESCRIPTION OF THE NOTES
GS BDC will issue the Notes under that certain base indenture, dated as of February 10, 2020 (the “base indenture”), as supplemented by a fourth supplemental indenture (the “supplemental indenture”) to be dated as of the settlement date for the offering of the Notes.
As used in this section, all references to the indenture mean the base indenture as supplemented by the supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. GS BDC urges you to read these documents because they, and not this description, define your rights as a holder of the Notes.
For purposes of this description, references to “GS BDC” and the “Company” refer only to Goldman Sachs BDC, Inc., and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to GS BDC’s consolidated subsidiaries and exclude any investments held by GS BDC in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of GS BDC and its subsidiaries.
General
The Notes:

•	will be GS BDC’s direct, general unsecured, senior obligations;

•	will initially be issued in an aggregate principal amount of $400.0 million;

•	will mature on September 9, 2030, unless earlier redeemed or repurchased, as discussed below;

•	will bear interest from September 9, 2025 at an annual rate of 5.650% payable semi-annually on March 9 and September 9 of each year, beginning on March 9, 2026;

•	will be subject to redemption at GS BDC’s option as described under “—Optional Redemption”;

•
will be subject to repurchase by GS BDC at the option of the holders following a Change of Control Repurchase Event (as defined below under “—Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”
The indenture does not limit the amount of debt that may be issued by GS BDC or its subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict GS BDC from paying dividends or issuing or repurchasing its other securities. Other than restrictions described under “—Offer to Repurchase Upon a Change of Control Repurchase Event” and “—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving GS BDC or in the event of a decline in GS BDC’s credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving GS BDC that could adversely affect such holders. GS BDC may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except that the first payment date and the date from which interest may accrue may be different) in an unlimited aggregate principal amount; provided that such additional Notes must be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes if represented by the same CUSIP number as the Notes offered hereby.

GS BDC does not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
GS BDC will pay the principal of, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the paying agent, which initially shall be the trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, in the case of notes that are not in global form, at GS BDC’s option, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.
A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. A holder may be required, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by GS BDC, the trustee or the registrar for any registration of transfer or exchange of Notes, but GS BDC may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The transferor shall provide to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
The registered holder of the Notes will be treated as its owner for all purposes.
Interest
The Notes will bear cash interest at a rate of 5.650% per year until maturity. Interest on the Notes will accrue from September 9, 2025 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on March 9 and September 9 of each year, beginning on March 9, 2026.
Interest will be paid to the person in whose name the Notes are registered at 5:00 p.m. New York City time (the “close of business”) on February 22 and August 22 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a
360-day
year composed of twelve
30-day
months.
If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of the Notes falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any of the Notes, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to close.
Ranking
The Notes will be GS BDC’s direct, general unsecured obligations that will rank:

•	senior in right of payment to all of GS BDC’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

•
pari passu, or equal, in right of payment with all of GS BDC’s existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, its 2.875% Notes due 2026 (the “2026 Notes”) and its 6.375% Notes due 2027 (the “2027 Notes”), of which $500.0 million in aggregate principal amount and $400.0 million in aggregate principal amount, respectively, was outstanding as of June 30, 2025;

•
effectively subordinated, or junior, to any of GS BDC’s secured indebtedness or other obligations (including unsecured indebtedness that it later secures) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under its senior secured revolving credit agreement (as amended, the “Revolving Credit Facility”), of which $903.1 million was outstanding as of June 30, 2025; and

•	structurally subordinated, or junior, to all future indebtedness and other obligations (including trade payables) incurred by GS BDC’s subsidiaries.
As of June 30, 2025, GS BDC’s total indebtedness was approximately $1,803.1 million aggregate principal amount outstanding, of which approximately $903.1 million was secured by a first priority security interest in substantially all of GS BDC’s portfolio of investments and cash, with certain exceptions, and therefore, effectively senior to the Notes to the extent of the value of the assets securing such indebtedness. After giving effect to the issuance of the Notes and the use of proceeds therefrom, GS BDC’s total indebtedness would have been approximately $1,808.2 million aggregate principal amount outstanding as of June 30, 2025. See “Capitalization.”
In the event of GS BDC’s bankruptcy, liquidation, reorganization or other winding up, its assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. GS BDC advises you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
Optional Redemption
Prior to August 9, 2030 (one month prior to the maturity date of the Notes) (the “Notes Par Call Date”), GS BDC may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Notes Par Call Date) on a semi-annual basis (assuming a
360-day
year consisting of twelve
30-day
months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, at any time on or after the Notes Par Call Date, GS BDC may redeem the Notes, in whole or in part, at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by GS BDC in accordance with the following two paragraphs.
The Treasury Rate shall be determined by GS BDC after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve

System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, GS BDC shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields, one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life, and shall interpolate to the Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, GS BDC shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the Notes Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Notes Par Call Date, one with a maturity date preceding the Notes Par Call Date and one with a maturity date following the Notes Par Call Date, GS BDC shall select the United States Treasury security with a maturity date preceding the Notes Par Call Date. If there are two or more United States Treasury securities maturing on the Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, GS BDC shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
GS BDC’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair and, so long as the Notes are registered to DTC or its nominee (or another depositary), in accordance with the procedures of the depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless GS BDC defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless GS BDC has exercised its right to redeem the Notes in full, GS BDC will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount thereabove) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at GS BDC’s option, prior to any Change of Control, but after the public announcement of the Change of Control, GS BDC will send a notice to each holder and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. GS BDC will comply with the requirements of Rule
14e-1
under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, GS BDC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, GS BDC will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to GS BDC’s offer;

(2)	deposit with the paying agent by 11:00 am New York City time, an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by GS BDC.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
GS BDC will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by GS BDC and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be GS BDC’s available cash or cash generated from its operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. GS BDC cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. See “—Ranking” above as well as the documents incorporated by reference herein for a general discussion of GS BDC’s indebtedness. Before making any such repurchase of Notes, GS BDC would also have to comply with certain requirements under its Revolving Credit Facility, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders under the Revolving Credit Facility. GS BDC’s future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require GS BDC to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under its existing or future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that GS BDC will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or its other debt. See “Risk Factors—Risks Relating to the Notes—GS BDC may not be able to repurchase the Notes upon a Change of Control Repurchase Event.”
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of GS BDC’s properties or assets and those of its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require GS BDC to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of its assets and the assets of its subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the
60-day
period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform GS BDC in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of GS BDC and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of GS BDC or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules
13d-3
and
13d-5
under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of GS BDC, measured by voting power rather than number of shares; or

(3)	the approval by GS BDC’s stockholders of any plan or proposal relating to the liquidation or dissolution of GS BDC.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of GS BDC, 50% or more of the outstanding equity interests of which are owned by GS BDC and its direct or indirect subsidiaries and of which GS BDC possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor thereto.
“Investment Grade” means a rating of
BBB-or
better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of GS BDC’s control, the equivalent investment grade credit rating from any Rating Agency selected by GS BDC as a replacement Rating Agency).
“Moody’s” means Moody’s Investor Service or any successor thereto.
“Permitted Holders” means (i) GS BDC, (ii) one or more of GS BDC’s Controlled Subsidiaries and (iii) GSAM or any affiliate of GSAM that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.
“Rating Agency” means:

(1)	each of Fitch and Moody’s; and

(2)
if either of Fitch or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of GS BDC’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by GS BDC as a replacement agency for Fitch or Moody’s, or both, as the case may be.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
The following covenants shall apply to the Notes.
Merger, Consolidation or Sale of Assets
The indenture will provide that GS BDC will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into GS BDC), or sell, transfer, lease, convey or otherwise dispose of all or substantially all GS BDC’s property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of GS BDC or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this covenant shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of GS BDC’s property to a wholly owned subsidiary of GS BDC) in any one transaction or series of related transactions unless:

•
GS BDC is the surviving person (the “Surviving Person”) or the Surviving Person (if other than GS BDC) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company or trust organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia;

•
the Surviving Person (if other than GS BDC) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by GS BDC;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and

•
GS BDC shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of GS BDC’s subsidiaries, which property, if held by GS BDC instead of such subsidiaries, would constitute all or substantially all of GS BDC’s property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of GS BDC’s property.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require GS BDC to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the beneficial owners thereof, potentially resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owners. Beneficial owners of the Notes should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants

•
GS BDC agrees that for the period of time during which the Notes are outstanding, it will not violate, whether or not GS BDC is subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to GS BDC by the SEC.

•
If, at any time, GS BDC is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, GS BDC agrees to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, GS BDC’s audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than its fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable. Delivery of such financial statements to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including GS BDC’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on officers’ certificates).

Modification or Waiver
There are three types of changes GS BDC can make to the indenture and the Notes issued thereunder.

Changes Requiring Your Approval
First, there are changes that GS BDC cannot make to your Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on the Notes;

•	reduce any amounts due on the Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the accompanying prospectus or this prospectus supplement) or currency of payment on a debt security;

•	impair your right to sue for payment;

•	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the Notes;

•	reduce the percentage of holders of the Notes whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation GS BDC has to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding Notes in any material respect, including adding additional covenants or events of default. GS BDC also does not need any approval to make any change that affects only Notes to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the Notes would require the following approval:

•	If the change affects only one series of the Notes, it must be approved by the holders of a majority in principal amount of the Notes.

•
If the change affects more than one series of the Notes issued under the same indenture, it must be approved by the holders of a majority in aggregate principal amount of all of the Notes affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive GS BDC’s compliance with some of its covenants in that indenture. However, GS BDC cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting
When taking a vote, GS BDC will use the following rules to decide how much principal to attribute to the Notes:
The Notes will not be considered outstanding, and therefore not eligible to vote, if GS BDC has deposited or set aside in trust money for their payment or redemption. The Notes will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Legal Defeasance.”
GS BDC will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If GS BDC sets a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if GS BDC seeks to change the indenture or the Notes or request a waiver.
Events of Default
Each of the following is an event of default:

(1)	default in the payment of any interest upon any Notes when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date;

(3)
GS BDC’s failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding to GS BDC and the trustee, as applicable, has been received to comply with any of GS BDC’s other agreements contained in the Notes or indenture;

(4)
default by GS BDC or any of its significant subsidiaries, as defined in Article 1, Rule
1-02
of Regulation
S-X
under the Exchange Act (as applicable to business development companies) (but excluding any subsidiary which is (a) a non-recourse
or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with GS BDC for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of GS BDC and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to GS BDC by the trustee or to GS BDC and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)
Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the Investment Company Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100%, giving effect to any amendments to such provisions of the Investment Company Act or to any exemptive relief granted to GS BDC by the SEC; and

(6)	certain events of bankruptcy, insolvency, or reorganization involving GS BDC occur and remain undischarged or unstayed for a period of 90 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to GS BDC (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to GS BDC and the trustee, may rescind and annul such declaration and its consequences if (i) GS BDC has paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

(ii)	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;

(iii)	such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.
The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with this indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) to the holders of Notes not consenting.
The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any of the Notes, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
GS BDC is required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating that to the knowledge of the signers whether GS BDC is in default in the performance of any of the terms, provisions or conditions of the indenture.
Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default actually known to a responsible officer of the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any of the Notes, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Satisfaction and Discharge
GS BDC may satisfy and discharge its obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay all of the outstanding Notes after the Notes have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). Such discharge is subject to terms contained in the indenture.
Defeasance
The Notes will be subject to covenant defeasance and legal defeasance.
Covenant Defeasance
If certain conditions are satisfied, GS BDC can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, GS BDC must do the following:

•
deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (in the case where any part of the deposit consists of United States government or United States government agency notes or bonds), to make interest, principal and any other payments on the Notes on their various due dates.

•
deliver to the trustee a legal opinion of GS BDC’s counsel confirming, subject to customary limitations and exclusions, that, under current U.S. federal income tax law, GS BDC may make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the Notes any differently than if GS BDC did not make the deposit and repaid the Notes at maturity.

•	deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
If GS BDC accomplished covenant defeasance, you can still look to GS BDC for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as GS BDC’s bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal income tax law or GS BDC has received from, or there has been published by, the IRS a ruling, as described below, GS BDC can legally release itself from all payment and other obligations on the Notes (called “defeasance” or “legal defeasance”) if GS BDC puts in place the following other arrangements for you to be repaid:

•
GS BDC must deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (in the case where any part of the deposit consists of United States government or United States government agency notes or bonds), to make interest, principal and any other payments on the Notes on their various due dates.

•
GS BDC must deliver to the trustee a legal opinion of GS BDC’s counsel confirming, subject to customary limitations and exclusions, that there has been a change in current U.S. federal income tax law or an IRS ruling that allows it to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the Notes any differently than if GS BDC did not make the deposit and repaid the Notes at maturity. Under current U.S. federal income tax law, the deposit and GS BDC’s legal release from the Notes would be treated as though GS BDC paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.

•	GS BDC must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
If GS BDC ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to GS BDC for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of GS BDC’s lenders and other creditors if GS BDC ever became bankrupt or insolvent.
Trustee
Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association) is the trustee, security registrar and paying agent. Computershare Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning GS BDC or its affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by GS BDC or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by GS BDC, including but not limited to settlement amounts and any other information.
GS BDC may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Resignation of Trustee
The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of GS BDC, as such, will have any liability for any obligations of GS BDC’s under the indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each holder of the Notes will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the Notes.
Governing Law
The indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. GS BDC expects that under procedures established by DTC:

•	upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. GS BDC provides the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither GS BDC, the trustee nor the underwriters are responsible for those operations or procedures.
DTC has advised GS BDC that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•
will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to receiving notices or the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither GS BDC nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day
funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither GS BDC nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day
funds.
In connection with any proposed transfer outside the book entry only system, there shall be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies GS BDC at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

UNDERWRITING
GS BDC is offering the Notes described in this prospectus supplement through a number of underwriters. BofA Securities, Inc. is acting as representative of the underwriters. GS BDC has entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, GS BDC has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:

Name	Principal Amount of Notes
BofA Securities, Inc.	$59,200,000
HSBC Securities (USA) Inc.	55,200,000
MUFG Securities Americas Inc.	55,200,000
SMBC Nikko Securities America, Inc.	55,200,000
Truist Securities, Inc.	55,200,000
Barclays Capital Inc.	20,000,000
BNP Paribas Securities Corp.	20,000,000
CIBC World Markets Corp.	20,000,000
ING Financial Markets LLC	20,000,000
Morgan Stanley & Co. LLC	20,000,000
Santander US Capital Markets LLC	4,000,000
Goldman Sachs & Co. LLC	—
ICBC Standard Bank Plc	4,000,000
R. Seelaus & Co., LLC	4,000,000
Raymond James & Associates, Inc.	3,000,000
Wells Fargo Securities, LLC	3,000,000
Academy Securities, Inc.	2,000,000

Total	$400,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting
underwriters may be increased or the underwriting agreement may be terminated.
GS BDC has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts
The following table shows the per Note and total underwriting discounts and commissions that GS BDC is to pay to the underwriters in connection with this offering.

	Per Note	Amount
Public offering price	$999.74	$399,896,000
Underwriting discount (sales load)	$9.00	$3,600,000
Proceeds to GS BDC, before expenses	$990.74	$396,296,000
The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain other dealers at the public offering price less a concession not in excess of 0.550% of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.350% of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and other selling terms may be changed. No such change shall change the amount of proceeds to be received by GS BDC as set forth on the cover page of this prospectus supplement.
The expenses of the offering, not including the underwriting discount, are estimated at $1.4 million and are payable by GS BDC.
No Sales of Similar Securities
Subject to certain exceptions, GS BDC has agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by GS BDC or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by GS BDC or file any registration statement under the Securities Act with respect to any of the foregoing through the closing date without first obtaining the written consent of the representative. This consent may be given at any time without public notice.
Listing
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.
GS BDC has been advised by certain of the underwriters that they currently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the aggregate principal amount of Notes to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter
market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Neither GS BDC nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither GS BDC nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, valuation services and other financial and non-financial
activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to GS BDC and to persons and entities with relationships with GS BDC, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to GS BDC’s assets, securities or instruments (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with GS BDC. Certain of the underwriters and their affiliates that have a lending relationship with GS BDC routinely hedge their credit exposure to GS BDC consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in GS BDC’s securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.
GS BDC intends to use the net proceeds of this offering to pay down a portion of the Revolving Credit Facility. Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility. An affiliate of Truist Securities, Inc. serves as administrative agent of the Revolving Credit Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down outstanding indebtedness under the Revolving Credit Facility.
Our investment adviser, GSAM, is under common control with Goldman Sachs & Co. LLC, an underwriter of this offering.
Settlement
GS BDC expects that delivery of the Notes will be made to investors on or about September 9, 2025, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+3”). Under Rule
15c6-1
under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before settlement will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the business day before settlement should consult their own advisor.
Principal Business Address
The principal business address of BofA Securities, Inc. is One Bryant Park, New York, New York 10036.
Other Jurisdictions
Other than in the United States, no action has been taken by GS BDC or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.
Notice to Prospective Investors in Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106
Prospectus Exemptions
or subsection 73.3(1) of the
Securities Act
(Ontario), and that are permitted clients, as defined in National Instrument 31-103
Registration Requirements, Exemptions and Ongoing Registrant Obligations
. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105
Underwriting Conflicts
(“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.
References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Hong Kong
Warning - The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
The Notes are not authorized by the Securities and Futures Commission (“SFC”) in Hong Kong pursuant to the Securities and Futures Ordinance (“SFO”). The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” within the meaning of Part I of Schedule 1 to the SFO and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).
Notice to Prospective Investors in Israel
Capitalized terms that are used in the following paragraphs and are not otherwise defined herein, shall have the meaning ascribed to them under the Regulation of Investment Advice, of Investment Marketing, and of Portfolio Management Law, 1995 (the “Investment Advice Law”).
The Notes are being offered to a limited number of qualified investors that fall within at least one category in each of: (1) the First Schedule of the Israeli Securities Law, 1968 (“Sophisticated Investors”); and (2) the First Schedule of the Investment Advice Law (“Qualified Clients”).
No action has been taken or will be taken in Israel that would permit the public offering of the Notes, or distribution of materials that relate to investment therein to the public in Israel. Neither this prospectus, nor any other document that relates to the Notes, has been approved by the Israel Securities Authority.
It is hereby noted that with respect to Qualified Clients, GS BDC is not obliged to comply with the following requirements of the Investment Advice Law: (1) ensuring the compatibility of service to the needs of client; (2) engaging in a written agreement with the client, the content of which is as described in section 13 of the Investment Advice Law; (3) providing the client with appropriate disclosure regarding all matters that are material to a proposed transaction or to the advice given; (4) a prohibition on preferring certain Securities or other Financial Assets; (5) providing disclosure about “extraordinary risks” entailed in a transaction (and obtaining the client’s approval of such transactions, if applicable); (6) a prohibition on making Portfolio Management fees conditional upon profits or number of transactions; (7) maintaining records of advisory/ discretionary actions.
By receiving this prospectus you hereby declare that you are a Sophisticated Investor and a Qualified Client, that you are aware of the implications of being considered a Sophisticated Investor and a Qualified Client (including the implications mentioned in the above paragraph), and consent thereto. Any Investor which is either: (1) not a Sophisticated Investor; or (2) not a Qualified Client — must immediately return this prospectus to GS BDC. This prospectus is for the use of the named addressee only and should not be given, forwarded or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof).
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a ‘prospectus’ with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures, and securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person arising from an offer referred to pursuant to Section 275(1A), or Section 276(4)(i)(B) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is or will be given for the transfer, (c) by operation of law, or (d) as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for Goldman Sachs BDC, Inc. by Fried, Frank, Harris, Shriver & Jacobson LLP. In addition, Dechert LLP serves as counsel to Goldman Sachs BDC, Inc. and to the independent directors. Certain legal matters in connection with the offering will be passed upon for the underwriters by Ropes & Gray LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the annual report on Form
10-K
for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement and the accompanying prospectus from the date we file such document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form
8-K
or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference into this prospectus supplement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively;

•	our current reports on Form 8-K, filed with the SEC on February 11, 2025, May 30, 2025, May 30, 2025, June 5, 2025, June 26, 2025 and July 21, 2025; and

•
the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2025.

To obtain a copy of these filings, see “Available Information” in the accompanying prospectus, or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
Goldman Sachs BDC, Inc.
71 South Wacker Drive
Chicago, Illinois 60606
(312)
655-4419
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of this prospectus supplement, the accompanying prospectus or those documents.

PROSPECTUS

GOLDMAN SACHS BDC, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

We are an externally managed specialty finance company that is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We are focused on lending to “middle market companies,” a term we generally use to refer to companies with between $5 million and $200 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) excluding certain onetime, and non-recurring items that are outside the operations of these companies. Our investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

We are managed by our investment adviser, Goldman Sachs Asset Management, L.P., a Delaware limited partnership (“GSAM” or our “Investment Adviser”), an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group Inc.”). GS Group Inc., together with Goldman Sachs & Co. LLC (including its predecessors, “GS & Co.”), GSAM and its other subsidiaries and affiliates, are collectively referred to herein as “Goldman Sachs.”

We may offer, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, warrants, debt securities or subscription rights representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities.” The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “GSBD.” On September 28, 2023, the last reported sales price of our common stock on the New York Stock Exchange was $14.54 per share, and the net asset value (“NAV”) per share of our common stock on June 30, 2023 (the last date prior to the date of this prospectus on which we determined our NAV per share) was $14.59.

This prospectus describes some of the general terms that may apply to an offering of our securities that a prospective investor ought to know before investing. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read and retain for future reference this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”), which we incorporate by reference herein. See “Incorporation by Reference.” You may obtain this information or make stockholder inquiries by written or oral request and free of charge by contacting us at 200 West Street, New York, NY 10282, on our website at http://www.goldmansachsbdc.com, or by calling us collect at (212) 902-0300. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.

Shares of closed-end investment companies, including BDCs, that are listed on an exchange frequently trade at a discount to their NAV per share. If our shares trade at a discount to our NAV, it may increase the risk of loss for purchasers in any offering. Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. Before buying any securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” in this prospectus, “Item 1A. Risk Factors” in our recent annual report on Form 10-K, “Part II—Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q, as well as in any of our subsequent SEC filings, for more information.

The securities in which we invest are generally not rated by any rating agency, and if they were rated, they would be rated below investment grade (rated lower than “Baa3” by Moody’s Investors Service and lower than “BBB-” by Fitch Ratings or Standard & Poor’s Ratings Services). These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 29, 2023

You should rely only on the information contained in this prospectus, any applicable prospectus supplements, and the documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different information or to make any representations not contained in this prospectus, any applicable prospectus supplements, and the documents incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplements, and the documents incorporated by reference herein or therein, is accurate only as of the dates on their respective covers. Our business, financial condition, results of operations, cash flows and prospects may have changed since such dates.

TRADEMARKS

This prospectus, any applicable prospectus supplements, and the documents incorporated by reference herein or therein, contains trademarks and service marks owned by Goldman Sachs. This prospectus, any applicable prospectus supplements, and the documents incorporated by reference herein or therein, may also contain trademarks and service marks owned by third parties.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer, from time to time, in one or more offerings or series, an indefinite amount of our common stock, preferred stock, warrants, debt securities or subscription rights representing rights to purchase shares of our common stock, preferred stock or debt securities on the terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation By Reference,” “Prospectus Summary” and “Risk Factors” before making an investment decision.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should review the more detailed information contained in this prospectus, together with any applicable prospectus supplements or free writing prospectuses, especially the information set forth under the heading “Risk Factors” in this prospectus, “Item 1A. Risk Factors” in our most recent annual report on Form 10-K, “Part II—Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings, and the information set forth under the caption “Available Information” in this prospectus.

Unless indicated otherwise in this prospectus or the context requires otherwise, the terms “Company,” “we,” “us,” “our,” or “GS BDC” refer to Goldman Sachs BDC, Inc. or to Goldman Sachs BDC, Inc. and its consolidated subsidiaries, as the context may require. Goldman Sachs advises clients in many markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own accounts and for the accounts of clients and of its personnel, through client accounts and the relationships and products it sponsors, manages and advises (such Goldman Sachs or other client accounts (including us, Goldman Sachs Private Middle Market Credit LLC, Goldman Sachs Private Middle Market Credit II LLC, Goldman Sachs Middle Market Lending Corp. II, Phillip Street Middle Market Lending Fund LLC, and Goldman Sachs Private Credit Corp.), relationships and products, collectively, the “Accounts”).

Goldman Sachs BDC, Inc.

We are a specialty finance company focused on lending to middle-market companies. We are a closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, we have elected to be treated, under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as a regulated investment company (“RIC”), and we expect to qualify annually for tax treatment as a RIC, commencing with our taxable year ended December 31, 2013. From our formation in 2012 through June 30, 2023, we originated more than $7.00 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits and repayments. We seek to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last-out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

“Unitranche” loans are first lien loans that may extend deeper in a borrower’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, we may find another lender to provide the “first-out” portion of a unitranche loan while we retain the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to the payment of principal, interest and any other amounts due thereunder as compared to the “last-out” portion that we would continue to hold. In exchange for taking greater risk of loss, the “last-out” portion generally earns a higher interest rate than the “first-out” portion of the loan. We use the term “mezzanine” to refer to debt that ranks senior in right of payment only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. We may make multiple investments in the same portfolio company.

We may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as us) to accelerate indebtedness or negotiate terms and pricing. In the event of default, covenant-lite loans may recover less value than traditional loans as the lender may not have the opportunity to negotiate with the borrower prior to such default.

We invest primarily in U.S. middle-market companies, which we believe are underserved by traditional providers of capital such as banks and the public debt markets. In describing our business, we generally use the term “middle market companies” to refer to companies with between $5 million and $200 million of EBITDA excluding certain one-time, and non-recurring items that are outside the operations of these companies. However, we may from time to time invest in larger or smaller companies. We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we may generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. Fees received from portfolio companies (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) are paid to us, unless, to the extent required by applicable law or exemptive relief therefrom, we only receive our allocable portion of such fees when invested in the same portfolio company as another Account. The companies in which we invest use our capital for a variety of purposes, including to support organic growth, fund acquisitions, make capital investments or refinance indebtedness.

Investment Strategy

Our origination strategy focuses on leading the negotiation and structuring of the loans or securities in which we invest and holding the investments in our portfolio to maturity. We may be the sole investor in the loan or security in our portfolio. Where there are multiple investors, we generally seek to obtain significant influence over the rights of investors in the loan or security. We generally seek to make investments that have maturities between three and ten years and range in size between $10 million and $75 million, although we may make larger or smaller investments on occasion.

Corporate Structure

We were formed as a private fund in September 2012 and commenced operations in November 2012, using seed capital contributions we received from GS Group Inc. In March 2013, we elected to be treated as a BDC. We have elected to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC, commencing with our taxable year ended December 31, 2013. On March 18, 2015, our common stock began trading on the New York Stock Exchange (“NYSE”) under the symbol “GSBD.” As of June 30, 2023, GS Group Inc. owned 5.9% of our common stock.

Our Investment Adviser

GSAM serves as our Investment Adviser and has been registered as an investment adviser with the SEC since 1990. Subject to the supervision of our board of directors (the “Board of Directors” or the “Board”), a majority of which is made up of independent directors (including an independent Chairman), GSAM manages our day-to-day operations and provides us with investment advisory and management services and certain administrative services. GSAM is a subsidiary of GS Group Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GS Group Inc. is the general partner and owner of GSAM.

The Goldman Sachs Asset Management Private Credit Team

The Goldman Sachs Asset Management Private Credit Team is dedicated to the direct origination investment strategy of the Company and other Accounts that share a similar investment strategy with us. Goldman Sachs Asset Management Private Credit Team is comprised of approximately 165 investment professionals across 10 cities and 4 continents as of June 30, 2023. Within the Goldman Sachs Asset Management Private Credit Team, approximately 79 private credit investment professionals across 5 offices in the Americas led by Alex Chi and David Miller, our Co-CEOs and Co-Presidents, oversee and lead our day-to-day portfolio management. The Goldman Sachs Asset Management Private Credit Team is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, and negotiating, structuring, monitoring, and servicing our investments. In addition, the Investment Adviser and Goldman Sachs have risk management, legal, accounting, tax, information technology and compliance personnel, among other personnel, who provide services to us. We benefit from the expertise provided by these personnel in our operations.

The Goldman Sachs Asset Management Private Credit Team utilizes a bottom-up, fundamental research approach to lending. The managing directors of this team had an average industry experience of over 19 years coupled with an average tenure at Goldman Sachs of over 12 years as of June 30, 2023.

Investment Committee

All investment decisions are made by the investment committee of the Goldman Sachs Asset Management Private Credit Team that focuses on regulated fund investments (the “BDC Investment Committee”). The BDC Investment Committee currently consists of the following members: Justin Betzen, Alex Chi, David Miller, James Reynolds, Kevin Sterling and Greg Watts, along with members from Goldman Sachs’s Compliance, Legal, Tax and Controllers groups. The BDC Investment Committee is responsible for approving all of our investments. The BDC Investment Committee also monitors investments in our portfolio and approves all asset dispositions. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the BDC Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The size, membership, authority and voting rights of members of the BDC Investment Committee are subject to change from time to time without prior notice.

The purpose of our BDC Investment Committee is to evaluate and approve, as deemed appropriate, all investments by our Investment Adviser. Our BDC Investment Committee process is intended to bring the diverse experience and perspectives of our BDC Investment Committee’s members to the analysis and consideration of every investment. Our BDC Investment Committee also serves to provide investment consistency and adherence to our Investment Adviser’s investment philosophies and policies. Our BDC Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.

Allocation of Investment Opportunities

Our investment objectives and investment strategies are similar to those of other Accounts, and an investment opportunity appropriate for us may also be appropriate for such other Accounts (which may include proprietary accounts of Goldman Sachs). This creates potential conflicts in allocating investment opportunities among us and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by us and such other Accounts are not permitted under applicable law. For a further explanation of the allocation of opportunities and other conflicts and the risks related thereto, please see “Item 1. Business—Allocation of Investment Opportunities” and “Item 1A. Risk Factors—Our Business and Structure—Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns” in our most recent annual report on Form 10-K.

Market Opportunity

The Goldman Sachs Asset Management Private Credit Team believes there is an attractive investment opportunity to invest in U.S. middle-market companies. According to the National Center for the Middle Market

and the CIA World Factbook, the U.S. middle market is composed of approximately 200,000 companies that represent approximately 33% of the private sector gross domestic product, employing approximately 48 million people.1 The Goldman Sachs Asset Management Private Credit Team believes that there is an attractive investment environment for BDCs to provide loans to U.S. middle market companies. For a further discussion of the market opportunities associated with the Company’s focus on middle market companies, see “Item 1. Business—Market Opportunity” in our most recent annual report on Form 10-K.

Competitive Advantages

GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base, including companies and high-net-worth individuals, among others. The firm is headquartered in New York, and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs, with approximately $2.7 trillion in firmwide assets under supervision as of June 30, 2023, provides investment management services to a diverse set of clients worldwide, including private institutions, public entities and individuals. For a detailed discussion of the Company’s competitive advantages, see “Item 1. Business—Competitive Advantages” in our most recent annual report on Form 10-K and subsequent filings with the SEC.

Operating and Regulatory Structure

We have elected to be treated as a BDC under the Investment Company Act. As a BDC, we are generally prohibited from acquiring assets other than qualifying assets unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the Investment Company Act, “eligible portfolio companies” include (i) private U.S. operating companies, (ii) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the NYSE) or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets are not listed on a national securities exchange and therefore are eligible portfolio companies. See “Item 1. Business—Regulation—Qualifying Assets” in our most recent annual report on Form 10-K.

We have elected to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC, commencing with our taxable year ended December 31, 2013. As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if we meet certain source of income, distribution and asset diversification requirements. We intend to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and we may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. In addition, the distributions we pay to our stockholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. See “Price Range of Common Stock and Distributions.”

[1]

As of year-end December 2022, according to the National Center for the Middle Market, which defined middle market as companies with annual revenue of $10 million—$1 billion. See http://www.middlemarketcenter.org (relying on data from the CIA World Factbook, available at https://www.cia.gov/the-world-factbook/). These websites are not incorporated by reference into this prospectus and you should not consider information contained on these websites to be part of this prospectus or any other report we file with the SEC.

Use of Leverage

Our senior secured revolving credit agreement (as amended, the “Revolving Credit Facility”) with Truist Bank, as administrative agent, and Bank of America, N.A., as syndication agent, our 3.75% Notes due 2025 (the “2025 Notes”), and our 2.875% Notes due 2026 (the “2026 Notes”) allow us to borrow money and lever our investment portfolio, subject to the limitations of the Investment Company Act, with the objective of increasing our yield. This is known as “leverage” and could increase or decrease returns to our stockholders. The use of leverage involves significant risks. We are permitted to borrow amounts such that our asset coverage ratio, as defined in the Investment Company Act, is at least 150% after such borrowing (if certain requirements are met). As of June 30, 2023 and December 31, 2022, our asset coverage ratio based on the aggregate amount outstanding of our senior securities was 181% and 174%, respectively. We may also refinance or repay any of our indebtedness at any time based on our financial condition and market conditions.

Certain trading practices and investments, such as reverse repurchase agreements, may be considered borrowings or involve leverage and thus may be subject to Investment Company Act restrictions. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered borrowings for these purposes. Practices and investments that may involve leverage but are not considered borrowings are not subject to the Investment Company Act’s asset coverage requirement. The amount of leverage that we employ will depend on the assessment by our Investment Adviser and our Board of Directors of market conditions and other factors at the time of any proposed borrowing.

Recent Developments

On September 7, 2023, David Pessah notified us of his intention to resign as our Chief Financial Officer, Treasurer and principal accounting officer to pursue a new professional opportunity. Effective November 10, 2023, Mr. Pessah will cease serving as our Chief Financial Officer, Treasurer and principal accounting officer. Mr. Pessah’s resignation was not the result of any disagreement with us. On September 25, 2023, the Board appointed Stanley Matuszewski as our Chief Financial Officer and Treasurer and John Lanza as our principal accounting officer, each effective November 10, 2023. To assist in an orderly transition, Mr. Pessah will continue to serve in his current role during the transition period, until Mr. Matuszewski and Mr. Lanza each assume their respective roles on November 10, 2023.

Summary Risk Factors

Investing in us involves a high degree of risk and you could lose all or part of your investment. The following is a summary of the principal risks you should carefully consider before investing in our securities. See “Risk Factors” beginning on page 11 and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference herein for a more detailed discussion of the principal risks as well as certain other risks you should carefully consider before deciding to invest in our securities.

•

The capital markets are currently in a period of economic uncertainty. Such market conditions have materially and adversely affected debt and equity capital markets, which have had, and may continue to have, a negative impact on our business and operations.

•	Political, social and economic uncertainty, including uncertainty related to the COVID-19 pandemic and Russia’s military invasion of Ukraine, create and exacerbate risks.

•	Terrorist attacks, acts of war, global health emergencies or natural disasters may impact the businesses in which we invest and harm our business, operating results and financial condition.

•	Our business and the businesses of our portfolio companies are dependent on bank relationships and recent concerns associated with the banking system may adversely impact us.

•

Our operation as a BDC imposes numerous constraints on us and significantly reduces our operating flexibility. If we fail to maintain our status as a BDC, we might be regulated as a registered closed-end investment company, which would subject us to additional regulatory restrictions.

•	We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to maintain our qualification for tax treatment as a RIC.

•

Regulations governing our operations as a BDC affect our ability to, and the way in which we, raise additional capital. These constraints may hinder our Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

•	Our ability to enter into transactions with our affiliates is restricted.

•	Our activities may be limited as a result of potentially being deemed to be controlled by GS Group Inc., a bank holding company.

•

Commodity Futures Trading Commission rules may have a negative impact on us and our Investment Adviser. Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

•	Certain investors are limited in their ability to make significant investments in us.

•	We depend upon management personnel of our Investment Adviser for our future success.

•	We operate in a highly competitive market for investment opportunities.

•	Failures in information systems and cyber incidents may have adverse impacts on us and/or our portfolio companies.

•	Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.

•	Our Investment Adviser, its principals, investment professionals and employees and the members of its BDC Investment Committee may have certain conflicts of interest.

•	Goldman Sachs’s financial and other interests may incentivize our Investment Adviser to favor other Accounts.

•	Our financial condition and results of operations depend on our Investment Adviser’s ability to manage our future growth effectively.

•	Our ability to grow depends on our access to adequate capital.

•	We borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

•	The incentive fee (the “Incentive Fee”) based on income takes into account our past performance, and we may be obligated to pay the Investment Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio. The conflicts of interest faced by the Investment Adviser caused by compensation arrangements with us could result in actions that are not in the best interests of our stockholders. Potential conflicts of interest with other businesses of Goldman Sachs could have a negative impact on our investment returns.

•	Goldman Sachs has influence, and may continue to exert influence, over our management and affairs and over most votes requiring stockholder approval.

•	Our Board of Directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

•	We may experience fluctuations in our quarterly results.

•	Our investments are very risky and highly speculative.

•	Investing in middle market companies involves a number of significant risks.

•	We have exposure to credit risk and other risks related to credit investments.

•	Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

•	We are exposed to risks associated with changes in interest rates, including the current rising interest rate environment.

•

Many of our portfolio securities do not have a readily available market price, and we value these securities at fair value as determined in good faith in accordance with the Investment Company Act, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the investment.

•	The lack of liquidity in our investments may adversely affect our business.

•

Our portfolio may be focused in a limited number of portfolio companies, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	We may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

•	Our failure or inability to make follow-on investments in our portfolio companies could impair the value of our portfolio.

•	Our portfolio companies may prepay loans, which may reduce stated yields in the future if the capital returned cannot be invested in transactions with equal or greater expected yields.

•	By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

•	Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would affect our results of operations.

•	Economic recessions or downturns could impair our portfolio companies and harm our operating results.

•	Our portfolio companies may be highly leveraged.

•	Investing in our securities involves an above-average degree of risk.

•	The market price of our securities may fluctuate significantly.

•	Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset value (“NAV”) per share.

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Certain provisions of our certificate of incorporation and bylaws and the Delaware General Corporation Law (“DGCL”), as well as other aspects of our structure, including the substantial ownership interest of GS Group Inc., could deter takeover attempts and have an adverse impact on the price of our common stock.

•	Our stockholders will experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan (the “DRIP”).

•	Our stockholders that do not opt out of our DRIP should generally expect to have current tax liabilities without receiving cash to pay such liabilities.

•	Investors may face various tax risks and consequences as a result of their investment in us.

•	Purchases of our common stock pursuant to the 10b5-1 Plan or otherwise may result in the price of our common stock being higher than the price that otherwise might exist in the open market.

•	Purchases of our common stock by us under the 10b5-1 Plan or otherwise may result in dilution to our NAV per share.

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To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

•	Our credit ratings may not reflect all risks of an investment in our debt securities.

•	Holders of any preferred stock we might issue would have the right to elect members of the Board of Directors and class voting rights on certain matters.

Corporate Information

Our principal executive offices are located at 200 West Street, New York, New York 10282 and our telephone number is (312) 655-4419. We maintain a website located at www.goldmansachsbdc.com. Information on our website is not incorporated into or a part of this prospectus.

FEES AND EXPENSES

The following table is intended to assist you in understanding the fees and expenses that an investor in our common stock will bear, directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, the holders of our common stock will indirectly bear such fees or expenses.

Stockholder transaction expenses (as a percentage of offering price):
Sales load (as a percentage of offering price)	None (1)
Offering expenses (as a percentage of offering price)	None (2)
Dividend reinvestment plan expenses	None (3)

Total stockholder transaction expenses (as a percentage of offering price)	None

Estimated annual expenses (as a percentage of net assets attributable to common stock):(4)
Base management fees (5)	2.30%
Incentive fees (6)	3.62%
Interest payments on borrowed funds (7)	6.55%
Other expenses (8)	1.30%

Total annual expenses	13.77%

(1)

In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission).

(2)	The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)

The expenses of the DRIP are included in “Other expenses” in the table above. The administrator’s fees will be paid by us. There will be no brokerage charges or other charges to stockholders who participate in the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.12 per share brokerage commission from the proceeds. See “Dividend Reinvestment Plan.”

(4)	“Net assets attributable to common stock” equals average net assets as of June 30, 2023. Annual expenses are calculated after giving effect to any expense reimbursement or waiver.
(5)

Our management fee (the “Management Fee”) is calculated at (i) an annual rate of 1.00% (0.25% per quarter), of the average value of our gross assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters. See “Item 1. Business—Management Agreements—Investment Management Agreement” in our most recent annual report on Form 10-K and subsequent filings with the SEC. The Management Fee referenced in the table above is annualized and based on actual gross amounts incurred during the six months ended June 30, 2023.

(6)

The Incentive Fee payable to our Investment Adviser is based on our performance. It consists of two components, one based on income and the other based on capital gains, that are determined independent of each other, with the result that one component may be payable even if the other is not. For more detailed information about the Incentive Fee, see “Item 1. Business—Management Agreements—Investment Management Agreement” in our most recent annual report on Form 10-K and subsequent filings with the SEC. The Incentive Fee referenced in the table above is based on actual net amounts incurred during the six months ended June 30, 2023, annualized for a full year.

(7)

Interest payments on borrowed funds represents our interest expenses paid in connection with our outstanding loans as estimated by annualizing our actual interest and credit facility expenses incurred for the six months ended June 30, 2023. Our outstanding indebtedness consists of the $360.00 million aggregate principal amount of our 2025 Notes, the $500.00 million of our 2026 Notes, and the Revolving Credit Facility. For the six months ended June 30, 2023, the Revolving Credit Facility bore a weighted average interest rate of 6.69%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the Investment Company Act.

(8)

“Other expenses” includes overhead expenses, including payments under the administration agreement with our administrator (the “Administration Agreement”), and is based on actual amounts incurred during the six months ended June 30, 2023, annualized for a full year. See “Item 1. Business—Administration Agreement” in our most recent annual report on Form 10-K.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our annual operating expenses remain at the levels set forth in the table above, except for Incentive Fee based on income. Transaction expenses are not included in the following example.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the Incentive Fee based on capital gains)	$99	$282	$446	$789
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the Incentive Fee based on capital gains)	$109	$310	$490	$865

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The Incentive Fee under our Investment Management Agreement, which, assuming a 5% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the example. The example assumes reinvestment of all distributions at NAV. In addition, while the example assumes reinvestment of all dividends and distributions at NAV, under certain circumstances, reinvestment of dividends and other distributions under our DRIP may occur at a price per share that differs from NAV. See “Dividend Reinvestment Plan” and “Item 1. Business—Dividend Reinvestment Plan” in our most recent annual report on Form 10-K and subsequent filings with the SEC.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or lesser than those shown.

RISK FACTORS

Investing in our securities involves certain risks relating to our structure and investment objective. You should carefully consider these the risks and uncertainties in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent annual report on Form 10-K, “Part II—Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q, and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering, before you decide whether to make an investment in our securities. The risks in these documents are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV and the trading price of our securities could decline, and you may lose all or part of your investment.

POTENTIAL CONFLICTS OF INTEREST

General Categories of Conflicts Associated with the Company

Goldman Sachs (which, for purposes of this “Potential Conflicts of Interest” section, means, collectively, GS Group Inc., the Investment Adviser and their affiliates, directors, partners, trustees, managers, members, officers and employees) is a global, full-service investment banking, broker-dealer, asset management and financial services organization and a major participant in global financial markets. As such, it provides a wide range of financial services to a diversified client base. In those and other capacities, Goldman Sachs advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own accounts and for the accounts of clients and of its personnel, through client accounts and the relationships and products it sponsors, manages and advises. Goldman Sachs has direct and indirect interests in the global fixed income, currency, commodity, equities, bank loan and other markets, and the securities and issuers, in which the Company may directly and indirectly invest. As a result, Goldman Sachs’ activities and dealings, including on behalf of the Company, may affect the Company in ways that may disadvantage or restrict the Company and/or benefit Goldman Sachs or other Accounts. In managing conflicts of interest that may arise as a result of the foregoing, GSAM generally will be subject to fiduciary requirements.

The following are descriptions of certain conflicts and potential conflicts of interest that may be associated with the financial or other interests that the Investment Adviser and Goldman Sachs may have in transactions effected by, with or on behalf of the Company. The conflicts herein do not purport to be a complete list or explanation of the conflicts or potential conflicts associated with the financial or other interests the Company or Goldman Sachs may have now or in the future. Additional information about potential conflicts of interest regarding the Investment Adviser and Goldman Sachs is set forth in the Investment Adviser’s Form ADV. A copy of Part 1 and Part 2A of the Investment Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov). A copy of Part 2 of the Investment Adviser’s Form ADV will be provided to investors or prospective investors upon request.

Other Activities of Goldman Sachs, the Sale of the Company’s Stock and the Allocation of Investment Opportunities

Sales Incentives and Related Conflicts Arising from Goldman Sachs’ Financial and Other Relationships with Intermediaries

Goldman Sachs and its personnel, including employees of the Investment Adviser, may receive benefits and earn fees and compensation for services provided to Accounts (including the Company). Moreover, Goldman Sachs and its personnel, including employees of the Investment Adviser, may have relationships (both involving and not involving the Company, and including without limitation placement, brokerage, advisory and board relationships) with distributors, consultants and others who recommend, or engage in transactions with or for, the Company. Such distributors, consultants and other parties may receive compensation from Goldman Sachs or the Company in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote the Company.

To the extent permitted by applicable law, the Company and Goldman Sachs may make payments to authorized dealers and other financial intermediaries and to salespersons (collectively, “Intermediaries”) from time to time to promote the Company. These payments may be made out of Goldman Sachs’ assets, or amounts payable to Goldman Sachs. These payments may create an incentive for a particular Intermediary to highlight, feature or recommend the Company.

Allocation of Investment Opportunities and Expenses Among the Company and Other Accounts

The Company’s investment objectives and investment strategies are similar to those of other Accounts, and an investment appropriate for the Company may also be appropriate for such other Accounts (which may include proprietary accounts of Goldman Sachs). This creates potential conflicts in allocating investment opportunities among the Company and such Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by the Company and such other Accounts are not permitted under applicable law.

The Company is prohibited under the Investment Company Act from participating in certain transactions with its affiliates without the prior approval of the Company’s independent directors (the “Independent Directors”) and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of the Company’s outstanding voting securities will be an affiliate of the Company for purposes of the Investment Company Act, and the Company is generally prohibited from buying or selling any assets from or to, or entering into, certain “joint” transactions (which could include investments in the same portfolio company) with such affiliates, absent the prior approval of the Independent Directors. The Investment Adviser and its affiliates, including persons that control, or are under common control with, the Company or the Investment Adviser, are also considered to be affiliates of the Company under the Investment Company Act, and the Company is generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC. On November 16, 2022, the SEC granted to the Investment Adviser, the BDCs advised by the Investment Adviser and certain other affiliated applicants exemptive relief on which the Company expects to rely to co-invest alongside certain other Accounts, which may include proprietary accounts of Goldman Sachs, in a manner consistent with the Company’s investment objectives and strategies, certain Board-established criteria, the conditions of such exemptive relief and other pertinent factors (the “Relief”).

Subject to applicable law, the Company may invest alongside Goldman Sachs and other Accounts. In certain circumstances, the Company and other Accounts (which may include proprietary accounts of Goldman Sachs) can make negotiated co-investments pursuant to the Relief permitting the Company to do so. Additionally, if the Investment Adviser forms other funds in the future, co-investments may be made alongside those other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that co-investments are made in a manner consistent with the Company’s investment objectives and strategies, certain Board-established criteria, and the other applicable conditions of the Relief. Under the terms of the Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Company’s Independent Directors must make certain conclusions in connection with a co-investment transaction, including that (i) the terms of the proposed transaction are reasonable and fair to the Company and the Company’s stockholders and do not involve overreaching in respect of the Company or its stockholders on the part of any person concerned, and (ii) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the then-current investment objectives and strategies of the Company. As a result of the Relief, there could be significant overlap in the Company’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

If the Investment Adviser identifies an investment and the Company is unable to rely on the Relief for that particular opportunity, the Investment Adviser will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate investment opportunities. Accordingly, it is possible that the Company may not be given the opportunity to participate in investments made by other Accounts.

The Company may also invest alongside other Accounts advised by the Investment Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, the Company may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting the Company and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on the Company’s behalf and on behalf of its other clients, negotiates no term other than price.

The Company may also invest alongside the Investment Adviser’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of the Investment Adviser.

To address these and other potential conflicts, a selection of which are outlined below, the Investment Adviser has developed allocation policies and procedures that provide that personnel of the Investment Adviser making portfolio decisions for Accounts will make purchase and sale decisions for, and allocate investment opportunities among, the Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across eligible Accounts managed by a particular portfolio management team, but in many other cases such allocations may reflect numerous other factors as described below. There will be cases where certain Accounts receive an allocation of an investment opportunity when the Company does not, and vice versa.

In some cases, due to information segregation policies that may be in place, other Accounts may compete with the Company for specific investment opportunities and the Accounts and the Company may not be aware that they are competing against each other. Goldman Sachs has a conflicts system in place in addition to these segregation policies to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict with respect to a particular investment opportunity, such investment opportunity will be assessed to determine whether it must be allocated to, or prohibited from being allocated to, a particular Account.

Personnel of the Investment Adviser involved in decision-making for Accounts may make allocation related decisions in accordance with the Investment Adviser’s allocations policies and procedures for the Company and other Accounts by reference to one or more factors, including, but not limited to: the strategy, objectives, guidelines and restrictions (including legal and regulatory restrictions) of potentially in-scope Accounts, as well as those Accounts’ current portfolios and investment horizons; strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the expected future capacity of the potentially in scope Accounts; cash and liquidity considerations; and the availability of other appropriate investment opportunities. The Investment Adviser may also consider reputational matters and other considerations. The application of these considerations may cause differences in the portfolios and performance of different Accounts that have similar strategies. In addition, in some cases the Investment Adviser may make investment recommendations to Accounts where the Accounts make the investment independently of the Investment Adviser, which may result in a reduction in the availability of the investment opportunity for other Accounts (including the Company) irrespective of the Investment Adviser’s policies regarding allocation of investments. Additional information about the Investment Adviser’s allocation policies is set forth in Item 6 (“Performance-based Fees and Side-by-Side Management—Side-by-Side Management of Advisory Accounts; Allocation of Opportunities”) of the Investment Adviser’s Form ADV.

The Investment Adviser, including the Goldman Sachs Asset Management Private Credit Team, may develop and implement new trading strategies or seek to participate in new investment opportunities and strategies. These opportunities and strategies may not be employed in all Accounts even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, the Investment Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered Accounts that are typically managed on a side-by-side basis with levered Accounts.

The Company may or may not receive opportunities referred by Goldman Sachs businesses and affiliates, but in no event does the Company have any rights with respect to such opportunities. Subject to applicable law, including the Investment Company Act, such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, all or certain investors in the Company, or such other persons or entities as determined by Goldman Sachs in its sole discretion. The Company will have no rights and will not receive any compensation related to such opportunities. Certain of such opportunities may be referred to the Company by employees or other personnel of GS & Co., or by third-parties. If the Company invests in any such opportunities, GS & Co. or such third-parties may be entitled, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, to receive compensation from the Company or from the borrowers in connection with such investments. Any compensation the Company pays in connection with such referrals will be an operating expense and will accordingly be borne by the Company (and will not serve to offset any Management Fee or Incentive Fee payable to the Investment Adviser). For a further explanation of the allocation of opportunities and other conflicts and the risks related thereto, please see “Risk Factors.”

Expenses are generally allocated to Accounts (including the Company) based on whose behalf the expenses are incurred. Where the Company and one or more other Accounts participate in a particular investment or collectively incur other expenses, the Investment Adviser generally allocates investment-related and other expenses in a manner the Investment Adviser determines to be fair and equitable, which may be pro rata or on a different basis.

The Company and other Accounts may contract for and incur expenses in connection with certain services provided by third parties, including valuation agents, rating agencies, attorneys, accountants and other professional service providers, while other Accounts that did not contract for such services may not incur such expenses even though they directly or indirectly receive benefit from such services. For example, the work of valuation firms retained by the Company at the request of the Board of Directors benefit certain Accounts that invest in the same assets as the Company, but because such other Accounts did not request such services, they are not allocated any costs associated therewith. While it is generally expected that the Accounts requesting third party services will bear the full expense associated therewith, GSAM may in its sole discretion determine to bear the portion of such expenses that would be allocable to the non-requesting Accounts had such Accounts requested the services.

In connection with certain of the Company’s investments, the Investment Adviser may determine that the appropriate amount to allocate to the Company and other Accounts may be less than the full amount of the investment opportunity, due to considerations related to, among other things, diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations. In such situations, “excess amounts” that can be allocated may be offered to other persons or entities. Subject to applicable law, such opportunities may be structured as an investment alongside the Company or as a purchase of a portion of the investment from the Company (through a syndication, participation or otherwise).

In all cases, subject to applicable law, the Investment Adviser has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors the Investment Adviser may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to the Company in connection with the potential transaction or otherwise, whether the Investment Adviser believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular investment, whether the Investment Adviser is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with applicable law, include one or more investors in the Company, one or more investors in other funds managed by the GSAM Private Credit Group, clients or potential clients of Goldman Sachs, or funds or accounts established for any such persons. These opportunities may give rise to potential conflicts of interest.

These opportunities will be offered to the recipients thereof on such terms as the Investment Adviser determines in its sole discretion, subject to applicable law, including on a no-fee basis or at prices higher or lower than those paid by the Company. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to the Company’s investment in the same opportunity.

Allocation of Personnel, Services and/or Resources.

Conflicts of interest may arise in allocating time, personnel and/or resources of the Investment Adviser among the investment activities of multiple Accounts. The Investment Adviser and other Goldman Sachs personnel who play key roles in managing the Accounts may spend a portion of their time on matters other than or only tangentially related to any particular Account or may leave the Investment Adviser for another investment group of Goldman Sachs (or may leave Goldman Sachs entirely). Time may be spent on other Goldman Sachs investment activities, including without limitation, investments made on behalf of Goldman Sachs. As a result, the other obligations of these individuals could conflict with their responsibilities to the Company. Further, the Investment Adviser may devote less time, services or resources to sourcing for investments of insufficient size to be expected to be shared with the other Accounts, even where such investment opportunities may be appropriate for the Company.

Goldman Sachs’ Financial and Other Interests May Incentivize Goldman Sachs to Promote the Sale of the Company’s Common Stock or Favor Other Accounts.

The Investment Adviser receives performance-based compensation in respect of its investment management activities on the Company’s behalf, which rewards the Investment Adviser for positive performance of the Company’s investment portfolio. As a result, the Investment Adviser may make investments for the Company that present a greater potential for return but also a greater risk of loss or that are more speculative than would be the case in the absence of performance-based compensation. In addition, the Investment Adviser may simultaneously manage other Accounts for which the Investment Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of the Company. In addition, subject to applicable law, Goldman Sachs may invest in other Accounts, and such investments may constitute all or substantial percentages of such other Accounts’ outstanding equity interests. Therefore, the Investment Adviser may have an incentive to favor such other Accounts over the Company. To address these types of conflicts, the Investment Adviser has adopted policies and procedures under which investment opportunities will be allocated in a manner that it believes is consistent with its obligations as an investment adviser. However, the amount, timing, structuring or terms of an investment by the Company may differ from, and performance may be different than, the investments and performance of other Accounts.

Management of the Company by the Investment Adviser

Considerations Relating to Information Held by Goldman Sachs

Goldman Sachs has established certain information barriers and other policies to address the sharing of information between different businesses within Goldman Sachs. As a result of information barriers, the Investment Adviser generally will not have access, or will have limited access, to information and personnel in other areas of Goldman Sachs, and generally will not be able to manage the Company with the benefit of information held by such other areas. Such other areas will have broad access to detailed information that is not available to the Investment Adviser, including information in respect of markets and investments, which, if known to the Investment Adviser, might cause the Investment Adviser to seek to dispose of, retain or increase interests in investments held by the Company or acquire certain positions on the Company’s behalf, or take other actions. Goldman Sachs will be under no obligation or fiduciary or other duty to make any such information available to the Investment Adviser or personnel of the Investment Adviser involved in decision-making for the Company. There may be circumstances in which, as a result of information held by certain of the Investment Adviser’s portfolio management teams, the Investment Adviser limits an activity or a transaction for the

Company, including if the team holding such information is not managing the Company. In addition, regardless of the existence of information barriers, Goldman Sachs will not have any obligation or other duty to make available any information regarding its trading activities, strategies or views, or the activities, strategies or views used for other Accounts, for the benefit of the Company. Different areas of the Investment Adviser and Goldman Sachs may take views, and make decisions or recommendations, that are different than those of other areas of the Investment Adviser and Goldman Sachs. Different portfolio management teams within the Investment Adviser may make decisions based on information or take (or refrain from taking) actions with respect to Accounts they advise in a manner that may be different than with respect, or adverse, to the Company. Such teams may not share information with the Company’s portfolio management team, including as a result of certain information barriers and other policies and will not have any obligation to do so.

Valuation and Accounting Treatment of the Company’s Investments

The Investment Adviser serves as the Board of Directors’ appointed valuation designee and in such capacity is primarily responsible for the valuation of the Company’s assets, subject to the oversight of the Board of Directors. As the valuation designee, the Investment Adviser values the Company’s securities and assets according to valuation procedures adopted by it and approved by the Board of Directors, and may value an identical asset differently than Goldman Sachs, another division or unit within Goldman Sachs or another Account values the asset, including because such other division or unit or Account has information or uses valuation techniques and models that it does not share with, or that are different from those of, the Investment Adviser or the Company. This is particularly the case in respect of difficult-to-value assets. The Investment Adviser may face a conflict with respect to valuations generally because of their effect on the Investment Adviser’s fees and other compensation.

These valuation differences for the same asset can result in significant differences in the treatment of such asset by the Investment Adviser, Goldman Sachs, and other divisions or units of Goldman Sachs, and/or among Accounts (e.g., with respect to an asset that is a loan, there can be differences when it is determined that such loan is deemed to be on nonaccrual status and/or in default).

Goldman Sachs’ and the Investment Adviser’s Activities on Behalf of Other Accounts

The Investment Adviser’s decisions and actions on behalf of the Company may differ from those on behalf of other Accounts (which may include proprietary accounts of Goldman Sachs). Advice given to, or investment or voting decisions made for, one or more Accounts, may compete with, affect, differ from, conflict with, or involve timing different from, advice given to or investment or voting decisions made for the Company.

Goldman Sachs engages in a variety of activities in the global financial markets. The extent of Goldman Sachs’ activities in the global financial markets, including without limitation in its capacity as an investment banker, market maker, financier, lender, investor, prime broker, derivatives dealer, adviser, counterparty, agent, principal and research provider, may have potential adverse effects on the Company. Goldman Sachs, the clients it advises, and its personnel have interests in and advise Accounts which have investment objectives or portfolios similar to, related to or opposed to those of the Company.

Goldman Sachs (including GSAM), the clients it advises, and its personnel have interests in and advise Accounts that have investment objectives or portfolios similar to, related to or opposed to those of the Company. Goldman Sachs may receive greater fees or other compensation (including performance-based fees) from such Accounts than it does from the Company. In addition, Goldman Sachs (including GSAM), the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with Accounts, and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities and other instruments, as the Company. Decisions and actions of the Investment Adviser on behalf of the Company may differ from those by Goldman Sachs (including the Investment Adviser) on behalf of other Accounts. Advice given to, or investment or voting decisions made for, the Company may compete with, affect, differ from, conflict with, or involve timing different from, advice given to, or investment or voting decisions made for, other Accounts. Transactions by, advice to and activities of such Accounts may involve the same or related companies, securities or other assets or instruments as those in which the Company invests, and such Accounts may engage in a strategy while the Company is undertaking the same or a differing strategy, any of which could directly or indirectly disadvantage the Company (including its ability to engage in a transaction or other activities) or the prices or terms at which the Company’s transactions or other activities may be effected. For example, Goldman Sachs may be engaged to provide advice to an Account that is considering entering into a transaction with the Company, and Goldman Sachs may advise the Account not to pursue the transaction with the Company, or otherwise in connection with a potential transaction provide advice to the Account that would be adverse to the Company. Additionally, the Company may buy a security and Goldman Sachs may establish a short position in that same security or in similar securities. This short position may result in the impairment of the price of the security that the Company holds or may be designed to profit from a decline in the price of the security. The Company could similarly be adversely impacted if it establishes a short position, following which Goldman Sachs takes a long position in the same security or in similar securities. To the extent the Company engages in transactions in the same or similar types of securities or other investments as other Accounts, the Company and other Accounts may compete for such transactions or investments, and transactions or investments by such other Accounts may negatively affect the investments of the Company (including the ability of the Company to engage in such a transaction or investment or other activities), or the price or terms at which the Company’s transactions or investments or other activities may be effected. Moreover, Goldman Sachs or Accounts, on the one hand, and the Company, on the other hand, may vote differently on or take or refrain from taking different actions with respect to the same security, which may be disadvantageous to the Company.

Goldman Sachs (including, as applicable, the Investment Adviser) and its personnel, when acting as an investment banker, market maker, financier, lender, investor, prime broker, derivatives dealer, adviser, counterparty, agent, principal or research provider, or in other capacities, may advise on transactions, may make investment decisions or recommendations, provide differing investment views or have views with respect to research or valuations that are inconsistent with, or adverse to, the Company’s interests and activities. Members may be offered access to advisory services through several different Goldman Sachs advisory businesses (including GS & Co. and GSAM). Different advisory businesses within Goldman Sachs manage Accounts according to different strategies and may also apply different criteria to the same or similar strategies and may have differing investment views in respect of an issuer or a security or other investment. Similarly, within the Investment Adviser, certain portfolio management teams may have differing or opposite investment views in respect of an issuer or a security, and the actions the Company’s portfolio management team takes in respect of the Company’s investments may be inconsistent with, or adversely affected by, the interests and activities of the Accounts advised by other portfolio management teams of the Investment Adviser. Research analyses or viewpoints may be available to clients or potential clients at different times. Goldman Sachs will not have any obligation or other duty to make available to the Company any research or analysis prior to its public dissemination. The Investment Adviser is responsible for making investment decisions on the Company’s behalf, and such investment decisions can differ from investment decisions or recommendations by Goldman Sachs on behalf of other Accounts. Goldman Sachs may, on behalf of other Accounts and in accordance with its management of such Accounts, implement an investment decision or strategy ahead of, or contemporaneously with, or behind similar investment decisions or strategies made for the Company. The relative timing for the implementation of investment decisions or strategies among other Accounts and the Company may disadvantage the Company. Certain factors, for example, market impact, liquidity constraints, or other circumstances, could result in the Company receiving less favorable trading results or incurring increased costs associated with implementing such investment decisions or strategies, or being otherwise disadvantaged.

Subject to applicable law, the Investment Adviser may cause the Company to invest in securities, loans or other obligations of companies affiliated with Goldman Sachs or in which Goldman Sachs or Accounts have an equity, debt or other interest, or to engage in investment transactions that may result in other Accounts being relieved of obligations or otherwise divesting of investments, which may enhance the profitability of Goldman Sachs’ or other Accounts’ investments in and activities with respect to such companies.

Goldman Sachs may, in its discretion, recommend that the Company have ongoing business dealings, arrangements or agreements with persons who are former employees of Goldman Sachs. The Company may bear, directly or indirectly, the costs of such dealings, arrangements or agreements. These recommendations and recommendations relating to continuing any such dealings, arrangements or agreements may pose conflicts of interest.

Potential Conflicts Relating to Follow-On Investments

To the extent permitted by law, from time to time, the Investment Adviser may provide opportunities to Accounts (including potentially the Company) to make investments in companies in which certain Accounts and/or Goldman Sachs have already invested. Such follow-on investments can create conflicts of interest, such as the determination of the terms of the new investment and the allocation of such opportunities among Accounts (including the Company). Subject to applicable law and the conditions of the Relief, follow-on investment opportunities may be available to the Company notwithstanding that the Company has no existing investment in the issuer, resulting in the assets of the Company potentially providing value to, or otherwise supporting the investments of, other Accounts and/or Goldman Sachs. Accounts (including the Company) may also participate in releveraging, recapitalization, and similar transactions involving companies in which other Accounts and/or Goldman Sachs have invested or will invest (subject to applicable law). Conflicts of interest in these and other transactions may arise between Accounts (including the Company) with existing investments in a company and Accounts making subsequent investments in the company, which may have opposing interests regarding pricing and other terms. The subsequent investments may dilute or otherwise adversely affect the interests of the previously-invested Accounts (including the Company).

Diverse Interests

The various types of investors in and beneficiaries of the Company, including to the extent applicable the Investment Adviser and its affiliates, may have conflicting investment, tax and other interests with respect to their interest in the Company. When considering a potential investment for the Company, the Investment Adviser will generally consider the investment objectives of the Company, not the investment objectives of any particular investor or beneficiary. The Investment Adviser may make decisions, including with respect to tax matters, from time to time that may be more beneficial to one type of investor or beneficiary than another, or to the Investment Adviser and its affiliates than to investors or beneficiaries unaffiliated with the Investment Adviser. In addition, Goldman Sachs may face certain tax risks based on positions taken by the Company, including as a withholding agent. Goldman Sachs reserves the right on behalf of itself and its affiliates to take actions adverse to the Company or other Accounts in these circumstances, including withholding amounts to cover actual or potential tax liabilities.

Selection of Service Providers

The Company expects to engage service providers (including attorneys and consultants) that may also provide services to other Goldman Sachs affiliates. The Investment Adviser intends to select and recommend these service providers to the Board of Directors based on a number of factors, including expertise and experience, knowledge of related or similar products, quality of service, reputation in the marketplace, relationships with the Investment Adviser, Goldman Sachs or others, and price. These service providers may have business, financial, or other relationships with Goldman Sachs, which may or may not influence the Investment Adviser’s selection of these service providers for the Company. In such circumstances, there may be a conflict of interest between Goldman Sachs (acting on behalf of the Company) and the Company, if the Company determines not to engage or continue to engage these service providers. Notwithstanding the foregoing, the selection of service providers for the Company will be conducted in accordance with the Investment Adviser’s fiduciary obligations to the Company. The service providers selected by the Investment Adviser may charge different rates to different recipients based on the specific services provided, the personnel providing the services, or other factors. As a result, the rates paid to these service providers by the Company, on the one hand, may be more or less favorable than the rates paid by Goldman Sachs or other Accounts, on the other hand. Goldman Sachs (including GSAM) may hold investments in companies that provide services to entities in which the Company invests generally, and, subject to applicable law, GSAM may refer or introduce such companies’ services to entities that have issued securities held by the Company.

Investments in Goldman Sachs Funds

To the extent permitted by applicable law, the Company may invest in money market and other funds sponsored, managed or advised by Goldman Sachs. The Investment Adviser expects to waive a portion of its Management Fee payable by the Company in an amount equal to any management fees it earns as an investment adviser for any affiliated money market funds in which the Company invests (the “Money Market Fund Waiver”). However, the Investment Adviser is not obligated to continue the Money Market Fund Waiver at any time and may in its discretion elect to discontinue the Money Market Fund Waiver in the future. As a result, if the Money Market Fund Waiver is discontinued, there could be “double fees” involved in making an investment in the Company because Goldman Sachs could receive fees with respect to both the Company’s management and such money market fund.

Goldman Sachs May In-Source or Outsource

Subject to applicable law, Goldman Sachs, including the Investment Adviser, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the Company in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest and could result in additional expenses for the Company.

Potential Merger with or Asset Sale to Another Fund Managed by GSAM

The Investment Adviser may in the future recommend to the Board of Directors that the Company merges with or acquires all or substantially all of the assets of one or more funds including a fund that could be managed by the Investment Adviser (including another BDC). The Company does not expect that the Investment Adviser would recommend any such merger or asset purchase unless it determines that it would be in the Company’s best interests, with such determination dependent on factors it deems relevant, which may include historical and projected financial performance of the Company and any proposed merger partner, portfolio composition, potential synergies from the merger or asset purchase, available alternative options and market conditions. In addition, no such merger or asset sale would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the board of directors and common equity holders of both funds and/or accounts. If the Investment Adviser is the investment adviser of both funds, various conflicts of interest exist with respect to such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Investment Adviser by the Company and by the entity resulting from such a merger or asset purchase or efficiencies or other benefits to the Investment Adviser as a result of managing a single, larger fund or account instead of two separate funds and/or accounts.

Goldman Sachs May Act in a Capacity Other Than Investment Adviser to the Company

Investments in Different Parts of an Issuer’s Capital Structure

When permitted by applicable law, Goldman Sachs or other Accounts, on the one hand, and the Company, on the other hand, may invest in or extend credit to different classes of securities or different parts of the capital structure of a single issuer. As a result, Goldman Sachs (including GSAM) or other Accounts may take actions that adversely affect the Company. In addition, when permitted by applicable law, GSAM may advise other Accounts with respect to different parts of the capital structure of the same issuer, or classes of securities that are subordinate or senior to securities, in which the Company invests. Goldman Sachs (including GSAM) may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of itself or other Accounts with respect to an issuer in which the Company has invested, and such actions (or refraining from action) may have a material adverse effect on the Company.

For example, in the event that Goldman Sachs (including GSAM) or another Account holds loans, securities or other positions in the capital structure of an issuer that ranks senior in preference to the holdings of the Company in the same issuer, and the issuer experiences financial or operational challenges, Goldman Sachs (including GSAM), acting on behalf of itself or the Account, may seek a liquidation, reorganization or restructuring of the issuer, or terms in connection with the foregoing, that may have an adverse effect on or otherwise conflict with the interests of the Company’s holdings in the issuer. In connection with any such liquidation, reorganization or restructuring, the Company’s holdings in the issuer may be extinguished or substantially diluted, while Goldman Sachs (including GSAM) or another Account may receive a recovery of some or all of the amounts due to them. In addition, in connection with any lending arrangements involving the issuer in which Goldman Sachs (including GSAM) or an Account participates, Goldman Sachs (including GSAM) or the Account may seek to exercise its rights under the applicable loan agreement or other document, which may be detrimental to the Company. Alternatively, in situations in which the Company holds a more senior position in the capital structure of an issuer experiencing financial or other difficulties as compared to positions held by other Accounts (which may include those of Goldman Sachs, including GSAM), the Investment Adviser may determine not to pursue actions and remedies that may be available to the Company or particular terms that might be unfavorable to the Accounts holding the less senior position. In addition, in the event that Goldman Sachs (including GSAM) or other Accounts hold voting securities of an issuer in which the Company holds loans, bonds or other credit-related assets or securities, Goldman Sachs (including GSAM) or other Accounts may vote on certain matters in a manner that has an adverse effect on the positions held by the Company. Conversely, Accounts may hold voting securities of an issuer in which Goldman Sachs (including GSAM) or other Accounts hold credit-related assets or securities, and the Investment Adviser may determine on behalf of the Accounts not to vote in a manner adverse to Goldman Sachs (including GSAM) or the Accounts. These potential issues are examples of conflicts that Goldman Sachs (including GSAM) will face in situations in which the Company and Goldman Sachs (including GSAM) or other Accounts invest in or extend credit to different parts of the capital structure of a single issuer. Goldman Sachs (including GSAM) addresses these issues based on the circumstances of particular situations. For example, Goldman Sachs (including GSAM) may determine to rely on information barriers between different Goldman Sachs (including GSAM) business units or portfolio management teams. Also, in connection with a conflicted situation regarding the Company, or an Account other than the Company or its own account, Goldman Sachs may determine to rely on the actions of similarly situated holders of loans or securities rather than, or in connection with, taking such actions itself on behalf of the Account. As a result of the various conflicts and related issues described in this paragraph, the Company could sustain losses during periods in which Goldman Sachs and other Accounts achieve profits generally or with respect to particular holdings, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed. The negative effects described above may be more pronounced in connection with transactions in, or the Company’s use of, small capitalization, emerging market, distressed or less liquid strategies.

Cross Transactions

When permitted by applicable law and the Investment Adviser’s and the Company’s policies, the Investment Adviser, acting on behalf of the Company, may enter into transactions in securities and other instruments with or through Goldman Sachs or in Accounts managed by the Investment Adviser or its affiliates, and may (but is under no obligation or other duty to) cause the Company to engage in transactions in which the Investment Adviser, advises both sides of a transaction (cross transactions) and acts as broker for, and receives a commission from, the Company on one side of a transaction and a brokerage account on the other side of the transaction (agency cross transactions). There may be potential conflicts of interest or regulatory restrictions relating to these transactions which could limit the Investment Adviser’s decision to engage in these transactions for the Company. Goldman Sachs will have potentially conflicting division of loyalties and responsibilities to the parties in such transactions, including with respect to a decision to enter into such transactions as well as with respect to valuation, pricing and other terms. The Investment Adviser has developed policies and procedures in relation to such transactions and conflicts. However, there can be no assurance that such transactions will be effected, or that such transactions will be effected in the manner that is most favorable to the Company as a party to any such transaction. Cross transactions may disproportionately benefit some Accounts relative to other Accounts, including the Company, due to the relative amount of market savings obtained by the Accounts. Cross or agency cross transactions will be effected in accordance with fiduciary requirements and applicable law.

Goldman Sachs May Act in Multiple Commercial Capacities

To the extent permitted by applicable law, Goldman Sachs may act as broker, dealer, agent, lender or advisor or in other commercial capacities for the Company or issuers of debt instruments held by the Company. Goldman Sachs may be entitled to compensation in connection with the provision of such services, and the Company will not be entitled to any such compensation. Goldman Sachs will have an interest in obtaining fees and other compensation in connection with such services that are favorable to Goldman Sachs, and may take commercial steps in its own interests, or may advise the parties to which it is providing such services to take steps or engage in transactions, that negatively affect the Company. For example, Goldman Sachs may require repayment of all or part of a loan at any time and from time to time or declare a default under an agreement with the Company or a portfolio company of the Company, liquidate the Company’s assets or redeem positions more rapidly (and at significantly lower prices) than might otherwise be desirable. In addition, due to its access to and knowledge of funds, markets and securities based on its other businesses, Goldman Sachs may make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held directly or indirectly by the Company in a manner that may be adverse to the Company. Goldman Sachs may also derive benefits from providing services to the Company, which may enhance Goldman Sachs’ relationships with various parties, facilitate additional business development and enable Goldman Sachs to obtain additional business and generate additional revenue.

Goldman Sachs has acted in the past, and is expected to act in the future, as an underwriter, placement agent, dealer or in other capacities in connection with fundraising by the Company. Goldman Sachs has been compensated by the Company for such activities in the past and would be compensated by the Company for any such activities undertaken in the future. For example, Goldman Sachs served as joint bookrunning manager in an offering of the Company’s common stock in May 2017, for which Goldman Sachs received underwriting discounts and commissions of $0.675 per share with respect to its allocation of 260,000 shares plus its allocable portion of the option to purchase additional shares of the Company’s common stock; in July 2016 and October 2016, Goldman Sachs served as joint book-running manager in offerings of the Company’s Convertible Notes; in February 2020, Goldman Sachs served as joint book-running manager in the offering of the Company’s 2025 Notes; in November 2020, Goldman Sachs served as joint book-running manager in the offering of the Company’s 2026 Notes; and in March 2023, Goldman Sachs served as joint book-running manager in an offering of the Company’s common stock, for which Goldman Sachs received underwriting discounts and commissions of $0.960 per share with respect to its allocation of 1,235,000 shares plus its allocable portion of the option to purchase additional shares of the Company’s common stock.

Goldman Sachs is frequently engaged as a financial advisor or financing provider to corporations and other entities and their management teams in connection with the sale of those companies or some or all of their assets, and Goldman Sachs’ compensation in connection with these engagements may be substantial. Goldman Sachs’ compensation for those engagements is usually based upon sales proceeds and is contingent, in substantial part, upon a sale. As a result, because sellers generally require Goldman Sachs to act exclusively on their behalf, the Company may be precluded in many instances from attempting to acquire securities of, or providing financing to, the business being sold or otherwise participate as a buyer in the transaction. Goldman Sachs’ decision to take on seller engagements is based upon a number of factors, including the likelihood in any particular situation that the successful buyer will be a financial purchaser rather than a strategic purchaser, the likelihood that any Account will be involved in the financing of that transaction and the compensation Goldman Sachs might receive by representing the seller. On occasion, Goldman Sachs may be given a choice by a seller of acting as its agent, as a potential purchaser of securities or assets, or as a buyer’s source of financing through the Company or other Accounts. Goldman Sachs reserves the right to act as the seller’s agent in those circumstances, even where this choice may preclude the Company from acquiring the relevant securities or assets. Goldman Sachs also represents potential buyers of businesses, including private equity sponsors, and Goldman Sachs’ compensation in connection with these representations may be substantial. In these cases, Goldman Sachs’ compensation is usually a flat fee that is contingent, in substantial part, upon a purchase. Accordingly, Goldman Sachs may have an incentive to direct an acquisition opportunity to one of these parties rather than to the Company or other Accounts or to form a consortium with one or more of these parties to bid for the acquisition opportunity, thereby eliminating or reducing the investment opportunity available to the Company. Furthermore, Goldman Sachs may seek to provide acquisition financing to one or more other bidders in these auctions, including in situations where the Company and/or other Accounts is bidding for the asset. When Goldman Sachs represents a buyer seeking to acquire a particular business or provides financing to a buyer in connection with an acquisition, the Company may be precluded from participating in the financing of the acquisition of that business. Goldman Sachs’ buyer and financing assignments may include representation of clients who would not permit either Goldman Sachs or affiliates thereof, potentially including the Company, to invest in the acquired company. In this case, none of the Investment Adviser or its affiliates, including the Company, would be allowed to participate as an investor. In some cases, a buyer represented by Goldman Sachs may invite the Investment Adviser and certain Accounts to participate in the investment. Alternatively, the Investment Adviser and certain Accounts may be invited to provide financing for this type of purchase. Each of these situations is likely to present difficult competing considerations involving conflicts of interest. In addition, Goldman Sachs may accept buyer advisory assignments in respect of a company in which the Company and/or other Accounts have an investment. The Company may be precluded from selling its investment during the assignment. Goldman Sachs evaluates potential buyer assignments in light of factors similar to those that will be considered in engaging in seller assignments.

Goldman Sachs’ activities on behalf of its clients may also restrict investment opportunities that may be available to the Company. For example, Goldman Sachs is often engaged by companies as a financial advisor, or to provide financing or other services, in connection with commercial transactions that may be potential investment opportunities for the Company. There may be circumstances in which the Company is precluded from participating in such transactions as a result of Goldman Sachs’ engagement by such companies. Goldman Sachs reserves the right to act for these companies in such circumstances, notwithstanding the potential adverse effect on the Company. Goldman Sachs may also represent creditor or debtor companies in proceedings under Chapter 11 of the U.S. Bankruptcy Code (and equivalent non-U.S. bankruptcy laws) or prior to these proceedings. From time to time, Goldman Sachs may serve on creditor or equity committees. These actions, for which Goldman Sachs may be compensated, may limit or preclude the flexibility that the Company may otherwise have to buy or sell securities issued by those companies, as well as certain other assets. Please also refer to “—Management of the Company by the Investment Adviser—Considerations Relating to Information Held by Goldman Sachs” above and “—Potential Limitations and Restrictions on Investment Opportunities and Activities of the Investment Adviser and the Company” below.

Subject to applicable law, Goldman Sachs or other Accounts may invest in the Company and such investments may constitute all or substantial percentages of the Company’s outstanding equity interests. To the extent permitted by applicable law, Goldman Sachs may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to the Company, or with respect to the Company’s underlying securities or assets, or which may be otherwise based on or seek to replicate or hedge the Company’s performance. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to the interests of the Company.

Goldman Sachs may make loans or enter into margin, asset-based or other credit facilities or similar transactions that may be secured by a client’s assets or interests, including the Company’s equity, interests in an Account or assets in which the Company or another Account has an interest. Some of these borrowers may be public or private companies, or founders, officers or shareholders in companies in which the Company (directly or indirectly) invests, and such loans may be secured by securities of such companies, which may be the same as, pari passu with, or more senior or junior to, interests held (directly or indirectly) by the Company. In connection with its rights as lender, Goldman Sachs may take actions that adversely affect the Account and which may in turn adversely affect the Company (e.g., if the Company holds the same type of security that is providing the credit support to the borrower Account, such holding may be disadvantaged when the borrower Account liquidates assets in response to an action taken by Goldman Sachs).

Code of Ethics and Personal Trading

Each of the Company, GSAM, as the Company’s investment adviser, and GS & Co. and Goldman Sachs International, as principal underwriters (if applicable), has adopted a Code of Ethics (the “Code of Ethics”) in compliance with Section 17(j) of the Investment Company Act designed to provide that the Company’s directors, personnel of the Investment Adviser, and certain additional Goldman Sachs personnel who support the Investment Adviser, comply with applicable federal securities laws and place the interests of clients first in conducting personal securities transactions. The Code of Ethics imposes certain restrictions on securities transactions in the personal accounts of covered persons to help avoid conflicts of interest. Subject to the limitations of the Code of Ethics, covered persons may buy and sell securities or other investments for their personal accounts, including investments in the Company, and may also take positions that are the same as, different from, or made at different times than, positions taken by the Company. Additionally, Goldman Sachs personnel, including personnel of the Investment Adviser, are subject to firm-wide policies and procedures regarding confidential and proprietary information, information barriers, private investments, outside business activities and personal trading.

Related Party Transaction Review Policy

The Board’s Audit Committee (the “Audit Committee”) will review any potential related party transactions brought to its attention and, during these reviews, will consider any conflicts of interest brought to its attention pursuant to the Company’s Code of Ethics. Each of the Company’s directors and executive officers completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

Proxy Voting by the Investment Adviser

The Investment Adviser has implemented processes designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Company, and to help ensure that such decisions are made in accordance with its fiduciary obligations to its clients. Notwithstanding such proxy voting processes, proxy voting decisions made by the Investment Adviser with respect to securities held by the Company may benefit the interests of Goldman Sachs and Accounts other than the Company.

Potential Limitations and Restrictions on Investment Opportunities and Activities of the Investment Adviser and the Company

The Investment Adviser may restrict its investment decisions and activities on behalf of the Company in various circumstances, including as a result of applicable regulatory requirements, information held by Goldman Sachs, Goldman Sachs’ roles in connection with other clients and in the capital markets (including in connection with advice it may give to such clients or commercial arrangements or transactions that may be undertaken by such clients or by Goldman Sachs), Goldman Sachs’ internal policies and/or potential reputational risk or disadvantage to Accounts, including the Company, and Goldman Sachs. The Investment Adviser might not engage in transactions or other activities for, or enforce certain rights in favor of, the Company due to Goldman Sachs’ activities outside services provided to the Company and regulatory requirements, policies and reputational risk assessments.

In addition, the Investment Adviser may restrict or limit the amount of the Company’s investment, or restrict the type of governance or voting rights it acquires or exercises, where the Company (potentially together with Goldman Sachs and other Accounts) exceeds a certain ownership interest, or possesses certain degrees of voting or control or have other interests. For example, such limitations may exist if a position or transaction could require a filing or license or other regulatory or corporate consent, which could, among other things, result in additional costs and disclosure obligations for, or impose regulatory restrictions on, Goldman Sachs, including GSAM, or on other Accounts, or where exceeding a threshold is prohibited or may result in regulatory or other restrictions. In certain cases, restrictions and limitations will be applied to avoid approaching such threshold. Circumstances in which such restrictions or limitations may arise include, without limitation: (i) a strict prohibition against owning more than a certain percentage of an issuer’s securities; (ii) a “poison pill” that would have a material dilutive impact on the holdings of the Company in the issuer should a threshold be exceeded; (iii) provisions that would cause Goldman Sachs to be considered an “interested stockholder” of an issuer should a threshold be exceeded; (iv) provisions that may cause Goldman Sachs to be considered an “affiliate” or “control person” of the issuer; and (v) the imposition by an issuer (through charter amendment, contract or otherwise) or governmental, regulatory or self-regulatory organization (through law, rule, regulation, interpretation or other guidance) of other restrictions or limitations.

When faced with the foregoing limitations, Goldman Sachs will generally avoid exceeding the threshold because exceeding the threshold could have an adverse impact on the ability of Goldman Sachs to conduct its business activities. The Investment Adviser may also reduce the Company’s interest in, or restrict the Company from participating in, an investment opportunity that has limited availability or where Goldman Sachs has determined to cap its aggregate investment in consideration of certain regulatory or other requirements so that other Accounts that pursue similar investment strategies may be able to acquire an interest in the investment opportunity. The Investment Adviser may determine not to engage in certain transactions or activities which may be beneficial to the Company because engaging in such transactions or activities in compliance with applicable law would result in significant cost to, or administrative burden on, the Investment Adviser or create the potential risk of trade or other errors. In circumstances in which the Company and one or more registered investment funds are permitted under applicable law to make side-by-side investments, Goldman Sachs, acting on behalf of the Company, may be limited in the terms of the transactions that it may negotiate under applicable law. This may have the effect of limiting the ability of the Company from participating in certain transactions or result in terms to the Company that are less favorable than would have otherwise been the case.

The Investment Adviser is not permitted to use material non-public information in effecting purchases and sales in public securities transactions for the Company. The Investment Adviser may limit an activity or transaction (such as a purchase or sale transaction) which might otherwise be engaged in by the Company, including as a result of information held by Goldman Sachs (including information held by a portfolio management team in GSAM other than the team managing the Company). For example, directors, officers and employees of Goldman Sachs may take seats on the boards of directors of, or have board of directors observer rights with respect to, companies in which the Investment Adviser invests on behalf of the Company. To the extent a director, officer or employee of Goldman Sachs were to take a seat on the board of directors of, or have board of directors observer rights with respect to, a public company, the Investment Adviser (or certain of its investment teams) would be limited and/or restricted in its or their ability to trade in the securities of the company.

The Investment Adviser may also limit the activities and transactions engaged in by the Company, and may limit its exercise of rights on the Company’s behalf or in respect of the Company, for reputational or other reasons, including where Goldman Sachs is providing (or may provide) advice or services to an entity involved in such activity or transaction, where Goldman Sachs or another Account is or may be engaged in the same or a related activity or transaction to that being considered on behalf of the Company, where Goldman Sachs or another Account has an interest in an entity involved in such activity or transaction, or where such activity or transaction or the exercise of such rights on behalf of the Company or in respect of the Company could affect Goldman Sachs, the Investment Adviser or their activities.

Furthermore, GSAM operates a program reasonably designed to ensure compliance generally with economic and trade sanctions-related obligations applicable directly to its activities (although such obligations are not necessarily the same obligations that the Company may be subject to). Such economic and trade sanctions prohibit, among other things, transactions with and the provision of services to, directly or indirectly, certain countries, territories, entities and individuals. These economic and trade sanctions, and the application by GSAM of its compliance program in respect thereof, may significantly restrict or limit the Company’s intended investment activities. In light of the Bank Holding Company Act (the “BHCA”) and the Volcker Rule, the Investment Adviser may be required to, or may choose to, dispose of certain investments on behalf of the Company earlier or at a different time than the Investment Adviser would otherwise have determined to do so (or earlier or at a different time than may be the case for Accounts that are not pooled investment vehicles).

In order to engage in certain transactions on behalf of the Company, the Investment Adviser will also be subject to (or cause the Company to become subject to) the rules, terms and/or conditions of any venues through which it trades securities, derivatives or other instruments. This includes, but is not limited to, where the Investment Adviser and/or the Company may be required to comply with the rules of certain exchanges, execution platforms, trading facilities, clearinghouses and other venues, or may be required to consent to the jurisdiction of any such venues. The rules, terms and/or conditions of any such venue may result in the Investment Adviser and/or the Company being subject to, among other things, margin requirements, additional fees and other charges, disciplinary procedures, reporting and recordkeeping, position limits and other restrictions on trading, settlement risks and other related conditions on trading set out by such venues.

From time to time, the Company, the Investment Adviser or its affiliates and/or their service providers or agents may be required, or may determine that it is advisable, to disclose certain information about the Company, including, but not limited to, investments held by the Company, and the names and percentage interest of beneficial owners thereof, to third parties, including local governmental authorities, regulatory organizations, taxing authorities, markets, exchanges, clearing facilities, custodians, brokers and trading counterparties of, or service providers to, the Investment Adviser or the Company. The Investment Adviser generally expects to comply with requests to disclose such information as it so determines, including through electronic delivery platforms; however, the Investment Adviser may determine to cause the sale of certain assets for the Company rather than make certain required disclosures, and such sale may be at a time that is inopportune from a pricing or other standpoint.

Pursuant to the BHCA, for so long as GSAM acts as Investment Adviser of the Company or in certain other capacities, the periods during which certain investments may be held are limited. As a result, the Company may be required to dispose of investments at an earlier date than would otherwise have been the case had the BHCA not been applicable. In addition, under the Volcker Rule, the size of Goldman Sachs’ and Goldman Sachs’ personnel’s ownership interest in certain types of funds is limited, and as a result, Goldman Sachs and Goldman Sachs’ personnel may be required to dispose of all or a portion of its investment in the Company, if applicable, including at times that other investors in the Company may not have the opportunity to dispose of their investments in the Company. Any such disposition of Company interests by Goldman Sachs and Goldman Sachs’ personnel could reduce the alignment of interest of Goldman Sachs with other investors in the Company.

Goldman Sachs may become subject to additional restrictions on its business activities that could have an impact on the Company’s activities. In addition, to the extent permitted by law, the Investment Adviser may restrict its investment decisions and activities on behalf of the Company and not other Accounts.

Brokerage Transactions

The Investment Adviser may select broker-dealers (including affiliates of the Investment Adviser) that furnish the Investment Adviser, the Company, their affiliates and other Goldman Sachs personnel with proprietary or third-party brokerage and research services (collectively, “Brokerage and Research Services”) that provide, in the Investment Adviser’s view, appropriate assistance to the Investment Adviser in the investment decision-making process. Subject to applicable law, the Investment Adviser may pay for such Brokerage and Research Services with “soft” or commission dollars.

Subject to applicable law, Brokerage and Research Services may be used to service the Company and any or all other Accounts, including Accounts that do not pay commissions to the broker-dealer relating to the Brokerage and Research Services arrangements. As a result, the Brokerage and Research Services (including soft dollar benefits) may disproportionately benefit other Accounts relative to the Company based on the amount of commissions paid by the Company in comparison to such other Accounts. The Investment Adviser does not attempt to allocate soft dollar benefits proportionately among clients or to track the benefits of Brokerage and Research Services to the commissions associated with a particular Account or group of Accounts.

Since the Company will generally acquire and dispose of investments in privately negotiated transactions, it will infrequently use brokers in the normal course of its business. Subject to policies established by the Company’s Board of Directors, the Investment Adviser will be primarily responsible for the execution of the publicly traded securities portion of its portfolio transactions and the allocation of brokerage commissions. The Investment Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally will seek reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon Brokerage and Research Services provided to the Investment Adviser and the Company and any other Accounts. In return for such services, the Company may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

Aggregation of Trades by the Investment Adviser

The Investment Adviser follows policies and procedures pursuant to which, subject to applicable law, it may combine or aggregate purchase or sale orders for the same security or other instrument for multiple clients (sometimes referred to as “bunching”) (including Accounts that are proprietary to Goldman Sachs), so that the orders can be executed at the same time and block trade treatment of any such orders can be elected when available. The Investment Adviser aggregates orders, when subject to applicable law, the Investment Adviser considers doing so appropriate and in the interests of its clients generally and may elect block trade treatment when available. In addition, under certain circumstances and subject to applicable law, trades for the Company may be aggregated with Accounts that contain Goldman Sachs assets.

When a bunched order or block trade is completely filled, or, if the order is only partially filled, at the end of the day, the Investment Adviser generally will allocate the securities or other instruments purchased or the proceeds of any sale pro rata among the participating Accounts, based on the Company’s relative size order. If an order is filled at several different prices, through multiple trades (whether at a particular broker-dealer or among multiple broker-dealers), generally all participating Accounts will receive the average price and pay the average commission. However, this may not always be the case (due to, e.g., odd lots, rounding, market practice or constraints applicable to particular Accounts).

Although it may do so in certain circumstances, the Investment Adviser does not always bunch or aggregate orders for different Accounts, elect block trade treatment or net buy and sell orders for the same

Account, if portfolio management decisions relating to the orders are made separately, or if bunching, aggregating, electing block trade treatment or netting is not appropriate or practicable from the Investment Adviser’s operational or other perspective. The Investment Adviser may be able to negotiate a better price and lower commission rate on aggregated trades than on trades that are not aggregated, and incur lower transaction costs on netted trades than trades that are not netted. Where transactions for an Account are not aggregated with other orders, or not netted against orders for the Company or other Accounts, the Company may not benefit from a better price and lower commission rate or lower transaction cost. Aggregation and netting of trades may disproportionately benefit some Accounts relative to other Accounts, including the Company, due to the relative amount of market savings obtained by the Accounts.

Other present and future activities of Goldman Sachs may give rise to additional conflicts of interest.

Certain Business Relationships

Certain of the Company’s current directors and officers are directors or officers of affiliated Goldman Sachs entities.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, making investments in portfolio companies in accordance with our investment objective and strategies, or repaying outstanding indebtedness, in which case the interest rate and maturity date of such indebtedness will be described in a prospectus supplement.

We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus will be used for the above purposes within six months after the completion of any offering of our securities, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you that we will achieve our targeted investment pace.

Until appropriate investment opportunities can be found, we may also invest the net proceeds of any offering of our securities primarily in cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less from the date of investment. These temporary investments may have lower yields than our other investments and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in lower yielding interest-bearing deposits or other short-term instruments.

The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the NYSE under the symbol “GSBD.” Our common stock has historically traded at prices both above and below our NAV per share. It is not possible to predict whether our common stock will trade at, above or below NAV in the future. See “Risk Factors.”

The following table sets forth, for each fiscal quarter beginning January 1, 2021, the NAV per share of our common stock, the range of high and low closing sales prices of our common stock reported on the NYSE, the closing sales price as a premium (discount) to NAV and distributions declared by us. On September 28, 2023, the last reported closing sales price of our common stock on the NYSE was $14.54 per share, which represented a discount of approximately 0.3% to the NAV per share reported by us as of June 30, 2023.

	NAV(1)	Closing Sales Price		Premium or Discount of High Sales Price to NAV (2)	Premium or Discount of Low Sales Price to NAV (2)	Declared Distribution (3)
		High	Low
Fiscal Year Ending December 31, 2023
Third Fiscal Quarter (through September 28, 2023)	*	$15.13	$13.64	*	*	$0.45
Second Fiscal Quarter	$14.59	$14.33	$12.79	(1.8)%	(12.3)%	$0.45
First Fiscal Quarter	$14.44	$16.40	$13.55	13.6%	(6.2)%	$0.45
Fiscal Year Ended December 31, 2022
Fourth Fiscal Quarter	$14.61	$16.07	$13.72	10.0%	(6.1)%	$0.45
Third Fiscal Quarter	$15.02	$18.05	$14.45	20.2%	(3.8)%	$0.45
Second Fiscal Quarter	$15.53	$20.33	$16.53	30.9%	6.4%	$0.45
First Fiscal Quarter	$15.80	$20.59	$19.06	30.3%	20.6%	$0.45
Fiscal Year Ended December 31, 2021
Fourth Fiscal Quarter	$15.86	$19.51	$18.49	23.0%	16.6%	$0.45
Third Fiscal Quarter	$15.92	$19.88	$18.35	24.9%	15.3%	$0.45
Second Fiscal Quarter	$16.05	$20.52	$18.90	27.9%	17.8%	$0.45
First Fiscal Quarter	$16.00	$20.26	$17.54	26.6%	9.6%	$0.45

(1)

NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the relevant quarter.

(2)	Calculated as the respective high or low closing sales price less NAV divided by NAV as of the last day in the relevant quarter.
(3)	Represents the dividend or distribution declared in the relevant quarter.
*	NAV has not yet been calculated for this period.

We intend to continue to pay quarterly distributions to our stockholders out of assets legally available for distribution. Future quarterly distributions, if any, will be determined by our Board of Directors. All future distributions will be subject to lawfully available funds therefor, and no assurance can be given that we will be able to declare such distributions in future periods.

We have elected to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC, commencing with our taxable year ended December 31, 2013. To maintain our tax treatment as a RIC, we must, among other things, timely distribute to our stockholders at least 90% of our investment company taxable income for each taxable year. We intend to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward taxable income for distribution in the following year and pay any applicable U.S. federal excise tax. We generally will be required to pay such U.S. federal excise tax if our distributions during a calendar year do not exceed the sum of (1) 98.0% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (3) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. We will not be subject to excise taxes on amounts on which we are required to pay corporate income taxes (such as retained net capital gains). If we retain net capital gains, we may treat such amounts as deemed distributions to our stockholders. In that case, you will be treated as if you had received an actual distribution of the capital gains we retained and then you reinvested the net after-tax proceeds in our common stock. In general, you also will be eligible to claim a tax credit (or, in certain circumstances, obtain a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. Stockholders should read carefully any written disclosure accompanying a distribution from us and should not assume that the source of any distribution is our net ordinary income or capital gains. The distributions we pay to our stockholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. Please refer to “Certain U.S. Federal Income Tax Considerations” for further information regarding the tax treatment of our distributions and the tax consequences of our retention of net capital gains. See also “Risk Factors.”

Unless our stockholders elect to receive their distributions in cash, we intend to make such distributions in additional shares of our common stock under our DRIP. Distributions paid in the form of additional shares of our common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions; however, investors participating in our DRIP will not receive any corresponding cash with which to pay any such applicable taxes. If you hold shares of our common stock through a broker or financial intermediary, you may elect to receive distributions in cash by notifying your broker or financial intermediary of your election to receive distributions in cash in lieu of shares of our common stock. Any distributions reinvested through the issuance of shares through our DRIP will increase our assets on which the Management Fee and the Incentive Fee are determined and paid to the Investment Adviser. See “Dividend Reinvestment Plan.”

The following table lists the quarterly distributions that we have declared per share of our common stock since January 1, 2021.

Period	Payment Date	Declared Distributions
First Quarter 2021	April 27, 2021	$0.45
Second Quarter 2021	July 27, 2021	$0.45
Third Quarter 2021	October 27, 2021	$0.45
Fourth Quarter 2021	January 27, 2022	$0.45

Total Declared for 2021		$1.80

First Quarter 2022	April 27, 2022	$0.45
Second Quarter 2022	July 27, 2022	$0.45
Third Quarter 2022	October 27, 2022	$0.45
Fourth Quarter 2022	January 27, 2023	$0.45

Total Declared for 2022		$1.80

First Quarter 2023	April 27, 2023	$0.45
Second Quarter 2023	July 27, 2023	$0.45
Third Quarter 2023	October 27, 2023	$0.45

Total Declared for 2023		$1.35

In connection with the consummation of the merger with Goldman Sachs Middle Market Lending Corp., pursuant to the Amended and Restated Agreement and Plan of Merger dated June 11, 2020, we announced special distributions aggregating to $0.15 per share which were payable in $0.05 increments on March 15, 2021, June 15, 2021 and September 15, 2021, to shareholders of record as of February 15, 2021, May 14, 2021, and August 16, 2021, respectively.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue” or “believe” or the negatives of, or other variations on, these terms or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this prospectus regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on, our portfolio companies. There may be events in the future, however, that we are not able to predict accurately or control. In particular, there are forward-looking statements under “Prospectus Summary—Goldman Sachs BDC, Inc.” The factors listed under “Risk Factors”, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Factors or events that could cause our actual results to differ from our forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, definitive proxy statements, other registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. Under Section 27A(b)(2)(B) and (D) of the Securities Act and Section 21E(b)(2)(B) and (D) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus or in the periodic reports we file under the Exchange Act.

The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	our future operating results;

•	disruptions in the capital markets, market conditions, and general economic uncertainty;

•

changes in political, economic, social or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including the effect of any pandemic or epidemic;

•	uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, and the war between Russia and Ukraine;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	the impact of increased competition;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our current and prospective portfolio companies to achieve their objectives;

•	the relative and absolute performance of the Investment Adviser of the Company;

•	the use of borrowed money to finance a portion of our investments;

•	our ability to make distributions;

•	the adequacy of our cash resources and working capital;

•	changes in interest rates, including the decommissioning of London InterBank Offered Rate (“LIBOR”);

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the impact of future acquisitions and divestitures;

•	the effect of changes in tax laws and regulations and interpretations thereof;

•	our ability to maintain our status as a BDC;

•	our ability to maintain our status under Subchapter M of the Code, as amended, as a RIC and our qualification for tax treatment as a RIC;

•	actual and potential conflicts of interest with the Investment Adviser and its affiliates;

•	general price and volume fluctuations in the stock market;

•	the ability of the Investment Adviser to attract and retain highly talented professionals;

•	the impact on our business from new or amended legislation or regulations, including the Inflation Reduction Act of 2022;

•	the availability of credit and/or our ability to access the equity and capital markets;

•	currency fluctuations, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•	the impact of elevated inflation and rising interest rates and the risk of recession on our portfolio companies;

•	the effect of global climate change on our portfolio companies;

•	the impact of interruptions in the supply chain on our portfolio companies;

•	purchases of our common stock pursuant to the 10b5-1 Plan or otherwise may result in the price of our common stock being higher than the price that otherwise might exist in the open market;

•	purchases of our common stock by us under the 10b5-1 Plan or otherwise may result in dilution to our NAV per share; and

•	the increased public scrutiny of and regulation related to corporate social responsibility.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent quarterly report on Form 10-Q and in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent annual report on Form 10-K is incorporated by reference herein.

SENIOR SECURITIES

Information about our senior securities is included in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Senior Securities” of our most recent annual report on Form 10-K, which is incorporated by reference herein. The report of our independent registered public accounting firm on such senior securities table is included in our most recent annual report on Form 10-K and is incorporated by reference herein. For a further explanation of the effects of our use of leverage, please see “Item 1A. Risk Factors—We borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us” of our most recent annual report on Form 10-K and subsequent filings with the SEC.

Information about our senior securities is shown in the following table as of June 30, 2023.

Period	Total Amount Outstanding Exclusive of Treasury Securities	Asset Coverage per Unit (1)	Involuntary Liquidating Preference per Unit (2)	Average Market Value per Unit (3)
Revolving Credit Facility (in millions)

June 30, 2023 (unaudited)	$1,102.12	$1,810.64	—	N/A

2025 Notes (in millions)

June 30, 2023 (unaudited)	$360.00	$1,810.64	—	N/A

2026 Notes (in millions)

June 30, 2023 (unaudited)	$500.00	$1,810.64	—	N/A

Foreign Currency Forward Contracts (in millions) (4)

June 30, 2023 (unaudited)	$7.75	$1,810.64	—	N/A

(1)

Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. As of June 30, 2023, our asset coverage per unit as calculated with respect to our aggregate secured senior securities was $3,236.23.

(2)

The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(3)	Not applicable because such senior securities are not registered for public trading.
(4)

We enter into foreign currency forward contracts from time to time to help mitigate the impact that an adverse change in foreign exchange rates would have on the value of our investments denominated in foreign currencies. The above table sets forth our net exposure to foreign currency forward contracts.

BUSINESS

Our business is described in “Item 1. Business” of our most recent annual report on Form 10-K and subsequent filings with the SEC, which are incorporated by reference herein.

MANAGEMENT

Please refer to our most recent definitive proxy statement and our most recent annual report on Form 10-K, as well as subsequent filings with the SEC, which are incorporated by reference into this prospectus, for information relating to the management of the Company and for information relating to the Investment Adviser.

Portfolio Management

GSAM manages our day-to-day operations and provides us with investment advisory and management services and certain administrative services. We consider the following individuals to be our portfolio managers who are primarily responsible for the day-to-day management of our portfolio.

Alex Chi. Mr. Chi is the co-chief executive officer and co-president of the Company and has served in such capacity since August 2022. Mr. Chi is also the co-chief executive officer and co-president of GS PMMC, GS PMMC II, GS MMLC II, and PSLF. Mr. Chi is co-head of Goldman Sachs Asset Management Private Credit in the Americas. Before assuming his current role, Mr. Chi spent 25 years in Goldman Sachs’s Investment Banking Division. Mr. Chi worked in the Financial and Strategic Investors Group from 2006 to 2019, managing Goldman Sachs’s relationships with private equity and related portfolio company clients. Prior to that, Mr. Chi worked in Leveraged Finance, where he spent six years structuring and executing leveraged loan and high yield debt financings for corporate and private equity clients across industries. He also spent three years in Asia focused on mergers and acquisitions and corporate finance transactions. Mr. Chi was named managing director in 2006 and partner in 2012.

David Miller. Mr. Miller is the co-chief executive officer and co-president of the Company and has served in such capacity since August 2022. Mr. Miller is also the co-chief executive officer and co-president of GS PMMC, GS PMMC II, GS MMLC II, and PSLF. Mr. Miller is co-head of Goldman Sachs Asset Management Private Credit in the Americas. He has spent his nearly 30-year career as an investor in middle market companies and has originated billions of dollars in commitments across all industries to companies in various stages of the lifecycle. He co-founded in 2004 Goldman Sachs’s middle market origination effort investing primarily firm capital and has led that business since 2013. Prior to joining Goldman Sachs in 2004, Mr. Miller was senior vice president of originations for GE Capital, where he was responsible for structuring and originating loans in the media and telecommunications sectors. Previously, Mr. Miller was a director at SunTrust Bank, responsible for originating and managing a portfolio of middle market loans. Mr. Miller was named managing director in 2012 and partner in 2014.

The Company’s portfolio managers do not receive any direct compensation from us for serving in such capacity.

The table below shows the dollar range of shares of common stock beneficially owned by our portfolio managers as of September 26, 2023.

Name of Portfolio Managers	Dollar Range of Equity Securities in the Company (1)(2)
Alex Chi	$—
David Miller	$100,001 - $500,000

(1)	Dollar ranges are as follows: none; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000; or over $1,000,000.
(2)	Dollar ranges were determined using the number of shares beneficially owned as of September 26, 2023 multiplied by our NAV per share as of June 30, 2023.

Other Accounts Managed

Our portfolio managers are also primarily responsible for the day-to-day management of the portfolios of certain other accounts. The table below provides certain information relating to such accounts as of June 30, 2023.

Name of Portfolio Manager	Type of Accounts	Total Number. of Other Assets	Total Other Assets (in millions)	Number of Other Accounts where Advisory Fee is Based on Performance	Total Assets in Other Accounts Where Advisory Fee is Based on Performance (in millions)
Alex Chi	Registered Investment Companies	6	$11,911.52	6	$11,911.52
	Other Pooled Investment Vehicles	44	$22,501.95	35	$21,425.87
	Other Accounts	20	$13,373.04	16	$4,165.79
David Miller	Registered Investment Companies	6	$11,911.52	6	$11,911.52
	Other Pooled Investment Vehicles	44	$22,501.95	35	$21,425.87
	Other Accounts	20	$14,130.80	16	$4,165.79

Please refer to “Potential Conflicts of Interest” for a description of material conflicts of interest that may arise in connection with our portfolio managers’ management of the Company, on the one hand, and the investments of the other accounts referred to in the table above, on the other.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

Please refer to “Certain Relationships and Related Party Transactions” in our most recent definitive proxy statement, as well as our most recent annual report on Form 10-K, which are incorporated by reference into this prospectus, for information relating to our related party transactions.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

Please refer to our most recent definitive proxy statement, which is incorporated by reference into this prospectus, for additional information relating to the control persons and principal stockholders of the Company.

To our knowledge, as of September 26, 2023, there were no persons that beneficially owned, either directly or indirectly or through one or more controlled companies, 25% or more of our outstanding voting securities, no persons that have acknowledged or asserted having control of us, and no persons who have been deemed to control us by an adjudication under Section 2(a)(9) of the Investment Company Act that has become final.

The following table sets forth, as of September 26, 2023, certain ownership information with respect to shares of the Company’s common stock for each of the Company’s current directors (including the nominees), executive officers and directors and executive officers as a group, and each person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. With respect to persons known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock, such knowledge is based on beneficial ownership filings made by the holders with the SEC and other information known to the Company. The percentage ownership is based on 109,563,525 shares of common stock outstanding as of September 26, 2023.

Name and Address	Type of Ownership	Shares Owned	Percentage
Beneficial owners of 5% or more
The Goldman Sachs Group, Inc. (1)	Beneficial	6,511,713	5.9%
Interested Directors
Kaysie Uniacke	Beneficial	22,557	*
Independent Directors
Jaime Ardila	Beneficial	19,414	*
Carlos E. Evans	Beneficial	14,446	*
Ross J. Kari	Beneficial	10,000	*
Timothy J. Leach	Beneficial	17,671	*
Richard A. Mark	Beneficial	17,667	*
Susan B. McGee	Beneficial	21,787	*
Executive Officers
Alex Chi	—	—	—
David Miller	Beneficial	20,000	*
Tucker Greene	—	—	—
David Pessah	—	—	—
Caroline Kraus	—	—	—
Julien Yoo	—	—	—
Justin Betzen	—	—	—
Greg Watts	—	—	—
Jennifer Yang	—	—	—
All executive officers and directors as a group (16 persons) (2)	—	—	—

*	Less than 1%.
(1)

Based on a Schedule 13G/A filed with the SEC on February 13, 2023. The address of The Goldman Sachs Group, Inc., a Delaware corporation, is 200 West Street, New York, New York 10282. The shares of the Company’s common stock shown in the above table as being owned by GS Group Inc. include 680,414 shares held directly by Goldman Sachs & Co. LLC, United Capital Financial Advisers, and Folio Investments Inc., each a subsidiary of GS Group Inc. GS Group Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Each of GS Group Inc. and Goldman Sachs & Co. LLC has indicated that it intends to vote the Company’s shares over which it has voting discretion in the same manner and proportion as shares of the Company over which GS Group Inc. or Goldman Sachs & Co. LLC does not have voting discretion.

(2)	The address for each of the Company’s directors and executive officers is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.
(3)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

PORTFOLIO COMPANIES

The table set forth below contains certain information as of June 30, 2023 for each portfolio company in which we had an investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance that we may provide upon request and any board observer or participation rights we may receive in connection with our investment. In this table, we have further specified our descriptions of certain investments to indicate whether they are first-lien or second-lien loans, unsecured debt, preferred stock, common stock or warrants.

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)		Cost	Fair Value	Footnotes
1st Lien/Senior Secured Debt -198.48%
1272775 B.C. LTD. (dba Everest Clinical Research)	675 Cochrane Drive East Tower, 4th Floor, Markham, Ontario Canada L3R 0B8	Professional Services	11.39%	S + 6.00%	11/06/26		$9,194	$9,110	$9,079	(5)(6)(7)
1272775 B.C. LTD. (dba Everest Clinical Research)	675 Cochrane Drive East Tower, 4th Floor, Markham, Ontario Canada L3R 0B8	Professional Services	12.45%	P + 6.00%	11/06/26		919	874	871	(5)(6)(7)(8)
1272775 B.C. LTD. (dba Everest Clinical Research)	675 Cochrane Drive East Tower, 4th Floor, Markham, Ontario Canada L3R 0B8	Professional Services	11.70%	CDN P + 4.75%	11/06/26	CAD	454	339	338	(5)(6)(7)
3SI Security Systems, Inc.	101 Lindenwood Drive, Suite 200, Malvern, PA 19355	Commercial Services & Supplies	12.01%	S + 6.50%	12/16/26		13,250	13,149	12,521	(7)
3SI Security Systems, Inc.	101 Lindenwood Drive, Suite 200, Malvern, PA 19355	Commercial Services & Supplies	12.01%	S + 6.50%	12/16/26		2,018	1,970	1,907	(7)
A Place For Mom, Inc.	701 5th Ave, Suite 3200, Seattle, WA 98104	Diversified Consumer Services	9.69%	L + 4.50%	02/10/26		7,278	7,263	6,550
Abacus Data Holdings, Inc. (dba Clutch Intermediate Holdings)	4850 Eastgate Mall, San Diego, CA 92121	Software	11.48%	S + 6.25%	03/10/27		16,141	15,869	15,818	(6)(7)
Abacus Data Holdings, Inc. (dba Clutch Intermediate Holdings)	4850 Eastgate Mall, San Diego, CA 92121	Software	11.48%	S + 6.25%	03/10/27		1,689	1,675	1,655	(6)(7)
Abacus Data Holdings, Inc. (dba Clutch Intermediate Holdings)	4850 Eastgate Mall, San Diego, CA 92121	Software	11.48%	S + 6.25%	03/10/27		1,220	774	769	(6)(7)(8)
Acquia, Inc.	53 State Street, 10th Floor Boston, MA 02109	Software	12.34%	L + 7.00%	10/31/25		42,164	41,118	41,321	(6)(7)
Acquia, Inc.	53 State Street, 10th Floor Boston, MA 02109	Software	12.29%	L + 7.00%	10/31/25		3,268	2,506	2,484	(6)(7)(8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	141 Flushing Avenue Brooklyn, Suite 501, NY 11205	Diversified Financial Services	10.74%	S + 5.50%	05/08/28		26,262	25,817	25,868	(6)(7)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	141 Flushing Avenue Brooklyn, Suite 501, NY 11205	Diversified Financial Services		S + 5.50%	05/08/28		2,530	(41)	(38)	(6)(7)(8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	141 Flushing Avenue Brooklyn, Suite 501, NY 11205	Diversified Financial Services		S + 5.50%	05/08/28		7,120	(58)	(107)	(6)(7)(8)
Ansira Partners, Inc.	2300 Locust Street, Saint Louis, MO 63103	Professional Services		L + 6.50% PIK	12/20/24		5,712	5,276	657	(7)(9)
Ansira Partners, Inc.	2300 Locust Street, Saint Louis, MO 63103	Professional Services		L + 6.50% PIK	12/20/24		347	325	40	(7)(9)
Ansira Partners, Inc.	2300 Locust Street, Saint Louis, MO 63103	Professional Services	15.24%	S + 10.00% (incl. 8.00% PIK)	12/20/24		158	36	32	(6)(7)(8)(10)
Apptio, Inc.	11100 N.E. 8th Street, Suite 600, Bellevue, WA 98004	IT Services	10.20%	S + 5.00%	01/10/25		79,154	77,741	78,362	(6)(7)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)		Cost	Fair Value	Footnotes
Apptio, Inc.	11100 N.E. 8th Street, Suite 600, Bellevue, WA 98004	IT Services	10.20%	S + 5.00%	01/10/25		$5,385	$1,585	$1,562	(6)(7)(8)
AQ Helios Buyer, Inc. (dba SurePoint)	4850 Smith Rd, Suite 101, Cincinnati, OH 45212	Software	12.28%	S + 7.00%	07/01/26		39,210	38,681	38,034	(6)(7)
AQ Helios Buyer, Inc. (dba SurePoint)	4850 Smith Rd, Suite 101, Cincinnati, OH 45212	Software	13.17%	S + 8.00%	07/01/26		6,600	5,219	5,186	(6)(7)(8)
AQ Helios Buyer, Inc. (dba SurePoint)	4850 Smith Rd, Suite 101, Cincinnati, OH 45212	Software	13.28%	S + 8.00%	07/01/26		2,339	2,339	2,327	(6)(7)
AQ Helios Buyer, Inc. (dba SurePoint)	4850 Smith Rd, Suite 101, Cincinnati, OH 45212	Software		S + 7.00%	07/01/26		4,570	(56)	(137)	(6)(7)(8)
Argos Health Holdings, Inc	2021 Cedar Springs Rd., Suite 1050, Dallas, TX 75201	Health Care Providers & Services	10.65%	S + 5.50%	12/03/27		21,670	21,332	21,020	(6)(7)
Aria Systems, Inc.	100 Pine Street, Suite 2450, San Francisco, CA 94111	Diversified Financial Services	13.22%	S + 8.00%	06/30/26		26,982	26,669	25,902	(6)(7)
Arrow Buyer, Inc. (dba Archer Technologies)	12 East 49th Street, New York NY 10017	Software	11.74%	S + 6.50%	06/28/30		2,942	2,868	2,868	(6)
Arrow Buyer, Inc. (dba Archer Technologies)	12 East 49th Street, New York NY 10017	Software		S + 6.50%	06/28/30		679	(8)	(8)	(6)(8)
Assembly Intermediate LLC	500 TECHNOLOGY DR, SUITE 450, Irvine CA 92618	Diversified Consumer Services	11.84%	S + 6.50%	10/19/27		43,991	43,314	43,551	(6)(7)
Assembly Intermediate LLC	500 TECHNOLOGY DR, SUITE 450, Irvine CA 92618	Diversified Consumer Services	11.84%	S + 6.50%	10/19/27		10,998	6,027	6,049	(6)(7)(8)
Assembly Intermediate LLC	500 TECHNOLOGY DR, SUITE 450, Irvine CA 92618	Diversified Consumer Services		S + 6.50%	10/19/27		4,399	(64)	(44)	(6)(7)(8)
ATX Networks Corp.	8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	Communications Equipment	13.00%	L + 7.50%	09/01/26		3,757	3,757	3,644	(5)(7)(11)
Badger Sportswear, Inc.	111 Badger Lane, Statesville, NC 28625-2758	Textiles, Apparel & Luxury Goods	9.87%	L + 4.50%	12/24/23		6,984	6,913	6,775
Bayside Opco, LLC (dba Pro-PT)	576 Broadhollow Road, Melville, NY 11747	Health Care Providers & Services		S + 7.25% PIK	05/31/26		2,667	2,573	2,600	(7)(9)
Bayside Opco, LLC (dba Pro-PT)	576 Broadhollow Road, Melville, NY 11747	Health Care Providers & Services		S + 7.25% PIK	05/31/26		943	775	783	(7)(9)
Bayside Opco, LLC (dba Pro-PT)	576 Broadhollow Road, Melville, NY 11747	Health Care Providers & Services	14.86%	S + 6.00% PIK	05/31/26		416	168	168	(7)(8)
Bigchange Group Limited	3150 Century Way, Thorpe Park, Leeds LS15 8ZB	Software	10.93%	SN + 6.00%	12/23/26	GBP	11,990	15,847	14,885	(5)(6)(7)
Bigchange Group Limited	3150 Century Way, Thorpe Park, Leeds LS15 8ZB	Software	10.93%	SN + 6.00%	12/23/26	GBP	1,795	1,946	1,956	(5)(6)(7)(8)
Bigchange Group Limited	3150 Century Way, Thorpe Park, Leeds LS15 8ZB	Software		SN + 6.00%	12/23/26	GBP	2,400	(47)	(69)	(5)(6)(7)(8)
Broadway Technology, LLC	5000 Plaza on the Lake, #150, Austin, Texas 78746	Diversified Financial Services	11.89%	S + 6.50%	01/08/26		25,513	25,204	25,385	(6)(7)
Broadway Technology, LLC	5000 Plaza on the Lake, #150, Austin, Texas 78746	Diversified Financial Services		S + 6.50%	01/08/26		1,090	(14)	(5)	(6)(7)(8)
BSI3 Menu Buyer, Inc (dba Kydia)	115 Perimeter Center Pl #1025, Atlanta, GA 30346	Diversified Financial Services	11.22%	S + 6.00%	01/25/28		962	948	914	(6)(7)
BSI3 Menu Buyer, Inc (dba Kydia)	115 Perimeter Center Pl #1025, Atlanta, GA 30346	Diversified Financial Services		S + 6.00%	01/25/28		38	(1)	(2)	(6)(7)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)		Cost	Fair Value	Footnotes
Bullhorn, Inc.	100 Summer Street, 17th FL, Boston, MA 02210	Professional Services	10.95%	S + 5.75%	09/30/26		$26,155	$25,437	$25,763	(6)(7)
Bullhorn, Inc.	100 Summer Street, 17th FL, Boston, MA 02210	Professional Services	10.95%	S + 5.75%	09/30/26		4,657	4,641	4,588	(6)(7)
Bullhorn, Inc.	100 Summer Street, 17th FL, Boston, MA 02210	Professional Services	10.95%	S + 5.75%	09/30/26		1,210	1,199	1,192	(6)(7)
Bullhorn, Inc.	100 Summer Street, 17th FL, Boston, MA 02210	Professional Services	10.95%	S + 5.75%	09/30/26		542	528	534	(6)(7)
Bullhorn, Inc.	100 Summer Street, 17th FL, Boston, MA 02210	Professional Services	10.95%	S + 5.75%	09/30/26		432	420	426	(6)(7)
Bullhorn, Inc.	100 Summer Street, 17th FL, Boston, MA 02210	Professional Services		S + 5.75%	09/30/26		1,344	(12)	(20)	(6)(7)(8)
Businessolver.com, Inc.	1025 Ashworth Road, Suite 101 West, Des Moines, IA 50265	Health Care Technology	10.84%	S + 5.50%	12/01/27		18,436	18,292	18,251	(6)(7)
Businessolver.com, Inc.	1025 Ashworth Road, Suite 101 West, Des Moines, IA 50265	Health Care Technology	10.84%	S + 5.50%	12/01/27		5,023	407	377	(6)(7)(8)
Capitol Imaging Acquisition Corp.	4241 Veterans Blvd. Suite 200, Metarie, LA 70006	Health Care Providers & Services	11.72%	S + 6.50%	10/01/26		17,746	17,501	17,214	(6)(7)
Capitol Imaging Acquisition Corp.	4241 Veterans Blvd. Suite 200, Metarie, LA 70006	Health Care Providers & Services	11.72%	S + 6.50%	10/01/26		794	772	770	(6)(7)
Capitol Imaging Acquisition Corp.	4241 Veterans Blvd. Suite 200, Metarie, LA 70006	Health Care Providers & Services		P + 5.50%	10/01/25		180	(2)	(5)	(6)(7)(8)
CFS Management, LLC (dba Center for Sight Management)	2601 S. Tamiami Trail Sarasota, FL 34239	Health Care Providers & Services	13.25%	S + 7.00% (incl. 0.75% PIK)	07/01/24		19,321	19,094	18,258	(6)(7)
CFS Management, LLC (dba Center for Sight Management)	2601 S. Tamiami Trail Sarasota, FL 34239	Health Care Providers & Services	13.25%	S + 7.00% (incl. 0.75% PIK)	07/01/24		3,353	3,297	3,169	(6)(7)
CFS Management, LLC (dba Center for Sight Management)	2601 S. Tamiami Trail Sarasota, FL 34239	Health Care Providers & Services	13.25%	S + 7.00% (incl. 0.75% PIK)	07/01/24		1,976	1,967	1,868	(6)(7)
Checkmate Finance Merger Sub, LLC	12531 South Fort Street, Draper, UT 84020	Entertainment	11.84%	S + 6.50%	12/31/27		31,022	30,527	30,169	(6)(7)
Checkmate Finance Merger Sub, LLC	12531 South Fort Street, Draper, UT 84020	Entertainment		S + 6.50%	12/31/27		3,140	(47)	(86)	(6)(7)(8)
Chronicle Bidco Inc. (dba Lexitas)	13101 Northwest Fwy, Ste 210, Houston, TX 77040	Professional Services	11.61%	S + 6.75%	05/18/29		45,736	44,160	44,479	(6)(7)
Chronicle Bidco Inc. (dba Lexitas)	13101 Northwest Fwy, Ste 210, Houston, TX 77040	Professional Services	11.76%	S + 6.75%	05/18/29		4,753	1,191	1,153	(6)(7)(8)
CivicPlus LLC	302 S. 4th Street, Manhattan, KS 66502	Software	12.23%	L + 6.50% (incl. 2.50% PIK)	08/24/27		6,407	6,300	6,263	(6)(7)
CivicPlus LLC	302 S. 4th Street, Manhattan, KS 66502	Software	12.23%	L + 6.50% (incl. 2.50% PIK)	08/24/27		6,353	6,249	6,210	(6)(7)
CivicPlus LLC	302 S. 4th Street, Manhattan, KS 66502	Software	12.23%	L + 6.50% (incl. 2.50% PIK)	08/24/27		3,010	2,958	2,942	(6)(7)
CivicPlus LLC	302 S. 4th Street, Manhattan, KS 66502	Software	11.15%	L + 6.25%	08/24/27		1,217	200	192	(6)(7)(8)
Clearcourse Partnership Acquireco Finance Limited	10-12 Eastcheap, First Floor, London, England EC3M 1AJ	IT Services	12.43%	SN + 8.25% (incl. 0.75% PIK)	07/25/28	GBP	13,378	15,782	16,522	(5)(6)(7)
Clearcourse Partnership Acquireco Finance Limited	10-12 Eastcheap, First Floor, London, England EC3M 1AJ	IT Services	11.68%	SN + 7.50%	07/25/28	GBP	11,620	6,638	6,823	(5)(6)(7)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
CloudBees, Inc.	4 N 2nd Street, Suite 1270, San Jose, CA 95113	Software	12.22%	S + 7.00% (incl. 2.50% PIK)	11/24/26	$29,104	$27,787	$28,667	(6)(7)
CloudBees, Inc.	4 N 2nd Street, Suite 1270, San Jose, CA 95113	Software	12.22%	S + 7.00% (incl. 2.50% PIK)	11/24/26	13,175	11,823	12,239	(6)(7)(8)
Coding Solutions Acquisition, Inc.	6509 Windcrest Dr, Plano, TX 75024	Health Care Providers & Services	10.60%	S + 5.50%	05/11/28	14,755	14,497	14,386	(6)(7)
Coding Solutions Acquisition, Inc.	6509 Windcrest Dr, Plano, TX 75024	Health Care Providers & Services	10.60%	S + 5.50%	05/11/28	2,120	391	371	(6)(7)(8)
Coding Solutions Acquisition, Inc.	6509 Windcrest Dr, Plano, TX 75024	Health Care Providers & Services	10.58%	S + 5.50%	05/11/28	4,459	424	355	(6)(7)(8)
Computer Services, Inc.	3901 Technology Drive, Paducah, KY 42001	Diversified Financial Services	12.03%	S + 6.75%	11/15/29	998	969	973	(6)(7)
CORA Health Holdings Corp	1110 Shawnee Road, Lima, OH 45805	Health Care Providers & Services	11.16%	S + 5.75%	06/15/27	22,477	22,239	18,881	(6)(7)
CORA Health Holdings Corp	1110 Shawnee Road, Lima, OH 45805	Health Care Providers & Services	11.16%	S + 5.75%	06/15/27	379	375	318	(6)(7)
CorePower Yoga LLC	3001 Brighton Blvd, Suite 269, Denver CO 80216	Diversified Consumer Services	12.54%	L + 7.00% (incl. 5.00% PIK)	05/14/25	26,944	25,518	22,633	(6)(7)
CorePower Yoga LLC	3001 Brighton Blvd, Suite 269, Denver CO 80216	Diversified Consumer Services		L + 7.00% (incl. 5.00% PIK)	05/14/25	1,687	(80)	(270)	(6)(7)(8)
Coretrust Purchasing Group LLC	One Park Plaza, Bldg. 1, Nashville, TN 37203	Diversified Financial Services	11.85%	S + 6.75%	10/01/29	771	749	751	(6)(7)
Coretrust Purchasing Group LLC	One Park Plaza, Bldg. 1, Nashville, TN 37203	Diversified Financial Services		S + 6.75%	10/01/29	113	(3)	(3)	(6)(7)(8)
Coretrust Purchasing Group LLC	One Park Plaza, Bldg. 1, Nashville, TN 37203	Diversified Financial Services		S + 6.75%	10/01/29	113	(2)	(3)	(6)(7)(8)
CST Buyer Company (dba Intoxalock)	11035 Aurora Avenue, Des Moines, IA 50325	Diversified Consumer Services	11.95%	S + 6.75%	11/01/28	909	884	886	(6)(7)
CST Buyer Company (dba Intoxalock)	11035 Aurora Avenue, Des Moines, IA 50325	Diversified Consumer Services		S + 6.75%	11/01/28	86	(2)	(2)	(6)(7)(8)
DECA Dental Holdings LLC	12750 Merit Dr Ste 1100, Dallas, TX 75251	Health Care Providers & Services	11.09%	S + 5.75%	08/28/28	21,290	20,955	20,439	(6)(7)
DECA Dental Holdings LLC	12750 Merit Dr Ste 1100, Dallas, TX 75251	Health Care Providers & Services	11.09%	S + 5.75%	08/28/28	7,373	2,167	1,946	(6)(7)(8)
DECA Dental Holdings LLC	12750 Merit Dr Ste 1100, Dallas, TX 75251	Health Care Providers & Services	11.09%	S + 5.75%	08/26/27	1,711	1,572	1,528	(6)(7)(8)
Diligent Corporation	111 West 33rd St. 16th Floor, New York NY 10120	Professional Services	9.66%	E + 6.25%	08/04/25	€37,482	42,814	40,798	(6)(7)
Diligent Corporation	111 West 33rd St. 16th Floor, New York NY 10120	Professional Services	11.45%	S + 6.25%	08/04/25	24,227	23,646	24,166	(6)(7)
Diligent Corporation	111 West 33rd St. 16th Floor, New York NY 10120	Professional Services	11.48%	S + 6.25%	08/04/25	3,100	1,457	1,480	(6)(7)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
Elemica Parent, Inc.	550 E Swedesford Road, Suite 310, Wayne, PA 19087	Chemicals	11.54%	S + 6.00%	09/18/25	$6,912	$6,636	$6,635	(6)(7)
Elemica Parent, Inc.	550 E Swedesford Road, Suite 310, Wayne, PA 19087	Chemicals	11.00%	S + 5.50%	09/18/25	1,474	1,451	1,415	(6)(7)
Elemica Parent, Inc.	550 E Swedesford Road, Suite 310, Wayne, PA 19087	Chemicals	11.54%	S + 6.00%	09/18/25	1,355	1,315	1,301	(6)(7)
Elemica Parent, Inc.	550 E Swedesford Road, Suite 310, Wayne, PA 19087	Chemicals	10.82%	S + 5.50%	09/18/25	930	907	893	(6)(7)
Elemica Parent, Inc.	550 E Swedesford Road, Suite 310, Wayne, PA 19087	Chemicals	11.54%	S + 6.00%	09/18/25	552	543	530	(6)(7)
Eptam Plastics, Ltd.	2 Riverside Business Park, Northfield, New Hampshire 03276	Health Care Equipment & Supplies	10.70%	S + 5.50%	12/06/25	10,316	10,035	9,981	(6)(7)
Eptam Plastics, Ltd.	2 Riverside Business Park, Northfield, New Hampshire 03276	Health Care Equipment & Supplies	11.37%	S + 6.00%	12/06/25	5,654	5,566	5,541	(6)(7)
Eptam Plastics, Ltd.	2 Riverside Business Park, Northfield, New Hampshire 03276	Health Care Equipment & Supplies	10.70%	S + 5.50%	12/06/25	4,853	4,804	4,696	(6)(7)
Eptam Plastics, Ltd.	2 Riverside Business Park, Northfield, New Hampshire 03276	Health Care Equipment & Supplies	10.70%	S + 5.50%	12/06/25	4,446	4,384	4,302	(6)(7)
Eptam Plastics, Ltd.	2 Riverside Business Park, Northfield, New Hampshire 03276	Health Care Equipment & Supplies	10.71%	S + 5.50%	12/06/25	2,269	1,984	1,968	(6)(7)(8)
ESO Solutions, Inc	11500 Alterra Parkway, Suite 100, Austin, TX 78758	Health Care Technology	12.25%	S + 7.00%	05/03/27	39,908	39,345	39,309	(6)(7)
ESO Solutions, Inc	11500 Alterra Parkway, Suite 100, Austin, TX 78758	Health Care Technology	12.33%	S + 7.00%	05/03/27	3,620	2,125	2,118	(6)(7)(8)
Everest Clinical Research Corporation	675 Cochrane Drive East Tower, 4th Floor, Markham, Ontario Canada L3R 0B8	Professional Services	11.39%	S + 6.00%	11/06/26	5,771	5,670	5,699	(5)(6)(7)
Experity, Inc.	8777 Velocity Dr., Machesney Park, IL 61115	Health Care Technology	11.09%	S + 5.75%	02/24/28	905	902	873	(6)(7)
Experity, Inc.	8777 Velocity Dr., Machesney Park, IL 61115	Health Care Technology	11.09%	S + 5.75%	02/24/28	81	18	16	(6)(7)(8)
Frontgrade Technologies Holdings Inc.	4350 Centennial Blvd. Colorado Springs, CO 80907	Aerospace & Defense	11.99%	S + 6.75%	01/09/30	977	949	957	(6)(7)
Frontgrade Technologies Holdings Inc.	4350 Centennial Blvd. Colorado Springs, CO 80907	Aerospace & Defense		S + 6.75%	01/09/28	101	(3)	(2)	(6)(7)(8)
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services	13.00%	L + 7.50% (Incl. 3.00% PIK)	10/04/27	61,965	60,799	60,416	(6)(7)
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services	13.00%	L + 7.50% (Incl. 3.00% PIK)	10/04/27	23,979	23,507	23,380	(6)(7)
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services	13.00%	L + 7.50% (Incl. 3.00% PIK)	10/04/27	3,380	1,110	1,094	(6)(7)(8)
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services	13.00%	L + 7.50% (Incl. 3.00% PIK)	10/04/27	441	131	132	(6)(7)(8)
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services		S + 8.25%	05/01/30	11,876	—	—	(6)(8)
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services		S + 8.25%	05/01/30	37,738	—	—	(6)(8)
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services		S + 8.25%	05/01/30	5,278	—	—	(6)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
Fullsteam Operations LLC	540 Devall Dr., Ste. 301, Auburn, AL 36832	Diversified Financial Services		S + 8.25%	05/01/28	$2,111	$—	$—	(6)(8)
Gainsight, Inc.	350 Bay Street, Suite 100, San Francisco, CA 94133	Software	11.58%	S + 6.75% PIK	07/30/27	47,237	46,706	46,056	(6)(7)
Gainsight, Inc.	350 Bay Street, Suite 100, San Francisco, CA 94133	Software	11.94%	S + 6.75% PIK	07/30/27	5,320	3,736	3,667	(6)(7)(8)
GHA Buyer Inc. (dba Cedar Gate)	One Sound Shore Drive, Suite 300, Greenwich, CT 06830	Health Care Technology	13.64%	S + 8.25% (incl. 3.75% PIK)	06/24/26	15,041	14,867	14,289	(6)(7)
GHA Buyer Inc. (dba Cedar Gate)	One Sound Shore Drive, Suite 300, Greenwich, CT 06830	Health Care Technology	13.64%	S + 8.25% (incl. 3.75% PIK)	06/24/26	2,639	2,614	2,507	(6)(7)
GHA Buyer Inc. (dba Cedar Gate)	One Sound Shore Drive, Suite 300, Greenwich, CT 06830	Health Care Technology	13.64%	S + 8.25% (incl. 3.75% PIK)	06/24/26	984	971	934	(6)(7)
GHA Buyer Inc. (dba Cedar Gate)	One Sound Shore Drive, Suite 300, Greenwich, CT 06830	Health Care Technology		S + 8.25% (incl. 3.75% PIK)	06/24/26	1,880	(21)	(94)	(6)(7)(8)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	707 17th Street, Suite 4000, Denver, Colorado 80202	Software	12.15%	S + 7.00% (incl. 1.50% PIK)	01/29/27	29,102	28,622	28,957	(6)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	707 17th Street, Suite 4000, Denver, Colorado 80202	Software	11.15%	S + 6.00%	01/29/27	3,762	3,707	3,743	(6)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	707 17th Street, Suite 4000, Denver, Colorado 80202	Software	11.55%	S + 6.50%	01/29/27	2,583	777	788	(6)(8)
Governmentjobs.com, Inc. (dba NeoGov)	300 Continental Blvd., El Segundo, CA 90245	Software	10.70%	S + 5.50%	12/01/28	41,857	41,772	41,125	(6)(7)
Governmentjobs.com, Inc. (dba NeoGov)	300 Continental Blvd., El Segundo, CA 90245	Software	10.70%	S + 5.50%	12/02/27	4,710	1,757	1,684	(6)(7)(8)
Governmentjobs.com, Inc. (dba NeoGov)	300 Continental Blvd., El Segundo, CA 90245	Software		S + 5.50%	12/01/28	14,718	(14)	(258)	(6)(7)(8)
GS AcquisitionCo, Inc. (dba Insightsoftware)	3301 Benson Drive, Suite 201, Raleigh, NC 27609	Diversified Financial Services	11.14%	S + 5.75%	05/22/26	24,440	24,244	23,707	(6)
GS AcquisitionCo, Inc. (dba Insightsoftware)	3301 Benson Drive, Suite 201, Raleigh, NC 27609	Diversified Financial Services	11.14%	S + 5.75%	05/22/26	982	319	298	(6)(8)
Halo Branded Solutions, Inc.	1500 HALO Way, Sterling, IL 61081	Commercial Services & Supplies	9.70%	S + 4.50%	06/30/25	6,257	6,236	5,596
HealthEdge Software, Inc.	30 Corporate Drive, Burlington, MA 01803	Health Care Technology	11.41%	L + 7.00%	04/09/26	35,400	34,913	34,692	(6)(7)
HealthEdge Software, Inc.	30 Corporate Drive, Burlington, MA 01803	Health Care Technology	11.41%	L + 7.00%	04/09/26	3,299	3,299	3,233	(6)(7)
HealthEdge Software, Inc.	30 Corporate Drive, Burlington, MA 01803	Health Care Technology		P + 6.00%	04/09/26	3,800	(50)	(76)	(6)(7)(8)
HealthEdge Software, Inc.	30 Corporate Drive, Burlington, MA 01803	Health Care Technology		L + 7.00%	04/09/26	9,500	(61)	(190)	(6)(7)(8)
Helios Buyer, Inc. (dba Heartland)	51327 Quadrate Drive, Macomb, MI 48042	Diversified Consumer Services	11.10%	S + 6.00%	12/15/26	18,891	18,677	18,654	(6)(7)
Helios Buyer, Inc. (dba Heartland)	51327 Quadrate Drive, Macomb, MI 48042	Diversified Consumer Services	11.27%	S + 6.00%	12/15/26	14,774	14,669	14,589	(6)(7)
Helios Buyer, Inc. (dba Heartland)	51327 Quadrate Drive, Macomb, MI 48042	Diversified Consumer Services	11.10%	S + 6.00%	12/15/26	7,784	7,677	7,687	(6)(7)
Helios Buyer, Inc. (dba Heartland)	51327 Quadrate Drive, Macomb, MI 48042	Diversified Consumer Services		S + 6.00%	12/15/26	2,363	(28)	(30)	(6)(7)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)		Cost	Fair Value	Footnotes
Highfive Dental Holdco, LLC	2 Metroplex Drive Suite 235, Homewood, Alabama 35209	Health Care Providers & Services	12.00%	S + 6.75%	06/13/28		$2,813	$2,728	$2,728	(6)
Highfive Dental Holdco, LLC	2 Metroplex Drive Suite 235, Homewood, Alabama 35209	Health Care Providers & Services		S + 6.75%	06/13/28		313	(9)	(9)	(6)(8)
Highfive Dental Holdco, LLC	2 Metroplex Drive Suite 235, Homewood, Alabama 35209	Health Care Providers & Services		S + 6.75%	06/13/28		1,875	(56)	(56)	(6)(8)
Hollander Intermediate LLC (dba Bedding Acquisition, LLC)	901 Yamato Road, suite 250, Boca Raton Fl, 33431	Household Products	13.97%	S + 8.75%	09/21/26		39,054	38,158	35,148	(6)(7)
Honor HN Buyer, Inc	100 Challenger Rd Suite 105, Ridgefield Park, NJ 07660	Health Care Providers & Services	11.14%	S + 5.75%	10/15/27		23,991	23,624	23,511	(6)(7)
Honor HN Buyer, Inc	100 Challenger Rd Suite 105, Ridgefield Park, NJ 07660	Health Care Providers & Services	11.04%	S + 5.75%	10/15/27		15,191	14,942	14,887	(6)(7)
Honor HN Buyer, Inc	100 Challenger Rd Suite 105, Ridgefield Park, NJ 07660	Health Care Providers & Services	11.29%	S + 6.00%	10/15/27		9,990	4,033	3,958	(6)(7)(8)
Honor HN Buyer, Inc	100 Challenger Rd Suite 105, Ridgefield Park, NJ 07660	Health Care Providers & Services	13.00%	P + 4.75%	10/15/27		2,802	310	294	(6)(7)(8)
HowlCO LLC (dba Lone Wolf)	231 Shearson Crescent, Suite 310, Cambridge, ON N1T 1J5 Canada	Real Estate Mgmt. & Development	11.23%	S + 6.00%	10/23/26		34,868	34,499	33,125	(5)(6)(7)
HowlCO LLC (dba Lone Wolf)	231 Shearson Crescent, Suite 310, Cambridge, ON N1T 1J5 Canada	Real Estate Mgmt. & Development	11.32%	S + 6.50%	10/23/26		11,284	11,207	10,720	(5)(6)(7)
HowlCO LLC (dba Lone Wolf)	231 Shearson Crescent, Suite 310, Cambridge, ON N1T 1J5 Canada	Real Estate Mgmt. & Development	11.39%	S + 6.50%	10/23/26		10,696	10,625	10,161	(5)(6)(7)
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)	6504 Bridge Point Parkway, Suite 425 Austin, TX 78730	Hotels, Restaurants & Leisure	11.95%	S + 6.75%	07/09/25		56,505	54,404	54,810	(6)(7)
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)	6504 Bridge Point Parkway, Suite 425 Austin, TX 78730	Hotels, Restaurants & Leisure	11.95%	S + 6.75%	07/09/25		4,688	3,111	3,070	(6)(7)(8)
HumanState Limited (dba PayProp)	44 London Road, Sevenoaks, Kent, TN13 1AS	Diversified Consumer Services	10.58%	SN + 6.00%	11/23/28	GBP	17,000	20,227	21,266	(5)(6)(7)
HumanState Limited (dba PayProp)	44 London Road, Sevenoaks, Kent, TN13 1AS	Diversified Consumer Services		SN + 6.00%	11/23/28	GBP	2,600	(12)	(50)	(5)(6)(7)(8)
HumanState Limited (dba PayProp)	44 London Road, Sevenoaks, Kent, TN13 1AS	Diversified Consumer Services		SN + 6.00%	11/23/28	GBP	7,270	4	(139)	(5)(6)(7)(8)
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Professional Services	12.38%	S + 7.25% (incl. 3.88% PIK)	08/18/28		44,972	44,290	43,398	(6)(7)
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Professional Services	11.99%	S + 6.75%	08/18/28		4,199	638	554	(6)(7)(8)
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Professional Services		S + 7.25% (incl. 3.88% PIK)	08/18/28		10,829	—	(379)	(6)(7)(8)
Intelligent Medical Objects, Inc.	439 CHICORA DRIVE, LEWISTON, NY, 14094	Health Care Technology	11.09%	S + 6.00%	05/11/29		12,431	12,213	12,182	(6)(7)
Intelligent Medical Objects, Inc.	439 CHICORA DRIVE, LEWISTON, NY, 14094	Health Care Technology	11.04%	S + 6.00%	05/11/29		2,983	771	744	(6)(7)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
Intelligent Medical Objects, Inc.	439 CHICORA DRIVE, LEWISTON, NY, 14094	Health Care Technology		S + 6.00%	05/11/28	$1,490	$(25)	$(30)	(6)(7)(8)
Internet Truckstop Group, LLC (dba Truckstop)	222 N Plymouth Ave New Plymouth, ID, 83655	Transportation Infrastructure	10.89%	S + 5.00%	04/02/25	50,650	49,505	50,144	(6)(7)
Internet Truckstop Group, LLC (dba Truckstop)	222 N Plymouth Ave New Plymouth, ID, 83655	Transportation Infrastructure		S + 5.50%	04/02/25	4,400	(39)	(44)	(6)(7)(8)
Iracore International Holdings, Inc.	3516 13th Avenue, Hibbing, MN 55746	Energy Equipment & Services	14.39%	S + 9.00%	04/12/24	2,361	2,361	2,337	(7)(11)
iWave Information Systems, Inc.	2nd Level, Confederation Court Mall, Box 182 – 134 Kent Street, Charlottetown, PE, Canada C1A 8R8	Software	12.14%	S + 6.75%	11/23/28	887	866	865	(5)(6)(7)
iWave Information Systems, Inc.	2nd Level, Confederation Court Mall, Box 182 – 134 Kent Street, Charlottetown, PE, Canada C1A 8R8	Software		S + 6.75%	11/23/28	109	(2)	(3)	(5)(6)(7)(8)
Kaseya Inc.	701 Brickell Avenue, #400, Miami, FL 33131	IT Services	11.36%	S + 6.25% (incl. 2.50% PIK)	06/25/29	18,500	18,253	18,222	(6)(7)
Kaseya Inc.	701 Brickell Avenue, #400, Miami, FL 33131	IT Services	11.36%	S + 6.25% (incl. 2.50% PIK)	06/25/29	1,100	261	258	(6)(7)(8)
Kaseya Inc.	701 Brickell Avenue, #400, Miami, FL 33131	IT Services	11.36%	S + 6.25% (incl. 2.50% PIK)	06/25/29	1,100	60	51	(6)(7)(8)
Kawa Solar Holdings Limited	Anckelmannsplatz 1, 20537 Hamburg, Germany	Construction & Engineering			12/31/23	3,917	3,603	1,283	(5)(7)(11)(12)
Kawa Solar Holdings Limited	Anckelmannsplatz 1, 20537 Hamburg, Germany	Construction & Engineering			12/31/23	3,318	800	—	(5)(7)(11)(12)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	401 Church Street, Suite 1400, Nashville, TN 37219	Health Care Providers & Services	12.26%	S + 7.00%	03/18/27	994	981	974	(6)(7)
Lithium Technologies, Inc.	225 Bush St., 15th Floor, San Francisco, CA 94104	Interactive Media & Services	13.08%	S + 8.00%	01/03/24	89,013	88,732	86,343	(6)(7)
Lithium Technologies, Inc.	225 Bush St., 15th Floor, San Francisco, CA 94104	Interactive Media & Services	13.01%	S + 8.00%	01/03/24	5,110	3,567	3,424	(6)(7)(8)
LS Clinical Services Holdings, Inc (dba CATO)	241 Waverly Oaks Road, Waltham, MA 02452	Pharmaceuticals	12.28%	S + 6.75%	12/16/27	15,166	14,865	14,749	(6)(7)
LS Clinical Services Holdings, Inc (dba CATO)	241 Waverly Oaks Road, Waltham, MA 02452	Pharmaceuticals	12.14%	S + 6.75%	12/16/26	2,200	2,160	2,139	(6)(7)
MedeAnalytics, Inc.	501 W President George Bush Highway, Suite 250, Richardson, TX 75080	Health Care Technology		3.00% PIK	10/09/26	218	142	142	(6)(7)(9)(11)
MerchantWise Solutions, LLC (dba HungerRush)	1315 West Sam Houston Pkwy North, Suite 100, Houston, TX 77043	Diversified Financial Services	11.24%	S + 6.00%	06/01/28	21,528	21,159	20,452	(6)(7)
MerchantWise Solutions, LLC (dba HungerRush)	1315 West Sam Houston Pkwy North, Suite 100, Houston, TX 77043	Diversified Financial Services	11.24%	S + 6.00%	06/01/28	5,417	3,526	3,348	(6)(7)(8)
MerchantWise Solutions, LLC (dba HungerRush)	1315 West Sam Houston Pkwy North, Suite 100, Houston, TX 77043	Diversified Financial Services		S + 6.00%	06/01/28	2,718	(45)	(136)	(6)(7)(8)
Millstone Medical Outsourcing, LLC	580 Commerce Drive, Fall River, MA 02720	Health Care Providers & Services	11.34%	S + 5.75%	12/15/27	10,193	10,032	9,989	(6)(7)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
Millstone Medical Outsourcing, LLC	580 Commerce Drive, Fall River, MA 02720	Health Care Providers & Services	13.25%	P + 5.00%	12/15/27	$2,217	$262	$251	(6)(7)(8)
MRI Software LLC	28925 Fountain Parkway Solon, OH 44139 United States	Real Estate Mgmt. & Development	10.84%	S + 5.50%	02/10/26	23,099	22,414	22,291
MRI Software LLC	28925 Fountain Parkway Solon, OH 44139 United States	Real Estate Mgmt. & Development	10.84%	S + 5.50%	02/10/26	6,503	6,482	6,275
MRI Software LLC	28925 Fountain Parkway Solon, OH 44139 United States	Real Estate Mgmt. & Development		S + 5.50%	02/10/26	1,612	(20)	(56)	(8)
NFM & J, L.P. (dba the Facilities Group)	217 N. Howard Avenue, Ste. 200, Tampa, Florida 33606	Professional Services	10.95%	S + 5.75%	11/30/27	16,994	16,729	16,484	(6)(7)
NFM & J, L.P. (dba the Facilities Group)	217 N. Howard Avenue, Ste. 200, Tampa, Florida 33606	Professional Services	11.11%	S + 5.75%	11/30/27	17,265	15,416	15,162	(6)(7)(8)
NFM & J, L.P. (dba the Facilities Group)	217 N. Howard Avenue, Ste. 200, Tampa, Florida 33606	Professional Services		P + 4.75%	11/30/27	2,992	(45)	(90)	(6)(7)(8)
One GI LLC	1325 Eastmoreland, Suite 410, Memphis, Tennessee 38104	Health Care Providers & Services	11.95%	S + 6.75%	12/22/25	22,529	22,278	21,177	(6)(7)
One GI LLC	1325 Eastmoreland, Suite 410, Memphis, Tennessee 38104	Health Care Providers & Services	11.95%	S + 6.75%	12/22/25	12,025	11,866	11,304	(6)(7)
One GI LLC	1325 Eastmoreland, Suite 410, Memphis, Tennessee 38104	Health Care Providers & Services	11.95%	S + 6.75%	12/22/25	9,263	9,161	8,707	(6)(7)
One GI LLC	1325 Eastmoreland, Suite 410, Memphis, Tennessee 38104	Health Care Providers & Services	11.95%	S + 6.75%	12/22/25	6,642	6,500	6,200	(6)(7)(8)
One GI LLC	1325 Eastmoreland, Suite 410, Memphis, Tennessee 38104	Health Care Providers & Services	11.95%	S + 6.75%	12/22/25	3,610	3,571	3,393	(6)(7)
Output Services Group, Inc.	100 Challenger Road, Suite 303, Ridgefield Park, NJ 07660	Diversified Consumer Services		S + 6.75% (incl. 1.50% PIK)	06/29/26	3,875	3,857	969	(9)
PDDS Holdco, Inc. (dba Planet DDS)	3990 Westerly Pl #200, Newport Beach, CA 92660	Health Care Technology	13.09%	S + 7.50%	07/18/28	24,090	23,666	23,608	(6)(7)
PDDS Holdco, Inc. (dba Planet DDS)	3990 Westerly Pl #200, Newport Beach, CA 92660	Health Care Technology	12.93%	S + 7.50%	07/18/28	2,805	2,805	2,749	(6)(7)
PDDS Holdco, Inc. (dba Planet DDS)	3990 Westerly Pl #200, Newport Beach, CA 92660	Health Care Technology	13.09%	S + 7.50%	07/18/28	2,255	2,235	2,210	(6)(7)
PDDS Holdco, Inc. (dba Planet DDS)	3990 Westerly Pl #200, Newport Beach, CA 92660	Health Care Technology	13.09%	S + 7.50%	07/18/28	9,559	594	474	(6)(7)(8)
PDDS Holdco, Inc. (dba Planet DDS)	3990 Westerly Pl #200, Newport Beach, CA 92660	Health Care Technology		S + 7.50%	07/18/28	1,815	(31)	(23)	(6)(7)(8)
PDDS Holdco, Inc. (dba Planet DDS)	3990 Westerly Pl #200, Newport Beach, CA 92660	Health Care Technology		S + 7.50%	07/18/28	2,805	(24)	(35)	(6)(7)(8)
Picture Head Midco LLC	1132 N Vine., St. Hollywood, CA 90038	Entertainment	12.06%	S + 6.75%	08/31/23	45,077	44,804	44,176	(6)(7)
Pioneer Buyer I, LLC	154 W 14th St, 2nd Floor New York, NY 10014	Software	12.24%	S + 7.00% PIK	11/01/28	27,849	27,472	27,292	(6)(7)
Pioneer Buyer I, LLC	154 W 14th St, 2nd Floor New York, NY 10014	Software		S + 7.00% PIK	11/01/27	4,300	(63)	(86)	(6)(7)(8)
PlanSource Holdings, Inc.	101 South Garland Avenue, Orlando, FL 32801	Health Care Technology	11.36%	L + 6.25%	04/22/25	56,720	55,212	56,011	(6)(7)
PlanSource Holdings, Inc.	101 South Garland Avenue, Orlando, FL 32801	Health Care Technology	11.36%	L + 6.25%	04/22/25	905	897	893	(6)(7)
PlanSource Holdings, Inc.	101 South Garland Avenue, Orlando, FL 32801	Health Care Technology	11.36%	L + 6.25%	04/22/25	905	897	893	(6)(7)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
PlanSource Holdings, Inc.	101 South Garland Avenue, Orlando, FL 32801	Health Care Technology		L + 6.25%	04/22/25	$7,824	$(97)	$(98)	(6)(7)(8)
Pluralsight, Inc	42 Future Way, Draper, UT 84020	Professional Services	13.04%	S + 8.00%	04/06/27	75,915	74,851	74,207	(6)(7)
Pluralsight, Inc	42 Future Way, Draper, UT 84020	Professional Services	13.04%	S + 8.00%	04/06/27	5,100	2,483	2,435	(6)(7)(8)
Premier Care Dental Management, LLC	3333 New Hyde Park Rd., Ste 304, New Hyde Park, NY 11040	Health Care Providers & Services	10.60%	S + 5.50%	08/05/28	18,541	18,252	17,382	(6)(7)
Premier Care Dental Management, LLC	3333 New Hyde Park Rd., Ste 304, New Hyde Park, NY 11040	Health Care Providers & Services	10.60%	S + 5.50%	08/05/28	10,059	9,890	9,430	(6)(7)
Premier Care Dental Management, LLC	3333 New Hyde Park Rd., Ste 304, New Hyde Park, NY 11040	Health Care Providers & Services		S + 5.50%	08/05/27	3,052	(42)	(191)	(6)(7)(8)
Premier Imaging, LLC (dba Lucid Health)	100 E. Campus View Blvd. Suite 100 Columbus, OH 43235	Health Care Providers & Services	11.22%	S + 6.00%	01/02/25	27,277	26,581	26,596	(6)(7)
Premier Imaging, LLC (dba Lucid Health)	100 E. Campus View Blvd. Suite 100 Columbus, OH 43235	Health Care Providers & Services	11.22%	S + 6.00%	01/02/25	7,588	7,529	7,398	(6)(7)
Premier Imaging, LLC (dba Lucid Health)	100 E. Campus View Blvd. Suite 100 Columbus, OH 43235	Health Care Providers & Services	11.22%	S + 6.00%	01/02/25	6,062	6,014	5,911	(6)(7)
Premier Imaging, LLC (dba Lucid Health)	100 E. Campus View Blvd. Suite 100 Columbus, OH 43235	Health Care Providers & Services	11.22%	S + 6.00%	01/02/25	5,753	1,600	1,500	(6)(7)(8)
Project Eagle Holdings, LLC (dba Exostar)	2325 Dulles Corner Blvd #600, Herndon, VA 20171	Aerospace & Defense	11.22%	S + 6.00%	07/06/26	35,084	34,605	34,558	(6)(7)
Project Eagle Holdings, LLC (dba Exostar)	2325 Dulles Corner Blvd #600, Herndon, VA 20171	Aerospace & Defense		L + 6.25%	07/06/26	75	(1)	(1)	(6)(7)(8)
Prophix Software Inc. (dba Pound Bidco)	350 Burnhamthorpe Rd. West, Suite 1000, Mississauga, Ontario, Canada L5B 3J1	Diversified Financial Services	11.66%	L + 6.50%	01/30/26	18,948	18,733	18,759	(5)(6)(7)
Prophix Software Inc. (dba Pound Bidco)	350 Burnhamthorpe Rd. West, Suite 1000, Mississauga, Ontario, Canada L5B 3J1	Diversified Financial Services	11.66%	L + 6.50%	01/30/26	7,752	7,652	7,675	(5)(6)(7)
Prophix Software Inc. (dba Pound Bidco)	350 Burnhamthorpe Rd. West, Suite 1000, Mississauga, Ontario, Canada L5B 3J1	Diversified Financial Services		L + 6.50%	06/14/28	1,659	—	(17)	(6)(7)(8)
Prophix Software Inc. (dba Pound Bidco)	350 Burnhamthorpe Rd. West, Suite 1000, Mississauga, Ontario, Canada L5B 3J1	Diversified Financial Services		L + 6.50%	01/30/26	3,445	(36)	(34)	(5)(6)(7)(8)
PT Intermediate Holdings III, LLC (dba Parts Town)	1200 Greenbriar Dr, Addison, IL 60101	Trading Companies & Distributors	11.37%	S + 5.98%	11/01/28	22,675	22,490	21,881	(6)
PT Intermediate Holdings III, LLC (dba Parts Town)	1200 Greenbriar Dr, Addison, IL 60101	Trading Companies & Distributors	11.37%	S + 5.98%	11/01/28	2,015	1,997	1,944	(6)
PT Intermediate Holdings III, LLC (dba Parts Town)	1200 Greenbriar Dr, Addison, IL 60101	Trading Companies & Distributors	11.37%	S + 5.98%	11/01/28	1,950	1,934	1,882	(6)
PT Intermediate Holdings III, LLC (dba Parts Town)	1200 Greenbriar Dr, Addison, IL 60101	Trading Companies & Distributors	11.37%	S + 5.98%	11/01/28	1,393	1,382	1,344	(6)
Purfoods, LLC	3210 SE Corporate Woods Drive, Ankeny, IA 50021	Health Care Providers & Services	11.49%	S + 6.25%	08/12/26	584	567	570	(6)(7)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
Purfoods, LLC	3210 SE Corporate Woods Drive, Ankeny, IA 50021	Health Care Providers & Services	11.55%	S + 6.25%	08/12/26	$394	$388	$385	(6)(7)
Riverpoint Medical, LLC	825 NE 25th Avenue, Portland, OR 97232	Health Care Equipment & Supplies	10.11%	S + 5.00%	06/21/25	21,587	21,024	21,102	(6)(7)
Riverpoint Medical, LLC	825 NE 25th Avenue, Portland, OR 97232	Health Care Equipment & Supplies	10.11%	S + 5.00%	06/21/25	1,635	1,624	1,598	(6)(7)
Riverpoint Medical, LLC	825 NE 25th Avenue, Portland, OR 97232	Health Care Equipment & Supplies	10.19%	S + 5.00%	06/21/25	4,094	367	317	(6)(7)(8)
Rodeo Buyer Company (dba Absorb Software)	275-1011 9th Ave SE, Calgary, AB T2G 0H7	Professional Services	11.44%	S + 6.25%	05/25/27	21,167	20,868	20,902	(5)(6)(7)
Rodeo Buyer Company (dba Absorb Software)	275-1011 9th Ave SE, Calgary, AB T2G 0H7	Professional Services	11.44%	S + 6.25%	05/25/27	3,387	1,310	1,312	(5)(6)(7)(8)
Rubrik, Inc.	3495 Deer Creek Road, Palo Alto, CA 94304	Software	12.64%	S + 7.00%	06/10/27	35,173	34,590	34,470	(6)(7)
Rubrik, Inc.	3495 Deer Creek Road, Palo Alto, CA 94304	Software	12.35%	S + 7.00%	06/10/27	4,020	2,899	2,819	(6)(7)(8)
Singlewire Software, LLC	1002 Deming Way, Madison, WI 53717	Software	11.49%	S + 6.25%	05/10/29	$871	$845	$845	(6)
Singlewire Software, LLC	1002 Deming Way, Madison, WI 53717	Software		S + 6.25%	05/10/29	129	(4)	(4)	(6)(8)
Smarsh, Inc.	851 SW 6th Avenue, Suite 800, Portland, OR 97204	Software	11.84%	S + 6.50%	02/16/29	26,667	26,440	26,400	(7)
Smarsh, Inc.	851 SW 6th Avenue, Suite 800, Portland, OR 97204	Software	11.84%	S + 6.50%	02/16/29	6,667	3,290	3,267	(7)(8)
Smarsh, Inc.	851 SW 6th Avenue, Suite 800, Portland, OR 97204	Software		S + 6.50%	02/16/29	1,667	(14)	(17)	(7)(8)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	1704 East Boulevard, Suite 200 Charlotte, NC 28209	Diversified Consumer Services	11.22%	S + 6.00%	07/06/27	10,692	10,513	10,505	(6)(7)(11)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	1704 East Boulevard, Suite 200 Charlotte, NC 28209	Diversified Consumer Services	13.25%	S + 6.00%	07/06/27	7,400	1,406	1,350	(6)(7)(8)(11)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	1704 East Boulevard, Suite 200 Charlotte, NC 28209	Diversified Consumer Services		S + 6.00%	07/06/27	1,900	(31)	(33)	(6)(7)(8)(11)
SPay, Inc. (dba Stack Sports)	5360 Legacy Drive, Suite 150, Plano, TX 75024	Interactive Media & Services	14.45%	S + 9.25% (incl. 3.50% PIK)	03/14/25	31,178	30,111	29,619	(6)(7)(10)
SPay, Inc. (dba Stack Sports)	5360 Legacy Drive, Suite 150, Plano, TX 75024	Interactive Media & Services	14.46%	S + 9.25% (incl. 3.50% PIK)	03/14/25	2,258	2,162	2,145	(6)(7)
SPay, Inc. (dba Stack Sports)	5360 Legacy Drive, Suite 150, Plano, TX 75024	Interactive Media & Services	14.49%	S + 9.25% (incl. 3.50% PIK)	03/14/25	1,135	1,100	1,078	(6)(7)(10)
SpendMend, LLC	2680 Horizon Drive SE, Grand Rapids, MI 49546	Health Care Providers & Services	10.86%	S + 5.75%	03/01/28	631	622	615	(6)(7)
SpendMend, LLC	2680 Horizon Drive SE, Grand Rapids, MI 49546	Health Care Providers & Services	10.87%	S + 5.75%	03/01/28	277	114	110	(6)(7)(8)
SpendMend, LLC	2680 Horizon Drive SE, Grand Rapids, MI 49546	Health Care Providers & Services	11.14%	S + 5.75%	03/01/28	83	32	31	(6)(7)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
Spotless Brands, LLC	One Mid America Plaza, Suite 210, Oak Brook Terrace, IL 60181	Diversified Consumer Services	12.11%	S + 6.75%	07/25/28	$215	$209	$209	(6)(7)
Spotless Brands, LLC	One Mid America Plaza, Suite 210, Oak Brook Terrace, IL 60181	Diversified Consumer Services	11.89%	S + 6.75%	07/25/28	33	32	32	(6)(7)
StarCompliance Intermediate, LLC	60 E 42nd Street, Suite 2107, New York, NY 10165	Diversified Financial Services	12.09%	S + 6.75%	01/12/27	15,600	15,397	15,366	(6)(7)
StarCompliance Intermediate, LLC	60 E 42nd Street, Suite 2107, New York, NY 10165	Diversified Financial Services	12.09%	S + 6.75%	01/12/27	2,514	2,478	2,476	(6)(7)
StarCompliance Intermediate, LLC	60 E 42nd Street, Suite 2107, New York, NY 10165	Diversified Financial Services	11.95%	S + 6.75%	01/12/27	2,500	695	687	(6)(7)(8)
Sundance Group Holdings, Inc. (dba NetDocuments)	2500 W Executive Parkway, Suite 350, Lehi, UT 84043	Software	11.41%	S + 6.25%	07/02/27	41,043	40,583	40,222	(6)(7)
Sundance Group Holdings, Inc. (dba NetDocuments)	2500 W Executive Parkway, Suite 350, Lehi, UT 84043	Software	11.44%	S + 6.25%	07/02/27	12,313	12,138	12,067	(6)(7)
Sundance Group Holdings, Inc. (dba NetDocuments)	2500 W Executive Parkway, Suite 350, Lehi, UT 84043	Software	11.49%	S + 6.25%	07/02/27	4,925	1,097	1,051	(6)(7)(8)
Sunstar Insurance Group, LLC	530 Oak Court, Suite 245, Memphis, TN 38117	Insurance	11.14%	S + 5.75%	10/09/26	$20,440	$20,291	$20,031	(6)(7)
Sunstar Insurance Group, LLC	530 Oak Court, Suite 245, Memphis, TN 38117	Insurance	11.14%	S + 5.75%	10/09/26	4,014	3,974	3,934	(6)(7)
Sunstar Insurance Group, LLC	530 Oak Court, Suite 245, Memphis, TN 38117	Insurance	11.14%	S + 5.75%	10/09/26	4,732	767	747	(6)(7)(8)
Sunstar Insurance Group, LLC	530 Oak Court, Suite 245, Memphis, TN 38117	Insurance	11.14%	S + 5.75%	10/09/26	337	333	330	(6)(7)
Sunstar Insurance Group, LLC	530 Oak Court, Suite 245, Memphis, TN 38117	Insurance	13.00%	S + 5.75%	10/09/26	374	119	117	(6)(7)(8)
Superior Environmental Solutions	9996 Joseph James Drive, Cincinnati, OH 45246	Commercial Services & Supplies		S + 5.50%	07/03/30	4,000	—	—	(6)(8)
Superior Environmental Solutions	9996 Joseph James Drive, Cincinnati, OH 45246	Commercial Services & Supplies		S + 5.50%	07/03/30	600	—	—	(6)(8)
Superior Environmental Solutions	9996 Joseph James Drive, Cincinnati, OH 45246	Commercial Services & Supplies		S + 5.50%	07/03/28	400	—	—	(6)(8)
Superman Holdings, LLC (dba Foundation Software)	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	10.99%	S + 6.50%	08/31/27	31,317	30,828	30,535	(6)(7)
Superman Holdings, LLC (dba Foundation Software)	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	10.99%	S + 6.50%	08/31/27	4,037	3,940	3,937	(6)(7)
Superman Holdings, LLC (dba Foundation Software)	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	10.99%	S + 6.50%	08/31/27	947	918	924	(6)(7)
Superman Holdings, LLC (dba Foundation Software)	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering		S + 6.50%	08/31/26	122	(2)	(3)	(6)(7)(8)
Superman Holdings, LLC (dba Foundation Software)	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering		S + 6.50%	08/31/27	952	(11)	(24)	(6)(7)(8)
Sweep Purchaser LLC	4141 Rockside Road, Suite100, Cleveland, OH 44131	Commercial Services & Supplies	11.09%	S + 5.75%	11/30/26	27,964	27,614	27,265	(6)(7)
Sweep Purchaser LLC	4141 Rockside Road, Suite100, Cleveland, OH 44131	Commercial Services & Supplies	11.02%	S + 5.75%	11/30/26	8,877	8,765	8,656	(6)(7)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)		Cost	Fair Value	Footnotes
Sweep Purchaser LLC	4141 Rockside Road, Suite100, Cleveland, OH 44131	Commercial Services & Supplies	11.02%	S + 5.75%	11/30/26		$7,118	$7,024	$6,940	(6)(7)
Sweep Purchaser LLC	4141 Rockside Road, Suite100, Cleveland, OH 44131	Commercial Services & Supplies	11.02%	S + 5.75%	11/30/26		4,945	4,871	4,821	(6)(7)
Sweep Purchaser LLC	4141 Rockside Road, Suite100, Cleveland, OH 44131	Commercial Services & Supplies	11.09%	S + 5.75%	11/30/26		4,541	3,307	3,247	(6)(7)(8)
Syntellis Performance Solutions, LLC (dba Axiom)	10 S. Wacker, Suite 3375, Chicago, Illinois 60606	Health Care Technology	11.60%	S + 6.50%	08/02/27		16,285	16,008	16,000	(6)(7)
Syntellis Performance Solutions, LLC (dba Axiom)	10 S. Wacker, Suite 3375, Chicago, Illinois 60606	Health Care Technology	11.60%	S + 6.50%	08/02/27		816	786	802	(6)(7)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	14520 W Granite Valley Drive Sun City West, AZ 85375	Health Care Providers & Services	10.70%	S + 5.50%	08/15/25		25,923	25,134	25,469	(6)(7)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	14520 W Granite Valley Drive Sun City West, AZ 85375	Health Care Providers & Services	10.77%	S + 5.50%	08/15/25		7,857	7,755	7,720	(6)(7)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	14520 W Granite Valley Drive Sun City West, AZ 85375	Health Care Providers & Services	10.74%	S + 5.50%	08/15/25		4,665	4,610	4,583	(6)(7)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	14520 W Granite Valley Drive Sun City West, AZ 85375	Health Care Providers & Services	10.70%	S + 5.50%	08/15/25		4,565	3,580	3,572	(6)(7)(8)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	14520 W Granite Valley Drive Sun City West, AZ 85375	Health Care Providers & Services	10.85%	S + 5.50%	08/15/25		$2,117	$642	$621	(6)(7)(8)
Thrasio, LLC	85 West St, Ste 34, Walpole, MA 02052	Internet & Direct Marketing Retail	12.50%	S + 7.00%	12/18/26		38,932	38,479	35,039	(6)(7)
Total Vision LLC	27271 Las Ramblas, Suite 200A, Mission Viejo, CA 92691	Health Care Providers & Services	11.33%	S + 6.00%	07/15/26		16,929	16,673	16,633	(6)(7)
Total Vision LLC	27271 Las Ramblas, Suite 200A, Mission Viejo, CA 92691	Health Care Providers & Services	11.33%	S + 6.00%	07/15/26		4,981	4,915	4,894	(6)(7)
Total Vision LLC	27271 Las Ramblas, Suite 200A, Mission Viejo, CA 92691	Health Care Providers & Services	11.35%	S + 6.00%	07/15/26		10,388	3,006	2,926	(6)(7)(8)
Total Vision LLC	27271 Las Ramblas, Suite 200A, Mission Viejo, CA 92691	Health Care Providers & Services	11.29%	S + 6.00%	07/15/26		2,479	2,447	2,436	(6)(7)
Total Vision LLC	27271 Las Ramblas, Suite 200A, Mission Viejo, CA 92691	Health Care Providers & Services		S + 6.00%	07/15/26		1,270	(16)	(22)	(6)(7)(8)
Trader Corporation	405 The West Mall , Suite 110, Etobicoke, ON M9C 5J1	Automobiles	11.96%	C + 6.75%	12/21/29	CAD	316	229	233	(5)(6)(7)
Trader Corporation	405 The West Mall , Suite 110, Etobicoke, ON M9C 5J1	Automobiles		C + 6.75%	12/22/28	CAD	24	—	—	(5)(6)(7)(8)
USN Opco LLC (dba Global Nephrology Solutions)	2149 E Warner Rd, Ste 104, Tempe, AZ 85284	Health Care Providers & Services	11.14%	S + 5.75%	12/21/26		21,542	21,269	20,896	(6)(7)
USN Opco LLC (dba Global Nephrology Solutions)	2149 E Warner Rd, Ste 104, Tempe, AZ 85284	Health Care Providers & Services	11.14%	S + 5.75%	12/21/26		7,488	7,387	7,263	(6)(7)
USN Opco LLC (dba Global Nephrology Solutions)	2149 E Warner Rd, Ste 104, Tempe, AZ 85284	Health Care Providers & Services	11.14%	S + 5.75%	12/21/26		9,643	4,760	4,556	(6)(7)(8)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
USN Opco LLC (dba Global Nephrology Solutions)	2149 E Warner Rd, Ste 104, Tempe, AZ 85284	Health Care Providers & Services	11.14%	S + 5.75%	12/21/26	$3,023	$1,904	$1,850	(6)(7)(8)
Viant Medical Holdings, Inc.	2 Hampshire Street, Foxborough, MA 02035	Health Care Equipment & Supplies	11.44%	L + 6.25%	07/02/25	30,980	29,998	30,670	(6)
Volt Bidco, Inc. (dba Power Factors)	135 MAIN STREET, UNIT 1750, SAN FRANCISCO, CA 94105	Independent Power and Renewable Electricity Producers	12.24%	S + 7.00%	08/11/27	34,826	34,286	34,216	(6)(7)
Volt Bidco, Inc. (dba Power Factors)	135 MAIN STREET, UNIT 1750, SAN FRANCISCO, CA 94105	Independent Power and Renewable Electricity Producers	12.24%	S + 7.00%	08/11/27	6,536	5,737	5,622	(6)(7)(8)
Volt Bidco, Inc. (dba Power Factors)	135 MAIN STREET, UNIT 1750, SAN FRANCISCO, CA 94105	Independent Power and Renewable Electricity Producers		S + 7.00%	08/11/27	3,685	(54)	(64)	(6)(7)(8)
VRC Companies, LLC (dba Vital Records Control)	5400 Meltech Blvd., Suite 101, Memphis, TN 38118	Commercial Services & Supplies	10.72%	S + 5.50%	06/29/27	32,416	32,068	31,444	(6)(7)
VRC Companies, LLC (dba Vital Records Control)	5400 Meltech Blvd., Suite 101, Memphis, TN 38118	Commercial Services & Supplies		S + 5.50%	06/29/27	944	(10)	(28)	(6)(7)(8)
WebPT, Inc.	625 S 5th Street, Phoenix, AZ 85004	Health Care Technology	12.11%	S + 6.75%	01/18/28	25,126	23,734	24,372	(6)(7)
WebPT, Inc.	625 S 5th Street, Phoenix, AZ 85004	Health Care Technology	11.98%	S + 6.75%	01/18/28	5,534	5,467	5,368	(6)(7)
WebPT, Inc.	625 S 5th Street, Phoenix, AZ 85004	Health Care Technology	12.01%	S + 6.75%	01/18/28	2,617	1,321	1,267	(6)(7)(8)
WebPT, Inc.	625 S 5th Street, Phoenix, AZ 85004	Health Care Technology	14.00%	P + 5.75%	01/18/28	2,617	695	669	(6)(7)(8)
Wellness AcquisitionCo, Inc. (dba SPINS)	222 W. Hubbard St., Suite 300, Chicago, IL 60654	IT Services	10.86%	S + 5.50%	01/20/27	21,668	21,384	21,343	(6)(7)
Wellness AcquisitionCo, Inc. (dba SPINS)	222 W. Hubbard St., Suite 300, Chicago, IL 60654	IT Services		S + 5.50%	01/20/27	2,600	(31)	(39)	(6)(7)(8)
Wellness AcquisitionCo, Inc. (dba SPINS)	222 W. Hubbard St., Suite 300, Chicago, IL 60654	IT Services		S + 5.50%	01/20/27	4,000	(29)	(60)	(6)(7)(8)
Whitewater Holding Company LLC	16412 North Eldridge Parkway, Tomball, TX 77377	Diversified Consumer Services	11.14%	S + 5.75%	12/21/27	17,256	16,983	16,695	(6)(7)
Whitewater Holding Company LLC	16412 North Eldridge Parkway, Tomball, TX 77377	Diversified Consumer Services	11.16%	S + 5.75%	12/21/27	5,792	5,697	5,604	(6)(7)
Whitewater Holding Company LLC	16412 North Eldridge Parkway, Tomball, TX 77377	Diversified Consumer Services	11.14%	S + 5.75%	12/21/27	5,756	5,665	5,569	(6)(7)
Whitewater Holding Company LLC	16412 North Eldridge Parkway, Tomball, TX 77377	Diversified Consumer Services	11.32%	S + 6.00%	12/21/27	2,699	1,774	1,747	(6)(7)(8)
Whitewater Holding Company LLC	16412 North Eldridge Parkway, Tomball, TX 77377	Diversified Consumer Services		S + 5.75%	12/21/27	2,340	(36)	(76)	(6)(7)(8)
Wine.com, LLC	222 Sutter Street, Suite 450, San Francisco, CA 94108	Beverages	12.35%	S + 7.00%	11/14/24	15,400	15,405	15,400	(6)(7)
Wine.com, LLC	222 Sutter Street, Suite 450, San Francisco, CA 94108	Beverages		12.00% PIK	11/14/24	5,707	7,672	9,454	(6)(7)(9)(10)
Wine.com, LLC	222 Sutter Street, Suite 450, San Francisco, CA 94108	Beverages	12.35%	S + 7.00%	11/14/24	3,700	3,703	3,700	(6)(7)
Wine.com, LLC	222 Sutter Street, Suite 450, San Francisco, CA 94108	Beverages		12.00% PIK	11/14/24	1,541	673	1,012	(6)(7)(8)(9)(10)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
WorkForce Software, LLC	38705 Seven Mile Road, Livonia, MI 48152	Software	12.66%	S + 7.25% (incl. 3.00% PIK)	07/31/25	$22,867	$22,339	$22,353	(6)(7)
WorkForce Software, LLC	38705 Seven Mile Road, Livonia, MI 48152	Software	12.66%	S + 7.25% (incl. 3.00% PIK)	07/31/25	3,225	3,187	3,152	(6)(7)
WorkForce Software, LLC	38705 Seven Mile Road, Livonia, MI 48152	Software	12.66%	S + 7.25% (incl. 3.00% PIK)	07/31/25	2,371	2,338	2,317	(6)(7)
WorkForce Software, LLC	38705 Seven Mile Road, Livonia, MI 48152	Software		S + 7.25% (Incl. 3.00% PIK)	07/31/25	1,894	(18)	(43)	(6)(7)(8)
WSO2, Inc.	3080 Olcott Street, Suite 220, Santa Clara, California 95054	IT Services	12.85%	S + 7.50% (incl. 3.00% PIK)	11/04/26	32,538	32,098	31,887	(6)(7)
Xactly Corporation	300 Park Avenue, Suite 1700, San Jose, CA 95110	IT Services	12.61%	S + 7.25%	07/31/25	62,025	61,255	61,095	(6)(7)
Xactly Corporation	300 Park Avenue, Suite 1700, San Jose, CA 95110	IT Services		S + 7.25%	07/31/25	3,874	(42)	(58)	(6)(7)(8)
Zarya Intermediate, LLC (dba iOFFICE)	5300 Memorial Drive, Suite 350 and Suite 360, Houston, Texas 77007	Real Estate Mgmt. & Development	11.76%	S + 6.50%	07/01/27	76,666	76,666	75,899	(6)(7)
Zarya Intermediate, LLC (dba iOFFICE)	5300 Memorial Drive, Suite 350 and Suite 360, Houston, Texas 77007	Real Estate Mgmt. & Development	11.73%	S + 6.50%	07/01/27	7,987	1,141	1,061	(6)(7)(8)
Zodiac Intermediate, LLC (dba Zipari)	9225 Priority Way W Dr #100, Indianapolis, IN 46240	Health Care Technology	13.54%	L + 8.00%	12/21/26	$50,230	$49,269	$43,826	(6)(7)
Zodiac Intermediate, LLC (dba Zipari)	9225 Priority Way W Dr #100, Indianapolis, IN 46240	Health Care Technology	13.54%	L + 8.00%	12/22/25	7,500	7,384	6,544	(6)(7)

Total 1st Lien/Senior Secured Debt							3,225,062	3,169,436
1st Lien/Last-Out Unitranche (13) - 7.34%
Doxim, Inc.	220 Spring Street, Suite 650, Herndon, VA 20170	Diversified Financial Services	11.59%	S + 6.40%	08/31/24	38,967	38,287	36,629	(6)(7)
Doxim, Inc.	220 Spring Street, Suite 650, Herndon, VA 20170	Diversified Financial Services	11.94%	S + 6.75%	08/31/24	24,625	24,405	23,148	(6)(7)
Doxim, Inc.	220 Spring Street, Suite 650, Herndon, VA 20170	Diversified Financial Services	11.59%	S + 6.40%	08/31/24	22,863	22,371	21,491	(6)(7)
Doxim, Inc.	220 Spring Street, Suite 650, Herndon, VA 20170	Diversified Financial Services	12.19%	S + 7.00%	08/31/24	6,632	6,570	6,250	(6)(7)
Doxim, Inc.	220 Spring Street, Suite 650, Herndon, VA 20170	Diversified Financial Services	13.19%	S + 8.00%	08/31/24	5,149	5,098	4,905	(6)(7)
Doxim, Inc.	220 Spring Street, Suite 650, Herndon, VA 20170	Diversified Financial Services	13.19%	S + 8.00%	08/31/24	3,858	3,824	3,675	(6)(7)
EDB Parent, LLC (dba Enterprise DB)	34 Crosby Drive Bedford, MA 01730	Software	11.99%	S + 6.75%	07/07/28	19,504	19,047	19,017	(6)(7)

Investment(1)(4)	Company Address	Industry	Interest Rate(2)	Reference Rate and Spread(2)	Maturity	Par(3)	Cost	Fair Value	Footnotes
EDB Parent, LLC (dba Enterprise DB)	34 Crosby Drive Bedford, MA 01730	Software	11.99%	S + 6.75%	07/07/28	$7,591	$2,256	$2,066	(6)(7)(8)

Total 1st Lien/Last-Out Unitranche							121,858	117,181
2nd Lien/Senior Secured Debt - 10.79%
Animal Supply Intermediate, LLC	600 E. Las Colinas Boulevard, Suite 700, Irving, TX 75039	Distributors		7.00% PIK	11/14/25	10,107	9,031	—	(7)(9)(11)
Chase Industries, Inc. (dba Senneca Holdings)	10021 Commerce Park Dr., Cincinnati, OH 45246	Building Products		10.00% PIK	11/11/25	12,150	9,714	1,701	(6)(7)(9)
Chase Industries, Inc. (dba Senneca Holdings)	10021 Commerce Park Dr., Cincinnati, OH 45246	Building Products			05/11/26	15,511	—	—	(6)(7)(12)
Genesis Acquisition Co. (dba ProCare Software)	681 SE Glenwood Dr Bend OR 97702	Diversified Financial Services	14.27%	S + 9.00%	07/31/26	17,000	16,181	16,788	(6)(7)
Genesis Acquisition Co. (dba ProCare Software)	681 SE Glenwood Dr Bend OR 97702	Diversified Financial Services	14.27%	S + 9.00%	07/31/26	13,890	13,687	13,716	(6)(7)
Genesis Acquisition Co. (dba ProCare Software)	681 SE Glenwood Dr Bend OR 97702	Diversified Financial Services	14.27%	S + 9.00%	07/31/26	4,939	4,831	4,877	(6)(7)
Genesis Acquisition Co. (dba ProCare Software)	681 SE Glenwood Dr Bend OR 97702	Diversified Financial Services	14.27%	S + 9.00%	07/31/26	4,300	4,093	4,246	(6)(7)
IHS Intermediate Inc. (dba Interactive Health Solutions)	1700 East Golf Road, Suite 900, Schaumburg, IL 60173	Health Care Providers & Services		L + 8.25%	07/20/22	10,000	9,902	—	(7)(9)(14)
MPI Engineered Technologies, LLC	901 Tower Drive Suite 315, Troy, MI 48098	Auto Components		12.00% PIK	07/15/25	17,237	16,741	12,410	(7)(9)
MPI Products LLC	901 Tower Drive Suite 315, Troy, MI 48098	Auto Components			07/15/25	$7,412	$—	$—	(7)(12)
Odyssey Logistics & Technology Corporation	39 Old Ridgebury Road, Danbury, CT 06810	Road & Rail	13.19%	L + 8.00%	10/12/25	45,348	42,072	42,004	(6)
Spectrum Plastics Group, Inc.	2500 Northwinds Parkway, Suite 472, Alpharetta, GA 30009	Containers & Packaging	12.58%	L + 7.00%	01/31/26	12,525	11,651	12,431	(6)
YI, LLC (dba Young Innovations)	2260 Wendt Street, Algonquin, IL 60102	Health Care Equipment & Supplies	12.95%	S + 7.75%	11/07/25	36,844	34,965	34,910	(6)(7)
Zep Inc.	3330 Cumberland Blvd. SE, #700, Atlanta GA 30339	Chemicals	13.79%	L + 8.25%	08/11/25	53,049	49,421	29,177	(6)

Total 2nd Lien/Senior Secured Debt							222,289	172,260
Unsecured Debt - 0.55%
ATX Networks Corp.	8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	Communications Equipment	10.00%	10.00% PIK	09/01/28	2,027	1,775	1,642	(5)(7)(11)
Bayside Opco, LLC (dba Pro-PT)	576 Broadhollow Road, Melville, NY 11747	Health Care Providers & Services		S + 10.00% PIK	05/31/26	945	82	83	(7)(9)
CivicPlus LLC	302 S. 4th Street, Manhattan, KS 66502	Software	17.09%	S + 11.75% PIK	06/09/34	7,312	7,132	7,129	(6)(7)
Conergy Asia & ME Pte. LTD.	80 Anson Road, #09-01 Fuji Xerox Towers, Singapore 079907	Construction & Engineering			06/30/23	1,266	1,055	—	(5)(7)(11)(12)

Total Unsecured Debt							10,044	8,854

Investment(1)(4)	Company Address	Type of Investment	Industry	Interest Rate	Initial Acquisition Date(15)	Par/ Shares(3)	Cost	Fair Value	% of Class Held at 6/30/2023	Footnotes
Preferred Stock —2.72%
Broadway Parent, LLC	5000 Plaza on the Lake, #150, Austin, Texas 78746	Preferred Shares	Diversified Financial Services		01/25/21	4,000,000	$4,019	$6,643	1.60%	(6)(7)(12)
CloudBees, Inc.	4 N 2nd Street, Suite 1270, San Jose, CA 95113	Preferred Shares	Software		11/24/21	1,152,957	12,899	14,158	8.60%	(6)(7)(12)
Foundation Software	17800 Royalton Road, Strongsville, OH 44136	Preferred Shares Class A	Construction & Engineering		08/31/20	22	21	28	0.01%	(6)(7)(12)
Governmentjobs.com, Inc. (dba NeoGov)	300 Continental Blvd., El Segundo, CA 90245	Preferred Shares	Software		12/02/21	10,597	10,332	12,169	12.41%	(6)(7)(12)
Kawa Solar Holdings Limited	Anckelmannsplatz 1, 20537 Hamburg, Germany	Preferred Stock	Construction & Engineering	8.00% PIK	10/25/16	83,543	778	—	10.00%	(5)(7)(9)(11)
MedeAnalytics, Inc.	501 W President George Bush Highway, Suite 250, Richardson, TX 75080	Preferred Stock Class A	Health Care Technology		10/09/20	—	—	—	0.01%	(6)(7)(11)(12)(16)
Wine.com, LLC	222 Sutter Street, Suite 450, San Francisco, CA 94108	Series F Preferred Equity	Beverages		03/03/21	124,040	3,067	1,014	7.85%	(6)(7)(12)
Wine.com, LLC	222 Sutter Street, Suite 450, San Francisco, CA 94108	Series E Preferred Equity	Beverages		11/14/18	535,226	8,225	722	48.75%	(6)(7)(12)
WSO2, Inc.	3080 Olcott Street, Suite 220, Santa Clara, California 95054	Preferred Shares	IT Services		11/04/21	561,918	8,876	8,770	3.08%	(6)(7)(12)

Total Preferred Stock							48,217	43,504
Common Stock - 2.40%
Abacus Data Holdings, Inc. (dba Clutch Intermediate Holdings)	4850 Eastgate Mall, San Diego, CA 92121	Common Stock	Software		03/10/21	29,326	$2,933	$2,713	0.94%	(6)(7)(12)
Animal Supply Holdings, LLC	600 E. Las Colinas Boulevard, Suite 700, Irving, TX 75039	Common Stock Class A	Distributors		08/14/20	37,500	126	—	3.75%	(7)(11)(12)
Animal Supply Holdings, LLC	600 E. Las Colinas Boulevard, Suite 700, Irving, TX 75039	Common Stock With Consent Rights	Distributors		08/14/20	83,333	13,745	—	8.33%	(7)(11)(12)
ATX Parent Holdings, LLC—Class A Units	8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	Common Stock	Communications Equipment		09/01/21	332	167	3,629	3.32%	(5)(7)(11)(12)
Bolttech Mannings, Inc.	501 Mosside Blvd, North Versailles, PA 15137	Common Stock	Commercial Services & Supplies		12/22/17	4,145,602	22,366	—	99.95%	(7)(12)(17)
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Class B	8214 Westchester Drive, Suite 950, Dallas, TX 75225	Common Stock	Health Care Providers & Services		03/30/18	20,183	2,916	3,439	10.09%	(6)(7)(11)
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Performance Units	8214 Westchester Drive, Suite 950, Dallas, TX 75225	Common Stock - Performance Units	Health Care Providers & Services		03/30/18	19,048	$514	$952	9.30%	(5)(6)(7)(11)
Conergy Asia & ME Pte. LTD.	80 Anson Road, #09-01 Fuji Xerox Towers, Singapore 079907	Common Stock	Construction & Engineering		01/11/21	3,126,780	5,300	—	20.00%	(5)(7)(11)(12)
Country Fresh Holding Company Inc.	15479 Pin Oak Drive, Conroe, TX 77384	Common Stock	Food Products		04/29/19	1,514	888	—	1.51%	(6)(7)(12)
Elah Holdings, Inc.	8214 Westchester Dr, Suite 950, Dallas TX 75225	Common Stock	Capital Markets		05/09/18	111,650	5,238	5,396	15.11%	(6)(7)(11)(12)

Investment(1)(4)	Company Address	Type of Investment	Industry	Interest Rate	Initial Acquisition Date(15)	Par/ Shares(3)	Cost	Fair Value	% of Class Held at 6/30/2023	Footnotes
Exostar LLC - Class B	2325 Dulles Corner Blvd #600, Herndon, VA 20171	Common Stock Class B	Aerospace & Defense		07/06/20	31,407	$—	$39	1.44%	(6)(7)(12)
Foundation Software - Class B	17800 Royalton Road, Strongsville, OH 44136	Common Stock Class B	Construction & Engineering		08/31/20	11,826	—	10	0.01%	(6)(7)(12)
Iracore International Holdings, Inc.	3516 13th Avenue, Hibbing, MN 55746	Common Stock	Energy Equipment & Services		04/13/17	28,898	7,003	6,868	20.21%	(7)(11)(12)
Kawa Solar Holdings Limited	Anckelmannsplatz 1, 20537 Hamburg, Germany	Common Stock	Construction & Engineering		08/17/16	1,399,556	—	—	20.00%	(5)(7)(11)(12)
MedeAnalytics, Inc.	501 W President George Bush Highway, Suite 250, Richardson, TX 75080	Common Stock Class B	Health Care Technology		04/21/23	9	—	—	0.45%	(7)(11)(12)
PPT Management Holdings, LLC (dba Pro-PT)	576 Broadhollow Road Melville, NY 11747	Common Equity	Health Care Providers & Services		05/31/23	1,293	—	—	1.80%	(7)(12)
Prairie Provident Resources, Inc.	640-5th Avenue SW, Suite 1100, Calgary, AB T2P 3G4 Canada	Common Stock	Oil, Gas & Consumable Fuels			3,579,988	9,237	203	2.09%	(5)(12)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	1704 East Boulevard, Suite 200 Charlotte, NC 28209	Common Equity	Diversified Consumer Services		07/06/22	1,100	1,100	1,601	2.68%	(6)(7)(11)(12)
Total Vision LLC	27271 Las Ramblas, Suite 200A, Mission Viejo, CA 92691	Common Stock	Health Care Providers & Services		07/15/21	122,571	2,270	2,231	1.38%	(6)(7)(12)
Volt Bidco, Inc. (dba Power Factors)	135 MAIN STREET, UNIT 1750, SAN FRANCISCO, CA 94105	Common Stock	Independent Power and Renewable Electricity Producers		08/11/21	3,355	3,406	3,653	0.69%	(6)(7)(12)
Whitewater Holding Company LLC	16412 North Eldridge Parkway, Tomball, TX 77377	Common Stock	Diversified Consumer Services		12/21/21	23,400	2,340	2,144	0.59%	(6)(7)(12)
Yasso, Inc.	2 Heritage Drive, #501, Quincy, MA 02171	Common Stock	Food Products		03/23/17	1,640	1,368	5,415	1.22%	(6)(7)(12)

Total Common Stock							80,917	38,293
Warrants - 0.03%
CloudBees, Inc.	4 N 2nd Street, Suite 1270, San Jose, CA 95113	Warrants	Software		11/24/21	333,980	$1,849	$451	43.00%	(6)(7)(12)
KDOR Holdings Inc. (dba Senneca Holdings)	10021 Commerce Park Dr., Cincinnati, OH 45246	Preferred Stock Warrants (Series B)	Building Products		06/22/20	59	—	—	0.98%	(6)(7)(12)
KDOR Holdings Inc. (dba Senneca Holdings)	10021 Commerce Park Dr., Cincinnati, OH 45246	Common Stock Warrants	Building Products		05/29/20	2,812	—	—	0.95%	(6)(7)(12)
KDOR Holdings Inc. (dba Senneca Holdings)	10021 Commerce Park Dr., Cincinnati, OH 45246	Preferred Stock Warrants (Series A)	Building Products		05/29/20	294	—	—	0.99%	(6)(7)(12)

Total Warrants							1,849	451

Total Investments - 222.31%							$3,710,236	$3,549,979

(1)	Percentages are based on net assets.
(2)

Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Certain investments are subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either LIBOR (“L”), Euribor (“E”), SOFR including SOFR adjustment, if any, (“S”), SONIA (“SN”), CDOR (“C”) or alternate base rate (commonly based on the U.S. Prime Rate (“P”), unless otherwise noted) at the borrower’s option, which reset periodically based on the terms of the credit agreement. L and S loans are typically indexed to 12 month, 6 month, 3 month or 1 month L or S rates. As of June 30, 2023, rates for the 12 month, 6 month, 3 month and 1 month L are 6.04%, 5.76%, 5.55% and 5.22%, respectively. As of June 30, 2023, 1 month E was 3.40%, 1 month S was 5.14%, 3 month S was 5.27%, 6 month S was 5.39%, 3 month SN was 4.39%, 3 month C was 5.40%, P was 8.25% and Canadian Prime rate (“CDN P”) was 6.95%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at June 30, 2023.

(3)

Par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, Euro (“€”), Great British Pound (“GBP”), or Canadian dollar (“CAD”).

(4)	Assets are pledged as collateral for the Revolving Credit Facility. See Note 6 “Debt” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.
(5)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of June 30, 2023, the aggregate fair value of these securities is $192,249 or 5.29% of the Company’s total assets.

(6)

Represents co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief received from the U.S. Securities and Exchange Commission. See Note 3 “Significant Agreements and Related Party Transactions” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.

(7)

The fair value of the investment was determined using significant unobservable inputs. See Note 5 “Fair Value Measurement” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.

(8)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 8 “Commitments and Contingencies” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.

(9)	The investment is on non-accrual status. See Note 2 “Significant Accounting Policies” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.
(10)

The investment includes an exit fee that is receivable upon repayment of the loan. See Note 2 “Significant Accounting Policies” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.

(11)

As defined in the Investment Company Act, as amended, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities. See Note 3 “Significant Agreements and Related Party Transactions” in our most recent quarterly report on Form 10-Q, as well as any of our subsequent SEC filings.

(12)	Non-income producing security.
(13)

In exchange for the greater risk of loss, the “last-out” portion of the Company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion.

(14)	The investment is subject to Chapter 7 bankruptcy process filed by IHS Intermediate Inc. (dba Interactive Health Solutions).
(15)

Securities exempt from registration under the Securities Act and may be deemed to be “restricted securities”. As of June 30, 2023, the aggregate fair value of these securities is $82,045 or 5.14% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(16)	Share amount rounds to less than 1.
(17)

As defined in the Investment Company Act, the investment is deemed to be a “controlled affiliated person” of the Company because the Company owns, either directly or indirectly, 25% or more of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company. See Note 3 “Significant Agreements and Related Party Transactions”.

PIK – Payment-In-Kind

DETERMINATION OF NET ASSET VALUE

In accordance with the procedures adopted by our Board of Directors, the NAV per share of our outstanding shares of common stock is determined by dividing the value of total assets minus liabilities by the total number of shares outstanding.

We generally invest in illiquid securities, including debt and equity investments, of middle-market companies. The Board of Directors has designated to the Investment Adviser day-to-day responsibilities for implementing and maintaining internal controls and procedures related to the valuation of the Company’s portfolio investments. Under valuation procedures approved by our Board of Directors and adopted by the Investment Adviser, as valuation designee (the “Valuation Designee”), market quotations are generally used to assess the value of our investments for which market quotations are readily available (as defined in Rule 2a-5). The Investment Adviser obtains these market quotations from independent pricing sources. If market quotations are not readily available, the Investment Adviser prices securities at the bid prices obtained from at least two brokers or dealers, if available, otherwise, the Investment Adviser obtains prices from a principal market maker or a primary market dealer. To assess the continuing appropriateness of pricing sources and methodologies, the Investment Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing sources or brokers, and any differences are reviewed in accordance with the valuation procedures. If the Valuation Designee believes any such market quotation does not reflect the fair value of an investment, it may independently value such investment in accordance with valuation procedures for investments for which market quotations are not readily available.

With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures approved by our Board of Directors and adopted by the Investment Adviser, as the valuation designee, contemplate a multi-step valuation process conducted by the Investment Adviser each quarter and more frequently as needed. As the valuation designee, the Investment Adviser is primarily responsible for the valuation of our assets, subject to the oversight of the Board of Directors, as described below:

(1)

Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our Investment Adviser responsible for the valuation of the portfolio investment;

(2)

The Valuation Designee also engages independent valuation firms (the “Independent Valuation Advisors”) to provide independent valuations of the investments for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to the Valuation Designee. The Independent Valuation Advisors define fair value in accordance with ASC 820 (as defined below) and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisor’s preliminary valuations are reviewed by our Investment Adviser and the Valuation Oversight Group (“VOG”), a team that is part of the controllers group of Goldman Sachs. The Independent Valuation Advisors’ valuation ranges are compared to our Investment Adviser’s valuations to ensure our Investment Adviser’s valuations are reasonable. VOG presents the valuations to the Asset Management Private Investment Valuation and Side

Pocket Working Group of the Asset Management Valuation Committee (the “Asset Management Private Investment Valuation and Side Pocket Working Group”), which is comprised of a number of representatives from different functions and areas of expertise related to GSAM’s business and controls who are independent of the investment decision making process;

(4)

The Asset Management Private Investment Valuation and Side Pocket Working Group reviews and preliminarily approves the fair valuations and makes fair valuation recommendations to the Asset Management Valuation Committee;

(5)

The Asset Management Valuation Committee reviews the valuation information provided by the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors. The Asset Management Valuation Committee then assesses such valuation recommendations; and

(6)

Through the Asset Management Valuation Committee, the Valuation Designee discusses the valuations, provides written reports to the Board of Directors on at least a quarterly basis, and, within the meaning of the Investment Company Act, determines the fair value of the investments in good faith, based on the inputs of the Asset Management Valuation Committee, the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors.

We carry our investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), issued by the FASB, which defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. Fair value is generally based on quoted market prices provided by independent price sources. In the absence of quoted market prices, investments are measured at fair value as determined by the Valuation Designee, pursuant to Rule 2a-5 under the Investment Company Act.

Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See Note 5 “Fair Value Measurement” in our most recent annual report on Form 10-K and subsequent filings with the SEC.

For additional information see “Note 2. Significant Accounting Policies—Investments” and “Item 1A. Risk Factors—Our Investments—Many of our portfolio securities do not have a readily available market price, and we value these securities at fair value as determined in good faith in accordance with the Investment Company Act, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the investment.” in our most recent annual report on Form 10-K and subsequent filings with the SEC.

DIVIDEND REINVESTMENT PLAN

We have a voluntary DRIP that provides for automatic reinvestment of all cash distributions declared by our Board of Directors unless a stockholder elects to “opt out” of the plan. As a result, if our Board of Directors declares a cash distribution, then the stockholders who have not “opted out” of the DRIP will have their cash distributions automatically reinvested in additional shares of common stock, rather than receiving the cash distribution. Due to regulatory considerations, GS Group Inc. has opted out of the DRIP. For further details, see our most recent annual report on Form 10-K.

Each registered stockholder may elect to have distributions distributed in cash rather than participate in the plan. For any registered stockholder that does not so elect, distributions on such stockholder’s shares will be reinvested by Computershare Trust Company, N.A., as the plan agent, in additional shares. The number of shares to be issued to the stockholder will be determined based on the total dollar amount of the cash distribution payable, net of applicable withholding taxes. The plan agent maintains all participants’ accounts in the plan and furnishes written confirmation of all transactions in the accounts. Shares in the account of each participant are held by the plan agent on behalf of the participant in book entry form in the plan agent’s name or the plan agent’s nominee. Those stockholders whose shares are held through a broker or other nominee may receive cash distributions in cash by notifying their broker or nominee of their election.

The shares are acquired by the plan agent for the participants’ accounts either through (i) newly issued shares or (ii) by purchase of outstanding shares on the open market. If, on the payment date for any distribution, the most recently computed NAV per share as of the dividend payment date is equal to or less than the closing market price plus estimated per share fees (which include any applicable brokerage commissions the plan agent is required to pay) (such condition often referred to as a “premium”), the plan agent will invest the distribution amount in newly issued shares on behalf of the participants. The number of newly issued shares to be credited to a participant’s account will be determined by dividing the dollar amount of the distribution by the most recently computed NAV per share as of the dividend payment date; provided that, if the most recently computed NAV per share as of the dividend payment date is less than or equal to 95% of the closing market price on the dividend payment date, the dollar amount of the distribution will be divided by 95% of the closing market price per share on the dividend payment date. If on the dividend payment date, the most recently computed NAV per share as of that date is greater than the closing market price per share plus per share fees (such condition referred to as a “market discount”), the plan agent will invest the dividend amount in shares acquired on behalf of the participants by purchasing shares on the open market. Such open market purchases will continue on each successive business day until the entire dividend amount has been invested pursuant to open market purchases; provided, however, that if (a) the market discount shifts to a market premium, or (b) the open market purchases have not been completed by the last business day before the next date on which the common stock trades on an “ex-dividend” basis or 30 days after the dividend payment date, whichever is sooner, the plan agent will cease making open market purchases and will invest the entire uninvested portion of the dividend amount in newly issued common stock in the manner contemplated above.

Open-market purchases may be made on any securities exchange where shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the plan agent will determine. Shares purchased in open market transactions by the plan agent will be allocated to a participant based on the average purchase price, excluding any brokerage charges or other charges, of all shares purchased in the open market with respect to any such distribution. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

If a participant elects by telephone, Internet, or written notice to the plan agent to have the plan agent sell all or a part of his or her shares and remit the proceeds to the participant, the plan agent will process all sale instructions received no later than five business days after the date on which the order is received. Such sale will be made through the plan agent’s broker on the relevant market and the sale price will not be determined until such time as the broker completes the sale. In each case, the price to each participant will be the weighted average sale price obtained by the plan agent’s broker net of fees for each aggregate order placed by the plan agent and executed by the broker.

The plan agent’s fees for the handling of the reinvestment of distributions will be paid by us. However, each participant will pay a per share fee (currently $0.05) incurred in connection with open market purchases. If a participant elects by telephone, Internet, or written notice to the plan agent to have the plan agent sell all or a part of his or her shares and remit the proceeds to the participant, the plan agent is authorized to deduct a $15 sales fee per trade and a per share fee of $0.12 from such proceeds. All per share fees include any applicable brokerage commissions the plan agent is required to pay.

Participation in the plan is completely voluntary and may be terminated or resumed at any time without penalty. Participants may terminate their accounts under the plan by notifying the plan agent by telephone, Internet, or written notice prior to the distribution record date. Such termination will be effective immediately if received by the plan agent prior to a distribution record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. The plan agent seeks to process termination notices received after the dividend record date but before the dividend payment date prior to such dividend payment date to the extent practicable but may in its sole discretion reinvest the participant’s dividends in common stock, as described above. If such dividends are reinvested, the plan agent will process the late termination notice as soon as practicable, but in no event later than five business days after the reinvestment is completed.

A stockholder who does not opt out of the dividend reinvestment plan will generally be subject to the same U.S. federal, state and local tax consequences as a stockholder who elects to receive its distributions in cash, and, for this purpose, a stockholder receiving a distribution in the form of additional shares will generally be treated as receiving a distribution in the amount of cash that the stockholder would have received if it had elected to receive the distribution in cash. If we issue additional shares with a fair market value equal to or greater than net asset value, however, stockholders will be treated as receiving a distribution in the amount of the fair market value of the distributed shares. Because a stockholder that participates in the dividend reinvestment plan will not actually receive any cash, such a stockholder will not have such cash available to pay any applicable taxes on the deemed distribution. A stockholder that participates in the dividend reinvestment plan and thus is treated as having invested in additional shares of our stock will have a basis in such additional shares of stock equal to the total dollar amount treated as a distribution for U.S. federal income tax purposes. The stockholder’s holding period for such stock will commence on the day following the day on which the shares are credited to the stockholder’s account. Stockholders that participate in the dividend reinvestment plan will receive tax information annually for their personal records and to help them prepare their federal income tax return. For further information as to tax consequences of participation in the plan, participants should consult with their own tax advisers.

We reserve the right to amend or terminate the plan upon notice in writing to each participant at least 30 days prior to any record date for the payment of any dividend or distribution by us. There is no direct transaction fee to participants with regard to purchases in the plan; however, we reserve the right to amend the plan to include a transaction fee payable by the participants. Notice will be sent to participants of any amendments as soon as practicable after such action by us.

All correspondence concerning the plan should be directed to the plan agent at Computershare Trust Company, N.A, P.O. Box 43078, Providence, RI 02940-3078, with overnight correspondence being directed to the plan agent at Computershare Trust Company, N.A, 150 Royall St., Suite 101, Canton, MA 02021; by calling 855-807-2742; or through the plan agent’s website at www.computershare.com/investor. Participants who hold their shares through a broker or other nominee should direct correspondence or questions concerning the DRIP to their broker or nominee.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to us and an investment in shares of our common stock or preferred stock. The discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the regulations of the U.S. Department of Treasury promulgated thereunder, which we refer to as the “Treasury regulations,” the legislative history of the Code, current administrative interpretations and practices of the U.S. Internal Revenue Service, which we refer to as the “IRS” (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. Subsequent developments and changes in the tax laws of the United States and any countries in which we directly or indirectly invest could have a material effect on the tax consequences to us, beneficial owners of shares of our common stock or preferred stock, which we refer to as “stockholders,” and/or any intermediate vehicle through which we invest. We have not sought, and will not seek, any ruling from the IRS or any other U.S. federal, state, local, or non-U.S. taxing authority with respect to any of the tax issues affecting us, or our stockholders, or regarding any other matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS or any other taxing authority will not assert, and a court will not sustain, a position contrary to any of the tax considerations discussed below.

You should note that this summary is necessarily general and does not purport to be a complete description of all the tax aspects affecting us or our stockholders. For example, this summary does not describe all of the U.S. federal income tax consequences and other considerations that may be relevant to certain types of stockholders subject to special treatment under the U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, Non-U.S. stockholders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons holding our common stock or preferred stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans, trusts, and financial institutions. This summary assumes that our stockholders hold shares of our common stock or preferred stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not discuss any aspects of U.S. estate or gift taxation, U.S. state or local taxation or non-U.S. taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax-exempt securities or certain other investment assets.

U.S. stockholders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below, although it is not clear to what types of income this rule applies. U.S. stockholders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisers regarding the potential applicability of this rule to their particular situation.

For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of shares of our common stock or preferred stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. stockholder” is a beneficial owner of shares of our common stock or preferred stock that is not a U.S. stockholder and not a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes holds shares of our common stock or preferred stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A stockholder that is a partnership holding shares of our common stock or preferred stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock or preferred stock.

If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of such preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common stock or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.

Tax matters are very complicated and the tax consequences to each stockholder of the ownership and disposition of shares of our common stock or preferred stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific tax consequences of the ownership and disposition of shares of our common stock or preferred stock to you, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution, but will reinvest distributions on behalf of those stockholders that do not elect to receive their distributions in cash. See “Price Range of Common Stock and Distributions” and “Dividend Reinvestment Plan” for a description of our dividend policy and obligations.

Election to be Taxed as a RIC

We have elected to be treated as a RIC, and we expect to qualify annually for tax treatment as a RIC. As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. Rather, dividends we distribute generally will be taxable to our stockholders, and any net operating losses, foreign tax credits and other of our tax attributes generally will not pass through to our stockholders, subject to special rules for certain items such as net capital gains and qualified dividend income we recognize. See “—Taxation of U.S. Stockholders” and “—Taxation of Non-U.S. Stockholders” below.

To maintain our status as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to maintain our status as a RIC, we must timely distribute to our stockholders at least 90% of our investment company taxable income (determined without regard to the dividends paid deduction), which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year (the “Annual Distribution Requirement”).

Taxation as a RIC

If we maintain our status as a RIC and satisfy the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (generally, realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to our stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

We generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income for a calendar year unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and capital gains in excess of capital losses recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). We will not be subject to the U.S. federal excise tax on amounts on which we are required to pay U.S. federal income tax (such as retained net capital gains). Depending upon the level of taxable income and net capital gain earned in a year, we may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax.

In order to maintain our status as a RIC for U.S. federal income tax purposes, we must, among other things:

•	have in effect an election to be treated as a BDC under the Investment Company Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or other income derived with respect to our business of investing in such stock or securities or foreign currencies (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

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at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

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no more than 25% of the value of our assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), we must include in our taxable income in each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether we receive cash representing such income in the same taxable year. We may also be required to include in our taxable income certain other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument, accruals of interest income and/or original issue discount on defaulted debt or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Moreover, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on our financial statements. Because such original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make distributions to our stockholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though we will have not received any corresponding cash payments. Accordingly, to enable us to make distributions to our stockholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash in the amount required for us to make, or if we are restricted from making, sufficient distributions to our stockholders to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because we expect to use debt financing, we may be prevented by covenants contained in our debt financing agreements from making distributions to our stockholders in certain circumstances. In addition, under the Investment Company Act, we are generally not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1. Business—Indebtedness and Senior Securities” of our most recent annual report on Form 10-K. Restrictions on our ability to make distributions to our stockholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for tax treatment as a RIC, or subject us to the 4% U.S. federal excise tax.

Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification for tax treatment as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times and/or values that, from an investment standpoint, are not advantageous. Alternatively, although we currently do not intend to do so, to satisfy the Annual Distribution Requirement, we may declare a taxable dividend payable in our stock or cash at the election of each stockholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in our common stock will generally be equal to the amount of cash that could have been received instead of our stock. See “—Taxation of U.S. Stockholders” below for a discussion of the tax consequences to stockholders upon receipt of such dividends.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset future capital gains, indefinitely. As a result of these limits on the deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. In addition, if future capital gains are offset by carried forward capital losses, such future capital gains are not subject to any corporate-level U.S. federal income tax, regardless of whether they are distributed to our stockholders. Accordingly, we do not expect to distribute any such offsetting capital gains.

Distributions we make to our stockholders may be made from our cash assets or by liquidation of our investments, if necessary. We may recognize gains or losses from such liquidations. In the event we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

Failure to Qualify as a RIC

If we were to fail to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, we might nevertheless continue to qualify for tax treatment as a RIC for such year if certain relief provisions of the Code applied (which might, among other things, require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If we were to fail to qualify for tax treatment as a RIC and such relief provisions did not apply to us, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate U.S. federal income tax rates (and we also would be subject to any applicable state and local taxes), regardless of whether we make any distributions to our stockholders. We would not be able to deduct distributions to our stockholders, nor would distributions to our stockholders be required to be made for U.S. federal income tax purposes. Any distributions we make generally would be taxable to our U.S. stockholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum rate applicable to individuals and other non-corporate U.S. stockholders, to the extent paid out of our current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. stockholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital that would reduce the stockholder’s adjusted tax basis in its common stock or preferred stock (and correspondingly increase such stockholder’s gain, or reduce such stockholder’s loss, on disposition of such common stock or preferred stock), and any remaining distributions in excess of the stockholder’s adjusted tax basis would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the 5-year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

Our Investments—General

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

We expect to invest a portion of our assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. We intend to address these and other issues to the extent necessary in order to seek to ensure that we distribute sufficient income to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement.

Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.

A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make a QEF election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of this election. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “—Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment or income recognized from an equity investment in an operating partnership, may not be qualifying income for purposes of the 90% Income Test. To manage the risk that such income might disqualify us for tax treatment as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as

U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of U.S. Stockholders

The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “—Taxation of Non-U.S. Stockholders” below.

Distributions

Distributions by us (including distributions where stockholders can elect to receive cash or stock) generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent paid out of our current or accumulated earnings and profits, whether paid in cash or stock. To the extent that such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a reduced maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of net capital gain (which is generally realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to U.S. stockholders as long-term capital gains (currently taxable at a maximum U.S. federal income tax rate of 20% in the case of non-corporate U.S. stockholders (including individuals)), regardless of the U.S. stockholder’s holding period for his, her or its common stock or preferred stock and regardless of whether paid in cash or stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock or preferred stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by U.S. stockholders is generally subject to holding period requirements and other limitations. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

We may decide to retain some or all of our net capital gain for reinvestment, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder and (iii) the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate U.S. federal income tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by individuals (and other non-corporate U.S. stockholders) on long-term capital gains, the amount of tax that individuals (and other non-corporate U.S. stockholders) will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. stockholder’s other federal income tax obligations or may be refunded to the extent it exceeds the U.S. stockholder’s U.S. federal income tax liability. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its common stock or preferred stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, under certain circumstances, we may elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, U.S. stockholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

Although we currently do not intend to do so, we have the ability to declare a large portion of a distribution in shares of our stock. We are not subject to restrictions on the circumstances in which we may declare a portion of a distribution in shares of our stock, but would generally anticipate doing so only in unusual situations, such as, for example, if we did not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a distribution, we would allow stockholders to elect payment in cash and/or shares of equivalent value. Under published IRS guidance, the entire distribution will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards our RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all stockholders is required to be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, the cash available for distribution is required to be allocated among the stockholders electing to receive cash (with the balance of the distribution paid in stock) under a formula provided in the applicable IRS guidance. Each stockholder electing to receive cash would be entitled to receive cash in an amount equal to at least the lesser of (i) the portion of the distribution such stockholder elected to receive in cash and (ii) such stockholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of shares of our stock distributed would thus depend on the applicable percentage limitation on cash available for distribution, the stockholders’ individual elections to receive cash or stock, and the value of the shares of stock. Each U.S. stockholder generally would be treated as having received a taxable distribution on the date the distribution is received in an amount equal to the cash that such U.S. stockholder would have received if the entire distribution had been paid in cash, even if such U.S. stockholder received all or most of the distribution in shares of our stock. This may result in a U.S. stockholder having to pay tax on such distribution, even if no cash is received.

We expect to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (i) shares of our stock being held by at least 500 persons at all times during a taxable year or (ii) shares of our stock being treated as regularly traded on an established securities market. However, we cannot assure you that we will be treated as a publicly offered regulated investment company for all years. If we are not treated as a publicly offered regulated investment company for any calendar year, for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (i) our earnings and profits will be computed without taking into account such U.S. stockholders’ allocable shares of the management and incentive fees paid to our Investment Adviser and certain of our other expenses, (ii) each such U.S. stockholder will be treated as having received or accrued a dividend from us in the amount of such U.S. stockholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. stockholder will be treated as having paid or incurred such U.S. stockholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. Miscellaneous itemized deductions of a U.S. stockholder that is an individual, trust or estate are disallowed under the Tax Cuts and Jobs Act for tax years beginning before January 1, 2026, and thereafter generally are (i) deductible by such U.S. stockholders only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, (ii) not deductible for purposes of the alternative minimum tax and (iii) subject to the overall limitation on itemized deductions under Section 67 of the Code.

If an investor purchases shares of our common stock or preferred stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution, and the investor will be subject to tax on the distribution, even though economically it may represent a return of his, her or its investment. We have the potential to build up large amounts of unrealized gain which, when realized and distributed, could have the effect of a taxable return of capital to U.S. stockholders.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue preferred stock, we intend each year to allocate capital gain dividends, if any, between our common shares and shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

Each U.S. stockholder will receive, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of any distributions that are Qualifying Dividends eligible for the 20% maximum capital gains tax rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. stockholder’s particular situation.

We have adopted a dividend reinvestment plan under which stockholders who do not “opt out” will receive distributions in the form of additional shares instead of in cash. If a U.S. stockholder reinvests distributions in additional shares, such U.S. stockholder will generally be subject to the same U.S. federal, state and local tax consequences as if it had received a distribution in cash and, for this purpose, a U.S. stockholder receiving a distribution in the form of additional shares will generally be treated as receiving a distribution in the amount of cash that the U.S. stockholder would have received if it had elected to receive the distribution in cash. If we issue additional shares with a fair market value equal to or greater than net asset value, however, stockholders will be treated as receiving a distribution in the amount of the fair market value of the distributed shares. Any such additional shares will have a tax basis equal to the amount treated as a distribution for U.S. federal income tax purposes. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

We or your financial intermediary is also generally required by law to report to each U.S. stockholder and to the IRS cost basis information for shares of our stock sold by or redeemed from the U.S. stockholder. This information includes the adjusted cost basis of the shares, the gross proceeds from disposition and whether the gain or loss is long-term or short-term. The adjusted cost basis of shares will be based on the default cost basis reporting method selected by us, unless a U.S. stockholder, before the sale or redemption, informs us that it has selected a different IRS-accepted method offered by us. These requirements, however, will not apply for investments through an IRA or other tax-advantaged account. U.S. stockholders should consult their financial intermediaries and tax advisers to determine the best cost basis method for their tax situation, and to obtain more information about how these cost basis reporting requirements apply to them.

Dispositions

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock or preferred stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock or preferred stock sold and the amount of the proceeds received in exchange for such stock. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock or preferred stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock or preferred stock may be disallowed if other shares of such common stock or preferred stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. stockholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any longterm capital gain derived from an investment in shares of our common stock or preferred stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. stockholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Medicare Tax on Net Investment Income

A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” (or “undistributed net investment income” for an estate or trust) for a taxable year and (ii) the excess of the U.S. stockholder’s modified adjusted gross income for such taxable year, over a certain threshold, which for individuals is $200,000 in the case of single filers ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, including our common stock or preferred stock, and net gain attributable to the disposition of stock, including our common stock or preferred stock (in each case, unless such stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Tax Shelter Reporting Regulations

Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our common stock or preferred stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.

Backup Withholding

The relevant withholding agent may be required to withhold U.S. federal income tax (“backup withholding”), at a current rate of 24%, from any taxable distribution to a U.S. stockholder (other than a corporation, a financial institution or a stockholder that otherwise qualifies for an exemption) (1) that fails to provide a correct taxpayer identification number or a certification that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the withholding agent that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability (which may entitle the U.S. stockholder to a refund), provided that proper information is timely provided to the IRS.

Withholding and Information Reporting on Foreign Financial Accounts

Under the Foreign Account Tax Compliance Act rules of the Code and applicable Treasury regulations (collectively referred to as “FATCA”), the applicable withholding agent generally will be required to withhold 30% of (a) any dividends on our common stock or preferred stock and (b) the gross proceeds from a sale or other disposition of our common stock or preferred stock, in each case, paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Proposed Treasury regulations that may be relied on pending finalization provide that FATCA withholding on gross proceeds will be eliminated and, consequently, this withholding tax on gross proceeds is not currently expected to apply. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Non-U.S. Stockholders

The following discussion applies only to Non-U.S. stockholders. Whether an investment in shares of our common stock or preferred stock is appropriate for a Non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our common stock or preferred stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisers before investing in our common stock or preferred stock.

Distributions; Dispositions

Subject to the discussion below, distributions of our investment company taxable income to a Non-U.S. stockholder that are not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent paid out of our current or accumulated earnings and profits.

Certain properly reported distributions are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (i) “qualified net interest income” (generally, U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the Non-U.S. stockholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of net short-term capital gain over net long-term capital loss for such taxable year), and certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by us. In particular, this exemption will not apply to our distributions paid in respect of our non-U.S. source interest income or our dividend income (or any other type of income other than generally our non-contingent U.S.-source interest income received from unrelated obligors and our qualified short-term capital gains). In the case of our common stock or preferred stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report the payment as qualified net interest income or qualified short-term capital gain.

Distributions of our investment company taxable income to a Non-U.S. stockholder that are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder) generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of our current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. stockholders generally.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock or preferred stock, will not be subject to U.S. federal income tax or any withholding of such tax, unless (a) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. stockholders generally, or (b) the Non-U.S. stockholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. stockholder is not considered a resident alien under the Code.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock or preferred stock that are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Although we currently do not intend to do so, we have the ability to declare a large portion of a distribution in shares of our stock. We are not subject to restrictions on the circumstances in which we may declare a portion of a distribution in shares of our stock, but would generally anticipate doing so only in unusual situations, such as, for example, if we did not have sufficient cash to meet our RIC distribution requirements under the Code. Generally, were we to declare such a distribution, we would allow stockholders to elect payment in cash and/or shares of equivalent value. Under published IRS guidance, the entire distribution will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards our RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all stockholders is required to be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, the cash available for distribution is required to be allocated among the stockholders electing to receive cash (with the balance of the distribution paid in stock) under a formula provided in the applicable IRS guidance. Each stockholder electing to receive cash would be entitled to receive cash in an amount equal to at least the lesser of (i) the portion of the distribution such stockholder elected to receive in cash and (ii) such stockholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of shares of our stock distributed would thus depend on the applicable percentage limitation on cash available for distribution, the stockholders’ individual elections to receive cash or stock, and the value of the shares of stock. Each Non-U.S. stockholder generally would be treated as having received a taxable distribution (including for purposes of the application of the withholding tax rules discussed above) on the date the distribution is received in an amount equal to the cash that such Non-U.S. stockholder would have received if the entire distribution had been paid in cash, even if such Non-U.S. stockholder received all or most of the distribution in shares of our stock. In such a circumstance, all or substantially all of the cash that would otherwise be distributed to a Non-U.S. stockholder may be withheld or shares of our stock may be withheld and sold to fund the applicable withholding.

We have adopted a dividend reinvestment plan under which stockholders who do not “opt out” receive distributions in the form of additional shares instead of in cash. If a Non-U.S. stockholder reinvests distributions in additional shares, such Non-U.S. stockholder will generally be subject to the same U.S. federal, state and local tax consequences as if it had received a distribution in cash and, for this purpose, a Non-U.S. stockholder receiving a distribution in the form of additional shares will generally be treated as receiving a distribution in the amount of cash that the Non-U.S. stockholder would have received if it had elected to receive the distribution in cash. If we issue additional shares with a fair market value equal to or greater than net asset value, however, a Non-U.S. stockholder will be treated as receiving a distribution in the amount of the fair market value of the distributed shares. If the distribution is subject to withholding tax as described above, only the net after-tax amount will be reinvested in additional shares. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. stockholder), and the Non-U.S. stockholder complies with the applicable certification and disclosure requirements, the full amount of the distribution generally will be reinvested in additional shares and will nevertheless be subject to U.S. federal income tax at the rates and in the manner applicable to U.S. stockholders generally. The Non-U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the dividend reinvestment plan equal to the total dollar amount treated as a distribution for U.S. federal income tax purposes. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.

Jurisdiction of Tax Residence

The tax treatment of a Non-U.S. stockholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction, and may vary considerably from jurisdiction to jurisdiction. Depending on (i) the laws of such Non-U.S. stockholder’s jurisdiction of tax residence, (ii) how we are treated in such jurisdiction, and (iii) our activities, an investment in us could result in such Non-U.S. stockholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in us and/or of distributions from us and any uncertainties arising in that respect (our not being established under the laws of the relevant jurisdiction), the possibility of taxable income significantly in excess of cash distributed to a Non-U.S. stockholder, and possibly in excess of our actual economic income, the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and the possibility of being subject to tax at unfavorable tax rates. A Non-U.S. stockholder may also be subject to restrictions on the use of its share of our deductions and losses in its jurisdiction of tax residence. Each Non-U.S. stockholder is urged to consult its own tax advisers with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in us, as well as any other jurisdiction in which such Non-U.S. stockholder is subject to taxation.

Backup Withholding

A Non-U.S. stockholder generally will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. stockholder provides the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the Non-U.S.

stockholder’s U.S. federal income tax liability (which may entitle the Non-U.S. stockholder to a refund), provided that proper information is timely provided to the IRS.

Withholding and Information Reporting on Foreign Financial Accounts

Under the Foreign Account Tax Compliance Act rules of the Code and applicable Treasury regulations (collectively referred to as “FATCA”), the applicable withholding agent generally will be required to withhold 30% of (a) any dividends on our common stock or preferred stock and (b) the gross proceeds from a sale or other disposition of our common stock or preferred stock, in each case, paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Proposed Treasury regulations that may be relied on pending finalization provide that FATCA withholding on gross proceeds will be eliminated and, consequently, this withholding tax on gross proceeds is not currently expected to apply. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. If payment of this withholding tax is made, Non-U.S. stockholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Each Non-U.S. stockholder should consult its own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock or preferred stock.

Change in Tax Laws

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations may be changed with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require us to accrue potential tax liabilities even in situations in which we and/or our stockholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations.

Developments in the tax laws of the United States or other jurisdictions could have a material effect on the tax consequences to the stockholders, us, and/or our direct and indirect subsidiaries, and stockholders may be required to provide certain additional information to us (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each stockholder is urged to consult its own advisors.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is based on relevant portions of the DGCL and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

As of the date of this prospectus, our authorized stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is traded on the NYSE under the symbol “GSBD.” There are no outstanding options or warrants to purchase our stock. Under Delaware law, our stockholders will generally not be personally liable for our debts or obligations.

Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form. The following table sets forth information on our capital stock as of September 26, 2023:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by us or for Our Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common Stock	200,000,000	—	109,563,525
Preferred Stock	1,000,000	—	—

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be made or paid to the holders of our common stock if, as and when declared by our Board of Directors out of funds legally available therefor, subject to the rights of holders of shares of any series of our preferred stock then outstanding. Shares of our common stock have no exchange, conversion or redemption rights. Shares of our common stock are subject to the transfer restrictions set forth in our certificate of incorporation, as described more fully below, as well as any restrictions on transfer arising under federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of shares of any series of our preferred stock then outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders generally, including the election of directors elected by a vote of stockholders generally. Except as provided with respect to any other class or series of stock, including our preferred stock, as more fully described below, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of our Board of Directors, which means that holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of such directors are entitled to elect that number of nominees equal to the number of directors to be elected by such holders, and holders of less than a majority of such shares will be unable to elect one or more specific directors for any available directorship. In addition, holders of our common stock may participate in our DRIP.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to create and issue one or more series of preferred stock to the extent permitted by the Investment Company Act. Prior to the issuance of shares of each series of preferred stock, our Board of Directors will be required by Delaware law and by our certificate of incorporation to establish the voting powers (full or limited, or no voting powers), and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each series of our preferred stock. Thus, to the extent permitted by the Investment Company Act, the Board of Directors could authorize the issuance of shares of a series of our preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the Investment Company Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the Investment Company Act), including any outstanding perpetual preferred stock, voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors; Indemnification and Advancement of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL and our certificate of incorporation and bylaws. Section 145(a) of the DGCL empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of the Company has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 145(d) of the DGCL provides that in all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the Company only if it is consistent with the Investment Company Act and as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct set forth in those subsections. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(e) authorizes the Company to pay expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to whom the advancement will be made to repay the advanced amounts if it is ultimately determined that he or she was not entitled to be indemnified by the Company as authorized by Section 145. Section 145(e) also provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Company, or persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Section 145(f) provides that indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of such Section are not to be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145(g) authorizes the Company to purchase and maintain insurance on behalf of its current and former directors, officers, employees and agents (and on behalf of any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, regardless of whether the Company would have the power to indemnify such persons against such liability under Section 145.

Section 102(b)(7) of the DGCL allows the Company to provide in its certificate of incorporation a provision that limits or eliminates the personal liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not limit or eliminate the liability of a director (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation will provide that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended.

Our certificate of incorporation requires us to indemnify to the full extent permitted by Section 145 of the DGCL all persons whom we may indemnify under that section. Our certificate of incorporation also provides that expenses incurred by our officers or directors in defending any action, suit or proceeding for which they may be entitled to indemnification under our certificate of incorporation shall be paid in advance of the final disposition of the action, suit or proceeding. However, any indemnification or payment or reimbursement of expenses made pursuant to such provisions of our certificate of incorporation will be subject to the applicable requirements of the Investment Company Act. In addition, our bylaws provide that, except for certain proceedings initiated by our directors or officers, we must indemnify, and advance expenses to, our current and former directors and officers to the fullest extent permitted by the DGCL, but provide that any indemnification or reimbursement of expenses thereunder is subject to the applicable requirements of the Investment Company Act.

Delaware Anti-Takeover Law

The DGCL contains, and our certificate of incorporation and bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. However, our certificate of incorporation contains provisions that, at any point in time in which our common stock is registered under Section 12(b) or Section 12(g) of the Exchange Act, have the same effect as Section 203, except that it exempts GS Group Inc. and its affiliates, and certain of its or their respective direct or indirect transferees and any group as to which such persons are a party, from the effect of those provisions. In general, these provisions will prohibit us from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers of the Company; or

•

at or subsequent the such time the business combination is approved by the Board of Directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions define “business combination” to include the following:

•	any merger or consolidation involving the Company or any direct or indirect majority-owned subsidiary of the Company with the interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, of 10% or more of either the aggregate market value of all the assets of the Company or the aggregate market value of all the outstanding stock of the Company; subject to certain exceptions, any transaction that results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the interested stockholder;

•

any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series (or securities convertible into the stock of any class or series) of the Company or of any such subsidiary owned by the interested stockholder, except as to immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

•

the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company or any direct or indirect majority-owned subsidiary.

In general, these provisions define an “interested stockholder” as any entity or person that is the beneficial owner of 15% or more of our outstanding voting stock or is an affiliate or associate of us and was the beneficial owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately prior to the relevant date, and the affiliates or associates of any such entity or person, but GS Group Inc. and its affiliates and certain of its or their respective direct or indirect transferees and any group as to which such persons are a party are excluded from the definition of interested stockholder.

These provisions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Election of Directors

Our bylaws provide that, unless otherwise provided in our certificate of incorporation (including with respect to the special rights of holders of one or more series of our preferred stock to elect directors), our directors are elected by the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote thereon present in person or by proxy at a meeting of stockholders called for the purpose of electing directors. Under our certificate of incorporation, our Board of Directors has the power to amend our bylaws, including the provisions specifying the vote required to elect directors. Under Section 216 of the DGCL, however, a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Classified Board of Directors

Under our certificate of incorporation, subject to the special right of the holders of one or more series of preferred stock to elect additional preferred directors, our directors are divided into three classes of directors, serving staggered three-year terms, with the term of office of directors in only one of the three classes expiring each year. As a result, one-third of such directors will then be elected each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that, the longer time required to elect a majority of a classified board will help to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our certificate of incorporation provides that, subject to any rights of holders of one or more series of preferred stock to elect additional preferred directors, the total number of directors is fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board may be removed only for cause. Our certificate of incorporation provides that our directors are divided into classes serving staggered three-year terms and such directors may only be removed for cause, and only upon the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote generally in the election of directors. Under our certificate of incorporation, subject to the applicable requirements of the

Investment Company Act and the rights of the holders of one or more series of preferred stock, any vacancy on the Board of Directors resulting from the death, resignation, retirement, removal or disqualification of a director or other cause, or any vacancy resulting from an increase in the number of directors, may be filled only by vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director; provided that when the holders of any class or series of our stock are entitled under the certificate of incorporation to elect directors, vacancies in directorships elected by such class, classes or series may be filled by a majority of the remaining directors so elected. Any such limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Action by Stockholders

Our certificate of incorporation provides that our stockholders are only able to take action at an annual or special meeting of stockholders and may not take action by written consent of stockholders in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may be made only (1) by or at the direction of the Board of Directors (or a duly authorized committee thereof), (2) pursuant to our notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. For any nomination or business proposal to be properly brought by a stockholder for a meeting, such stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws specify requirements as to the form and content of any such stockholder’s notice. Our bylaws also allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. Our bylaws further provide that nominations of persons for election to the Board of Directors at a special meeting may be made only by or at the direction of the Board of Directors, and provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings

Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Calling of Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called by our Board of Directors, the chairman of the Board of Directors and our chief executive officer, and not by any other person.

Amendments to the Certificate of Incorporation and Bylaws

Section 242 of the DGCL generally provides any amendment to the certificate of incorporation must be approved and declared advisable by the Board of Directors and adopted by the affirmative vote of holders of a majority of the outstanding shares of capital stock entitled to vote thereon, and by a majority of the outstanding stock of each class entitled to vote thereon as a class. Section 109 of the DGCL provides that, after a corporation has received payment for its capital stock, the power to adopt, amend or repeal the bylaws shall be in the stockholders entitled to vote, but any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Our certificate of incorporation provides our Board of Directors with such power. The DGCL provides that the certificate of incorporation may contain provisions requiring for any corporate action the vote of a larger portion of the stock or of any class or series thereof than is required by the DGCL. Our certificate of incorporation provides that the following provisions, among others, may be amended by our stockholders only by a vote of at least two-thirds of the outstanding shares of our capital stock entitled to vote thereon:

•	the provisions regarding the classification of our Board of Directors;

•	the provisions specifying the percentage of votes required to remove directors for cause;

•	the provisions limiting stockholder action by written consent;

•	the provisions regarding the calling of special meetings;

•	the provisions regarding the number of directors and filling vacancies on our Board of Directors and newly created directorships;

•	the provision requiring a supermajority vote to amend our bylaws;

•	the limitation of directors’ personal liability to us or our stockholders for breach of fiduciary duty as a director;

•	the provisions regarding indemnification and advancement of expenses under our certificate of incorporation;

•	the provision regarding restrictions on business combinations with interested stockholders; and

•	the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote.

Our bylaws generally are able to be amended by approval of (i) a majority of the total number of authorized directors or (ii) the affirmative vote of the holders of at least two-thirds of the outstanding shares of our capital stock entitled to vote thereon.

Conflict with Investment Company Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our certificate of incorporation authorizes our Board of Directors to create and issue one or more series of preferred stock to the extent permitted by the Investment Company Act. Prior to the issuance of shares of each series of preferred stock, our Board of Directors will be required by Delaware law and by our certificate of incorporation to establish the voting powers (full or limited, or no voting powers), and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each series of our preferred stock. Thus, to the extent permitted by the Investment Company Act, the Board of Directors could authorize the issuance of shares of a series of our preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the Investment Company Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the Investment Company Act), including any outstanding perpetual preferred stock, voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock.

For any series of preferred stock that we may issue, our Board of Directors or a committee thereof will determine and the amendment to our certificate of incorporation and prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

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the rate, whether fixed or variable, and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends or other distributions, if any, thereon will be cumulative.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the terms of any rights to redeem, or call such warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the Investment Company Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The Investment Company Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. See “Available Information” for information on how to obtain a copy of the indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are secured and the terms of any security interest;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our common stock if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (if certain requirements are met), rather than 200%, as previously required.

In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such indebtedness or securities unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. Specifically, we may be precluded from declaring dividends or repurchasing shares of our common stock unless our asset coverage is at least 150% (if certain requirements are met). We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors.”

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default (as defined below) or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York (“DTC”) will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

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An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

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DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “—Issuance of Securities in Registered Form” above.

The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “—Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

The transferor shall use commercially reasonable efforts to provide or cause to be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

•	We do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within five days.

•	We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.

•	We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days.

•

We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

•	Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of the holders.

Remedies If an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”) (Section 315 of the Trust Indenture Act of 1939). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than

•	the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities.

•	Immediately after giving effect to such transaction, no default or Event of Default shall have happened and be continuing.

•	We must deliver certain certificates and documents to the trustee.

•	We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of, or interest on, a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants;

•	change the terms of any sinking fund with respect to any security; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.

•

No default or Event of Default with respect to the applicable series shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.

•

No default or Event of Default with respect to the applicable series shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “—Indenture Provisions—Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

In connection with any proposed transfer outside the book entry only system, there shall be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

The Trustee under the Indenture

Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association) will act as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to our stockholders to purchase common stock or other securities. Subscription rights may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current NAV per share of common stock, taking into account underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title and aggregate number of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof if the price is not a specific dollar amount);

•	the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;

•

the ratio of the offering (which, in the case of transferable rights for common stock, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•

the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of the security being offered at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT AND REGISTRAR

Our assets are held by State Street Bank and Trust Company pursuant to a custody agreement. State Street Bank and Trust Company also acts as our administrator. See “Management—Our Administrator” in our most recent annual report on Form 10-K. The principal business address of State Street Bank and Trust Company is One Lincoln Street, Boston, Massachusetts 02111. Computershare Trust Company, N.A. serves as the Company’s transfer agent and dividend agent and registrar. The principal business address of Computershare Trust Company, N.A. is 250 Royall Street, Canton, Massachusetts 02021.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Since we generally acquire and dispose of investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Subject to policies established by our Board of Directors, our Investment Adviser is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions, if any, and the allocation of brokerage commissions. Our Investment Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Investment Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Investment Adviser may select a broker based partly upon brokerage or research services provided to us, our Investment Adviser and any other Accounts. Such brokerage or research services may include research reports on companies, industries and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. In return for such services, we may pay a higher commission than other brokers would charge if our Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

The Investment Management Agreement permits our Investment Adviser, subject to review by the Board of Directors from time to time, to purchase and sell portfolio securities to and from brokers who provide our Investment Adviser with access to supplemental investment and market research and security and economic analyses. Such brokers may execute brokerage transactions at a higher cost to us than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Brokerage and research services furnished by firms through which we effect our securities transactions may be used by our Investment Adviser in servicing other clients and not all of these services may be used by our Investment Adviser in connection with the client generating the brokerage credits. The fees received under the Investment Management Agreement are not reduced by reason of an investment adviser receiving such brokerage and research services.

Our portfolio transactions are generally effected at a net price without a broker’s commission (i.e., a dealer is dealing with us as principal and receives compensation equal to the spread between the dealer’s cost for a given security and the resale price of such security). In certain foreign countries, debt securities are traded on exchanges at fixed commission rates. The Investment Management Agreement provides that our Investment Adviser, on occasions when it deems the purchase or sale of a security to be in the best interests of us as well as other customers, to aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased for us with those to be sold or purchased for other customers in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, is made by our Investment Adviser in the manner it considers to be equitable. In some instances, this procedure may adversely affect the size and price of the position obtainable for us.

Subject to the above considerations and applicable law, our Investment Adviser may use GS Group Inc. or another affiliate as our broker. In order for GS Group Inc. or another affiliate, acting as agent, to effect securities or futures transactions for us, the commissions, fees or other remuneration received by GS Group Inc. or another affiliate must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar services, securities or futures contracts. Furthermore, our Board of Directors, including a majority of our Independent Directors, has adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to Goldman Sachs are consistent with the foregoing standard. Brokerage transactions with Goldman Sachs are also subject to such fiduciary standards as may be imposed upon Goldman Sachs by applicable law. The amount of brokerage commissions paid by us may vary substantially from year to year because of differences in portfolio turnover rates and other factors.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, warrants, debt securities or subscription rights or representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods.

We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of any common stock offered by us, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our outstanding voting securities and certain members of our Board of Directors who are not interested persons or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 10% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

We may not sell securities pursuant to this prospectus without delivering a prospectus supplement describing the method and terms of the offering of such securities.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for Goldman Sachs BDC, Inc. by Fried, Frank, Harris, Shriver & Jacobson LLP. In addition, Dechert LLP serves as counsel to the Company and to the Independent Directors. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the most recent annual report on Form 10-K, including for the year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, Massachusetts 02210, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our securities offered by this prospectus. The registration statement contains additional information about us and our securities.

We file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at http://www.GoldmanSachsBDC.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us, in writing at: 200 West Street New York, New York 10282, or by telephone (collect) at (312) 655-4419. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus, until all of the securities offered by this prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any applicable prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any applicable prospectus supplement and information previously filed with the SEC.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on April 3, 2023;

•	our quarterly reports on Form 10-Q, filed with the SEC on May 4, 2023, and August 3, 2023;

•	our current reports on Form 8-K, filed with the SEC on March 9, 2023, May 19, 2023, May 23, 2023, September 13, 2023, and September 26, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35851), as filed with the SEC on March 29, 2013, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain a copy of these filings, see “Available Information,” or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:

Goldman Sachs BDC, Inc.

200 West Street

New York, New York 12082

(312) 655-4419

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

ANNEX A

GOLDMAN SACHS ASSET MANAGEMENT’S PROXY VOTING GUIDELINES SUMMARY

The following is a summary of the material Proxy Voting Guidelines (the “Guidelines”), which form the substantive basis of our Policy and Procedures on Proxy Voting for Investment Advisory Clients (the “Policy”). As described in the main body of the Policy, one or more Portfolio Management Teams and/or the Global Stewardship Team may diverge from the Guidelines and a related Recommendation on any particular proxy vote or in connection with any individual investment decision in accordance with the Policy.

Region: Americas

The following section is a summary of the Guidelines, which form the substantive basis of the Policy with respect to North, Central and South American public equity investments of operating and/or holding companies. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market.

1. Business Items

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply within the last year:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; or material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services are excessive (generally over 50% or more of the audit fees).

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services or asking for audit firm rotation.

Reincorporation Proposals

We may support management proposals to reincorporate as long as the reincorporation would not substantially diminish shareholder rights. We may not support shareholder proposals for reincorporation unless the current state of incorporation is substantially less shareholder friendly than the proposed reincorporation, there is a strong economic case to reincorporate or the company has a history of making decisions that are not shareholder friendly.

Exclusive Venue for Shareholder Lawsuits

Generally vote FOR on exclusive venue proposals, taking into account:

•	Whether the company has been materially harmed by shareholder litigation outside its jurisdiction of incorporation, based on disclosure in the company’s proxy statement;

•	Whether the company has the following governance features:

•	Majority independent board;

•	Independent key committees;

•	An annually elected board;

•	A majority vote standard in uncontested director elections;

•	The absence of a poison pill, unless the pill was approved by shareholders; and/or

•	Separate Chairman CEO role or, if combined, an independent chairman with clearly delineated duties.

Virtual Meetings

Generally vote FOR proposals allowing for the convening of hybrid* shareholder meetings if it is clear that it is not the intention to hold virtual-only AGMs. Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

Public Benefit Corporation Proposals

Generally vote FOR management proposals and CASE-BY-CASE on shareholder proposals related to the conversion of the company into a public benefit corporation.

Amend Articles of Incorporation to Provide for Officer and Director Exculpation

Generally vote FOR management proposals to amend the company’s certificate of incorporation to reflect new Delaware law provisions regarding officer and director exculpation.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Administrative Requests

Generally vote FOR non-contentious administrative management requests.

2. Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should consist of a majority of independent directors and/or meet local best practice expectations; and should be held accountable for actions and results related to their responsibilities. Vote on director nominees should be determined on a CASE-BY-CASE basis.

Voting on Director Nominees in Uncontested Elections

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST or WITHHOLD from members of the Nominating Committee:

•	At companies incorporated in the US if the board does not have at least 10% women directors and at least one other diverse board director;

•	At companies within the S&P 500, if, in addition to our gender expectations, the board does not have at least one diverse director from a minority ethnic group;

•

At companies not incorporated in the US, if the board does not have at least 10% women directors or does not meet the requirements of local listing rules or corporate governance codes or national targets

Vote AGAINST or WITHHOLD from the full board at companies incorporated in the US that do not have at least one woman director.

Vote AGAINST or WITHHOLD from individual directors who:

•	Sit on more than five public company boards;

•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards.

Vote AGAINST or WITHHOLD from members of the Nominating Committee if the average board tenure exceeds 15 years, and there has not been a new nominee in the past 5 years.

Director Independence

At companies incorporated in the US, where applicable, the New York Stock Exchange or NASDAQ Listing Standards definition is to be used to classify directors as inside directors, affiliated outside directors, or independent outside directors.

Additionally, we will consider compensation committee interlocking directors to be affiliated (defined as CEOs who sit on each other’s compensation committees).

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors (as described above) when:

•	The inside director or affiliated outside director serves on the Audit, Compensation or Nominating Committees; and

•

The company lacks an Audit, Compensation or Nominating Committee so that the full board functions as such committees and inside directors or affiliated outside directors are participating in voting on matters that independent committees should be voting on.

Director Accountability

Vote AGAINST or WITHHOLD from individual directors who attend less than 75% of the board and committee meetings without a disclosed valid excuse.

Generally, vote FOR the bundled election of management nominees, unless adequate disclosures of the nominees have not been provided in a timely manner or if one or more of the nominees does not meet the expectation of our policy.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices

Vote AGAINST or WITHHOLD from members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•	Material failures of governance, stewardship, or fiduciary responsibilities at the company including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If we did not support the shareholder proposal in both years, we will still vote against the committee member(s).

•

The company’s poison pill has a dead-hand or modified dead-hand feature for two or more years. Vote against/withhold every year until this feature is removed; however, vote against the poison pill if there is one on the ballot with this feature rather than the director;

•

The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

The company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (Scope 1, Scope 2, Scope 3 emissions), material to the company’s business

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Committee Responsibilities and Expectations

Companies should establish committees to oversee areas such as audit, executive and non-executive compensation, director nominations and ESG oversight. The responsibilities of the committees should be publicly disclosed.

Audit Committee

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

•	The non-audit fees paid to the auditor are excessive (generally over 50% or more of the audit fees);

•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied;

•	There is excessive pledging or hedging of stock by executives;

•

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	No members of the Audit Committee hold sufficient financial expertise.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of GAAP and material weaknesses identified in Section 404 disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Compensation Committee

See section 3 on Executive and Non-Executive compensation for reasons to withhold from members of the Compensation Committee.

Nominating/Governance Committee

Generally vote AGAINST or WITHHOLD from the members of the Nominating/Governance Committee if:

•

A company maintains a classified board structure without a sunset provision, has opted into, or failed to opt out of, state laws requiring a classified board structure or has a capital structure with unequal voting rights

•

At the previous board election, any director received more than 50% withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•	The board does not meet our diversity expectations;

•	The board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or could adversely impact shareholders.

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed; and

•	Whether minority or majority representation is being sought.

Proxy Access

Vote CASE-BY-CASE on shareholder or management proposals asking for proxy access.

We may support proxy access as an important right for shareholders and as an alternative to costly proxy contests and as a method for us to vote for directors on an individual basis, as appropriate, rather than voting on one slate or the other. While this could be an important shareholder right, the following factors will be taken into account when evaluating the shareholder proposals:

•	The ownership thresholds, percentage and duration proposed (we generally will not support if the ownership threshold is less than 3%);

•	The maximum proportion of directors that shareholders may nominate each year (we generally will not support if the proportion of directors is greater than 25%); and

•	Other restricting factors that when taken in combination could serve to materially limit the proxy access provision.

We will take the above factors into account when evaluating proposals proactively adopted by the company or in response to a shareholder proposal to adopt or amend the right. A vote against governance committee members could result if provisions exist that materially limit the right to proxy access.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Other Board Related Proposals (Management and Shareholder)

Independent Board Chair (for applicable markets)

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

Shareholder Proposals Regarding Board Declassification

We will generally vote FOR proposals requesting that the board adopt a declassified board structure.

Majority Vote Shareholder Proposals

We will vote FOR proposals requesting that the board adopt majority voting in the election of directors provided it does not conflict with the state law where the company is incorporated. We also look for companies to adopt a postelection policy outlining how the company will address the situation of a holdover director.

Cumulative Vote Shareholder Proposals

We will generally vote FOR shareholder proposals to restore or provide cumulative unless:

•

The company has adopted (i) majority vote standard with a carve-out for plurality voting in situations where there are more nominees than seats and (ii) a director resignation policy to address failed elections.

3. Executive and Non-Executive Compensation

Pay Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of compensation criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Compensation practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals; or

•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.

•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST/WITHHOLD from compensation committee members.

Equity Compensation Plans

We will generally vote FOR management proposals on equity-based compensation plans. Evaluation takes into account potential plan cost, plan features and grant practices. While a negative combination of these factors could cause a vote AGAINST, other reasons to vote AGAINST the equity plan could include the following factors:

•	The plan permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval; or

•	There is more than one problematic material feature of the plan, which could include one of the following: unfavorable change-in-control features, presence of gross ups and options reload.

Advisory Vote on Executive Compensation (Say-on-Pay, MSOP) Management Proposals

Vote FOR annual frequency and AGAINST all proposals asking for any frequency less than annual.

We will generally vote FOR management proposals for an advisory vote on executive compensation considering the context of each company’s specific circumstances and the board’s disclosed rationale for its practices.

Pay practices that may result in a vote AGAINST management proposals for an advisory vote on executive compensation may include:

•	A disconnect between pay and performance based on a quantitative assessment of the following: pay vs TSR (“Total Shareholder Return”) and company disclosed peers;

•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives;

•	Long term incentive awards consisting of less than 50% performance-based awards;

•	Long term incentive awards evaluated over a time period of less than three years;

•	The Board used discretion without sufficient disclosure;

•	The Board changed the targets and/or performance metrics during the pay period;

•	The Board awarded a multi-year guaranteed cash bonus or non-performance equity award;

•	The Board retested performance goals or awarded a pay for failure pay plan;

•	Lack of the Board’s response to failed MSOP vote the previous year;

•	The plan allows for the single trigger acceleration of unvested equity awards and/or provides excise tax gross ups;

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

•	Egregious employment or retention contracts;

•	Excessive perquisites or excessive severance and/or change in control provisions;

•	Repricing or replacing of underwater stock options without prior shareholder approval;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts;

•	Extraordinary relocation benefits;

•	Internal pay disparity; and

•	The Board has adopted other pay practices that may increase risk to shareholders.

Other Compensation Proposals and Policies

Employee Stock Purchase Plans—Non-Qualified Plans

Vote CASE-BY-CASE on nonqualified employee stock purchase plans taking into account the following factors:

•	Broad-based participation;

•	Limits on employee contributions;

•	Company matching contributions; and

•	Presence of a discount on the stock price on the date of purchase.

Option Exchange Programs/Repricing Options

Vote CASE-BY-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration:

•	Historic trading patterns—the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•	Rationale for the re-pricing;

•	If it is a value-for-value exchange;

•	If surrendered stock options are added back to the plan reserve;

•	Option vesting;

•	Term of the option—the term should remain the same as that of the replaced option;

•	Exercise price—should be set at fair market or a premium to market;

•	Participants—executive officers and directors should be excluded.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Retention Holding Period

Vote FOR shareholder proposals asking for a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs if the policy requests retention for two years or less following the termination of their employment (through retirement or otherwise) and a holding threshold percentage of 50% or less.

Also consider whether the company has any holding period, retention ratio, or officer ownership requirements in place and the terms/provisions of awards already granted.

Elimination of Accelerated Vesting in the Event of a Change in Control

Vote AGAINST shareholder proposals seeking a policy eliminating the accelerated vesting of time-based equity awards in the event of a change-in-control.

Performance-based Equity Awards and Pay-for-Superior-Performance Proposals

Generally vote FOR unless there is sufficient evidence that the current compensation structure is already substantially performance-based. We consider performance-based awards to include awards that are tied to shareholder return or other metrics that are relevant to the business.

Say on Supplemental Executive Retirement Plans (SERP)

Generally vote AGAINST proposals asking for shareholder votes on SERP.

Compensation Committee

Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:

•	We voted against the company’s MSOP in the previous year, the company’s previous MSOP received significant opposition of votes cast and we are voting against this year’s MSOP;

•	The board implements a MSOP on a less frequent basis than the frequency that received the plurality of votes cast

4. Shareholders Rights and Defenses

Shareholder Ability to Act by Written Consent

Generally vote FOR shareholder proposals that provide shareholders with the ability to act by written consent, unless:

•	The company already gives shareholders the right to call special meetings at a threshold of 25% or lower; and

•	The company has a history of strong governance practices.

Special Meetings Arrangements

Generally vote FOR management proposals that provide shareholders with the ability to call special meetings.

Generally vote FOR shareholder proposals that provide shareholders with the ability to call special meetings at a threshold of 25% or lower if the company currently does not give shareholders the right to call special meetings. However, if a company already gives shareholders the right to call special meetings at a threshold of at least 25%, vote AGAINST shareholder proposals to further reduce the threshold.

Generally vote AGAINST management proposals seeking shareholder approval for the company to hold special meetings with 14 days notice unless the company offers shareholders the ability to vote by electronic means and a proposal to reduce the period of notice to not less than 14 days has received majority support.

Advance Notice Requirements for Shareholder Proposals/Nominations

Vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

Shareholder Voting Requirements

Vote AGAINST proposals to require a supermajority shareholder vote. Generally vote FOR management and shareholder proposals to reduce supermajority vote requirements.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it, unless the company has:

•	a shareholder-approved poison pill in place; or

•	adopted a policy concerning the adoption of a pill in the future specifying certain shareholder friendly provisions.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption.

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

5. Strategic Transactions and Capital Structures

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital or any stricter limit set in local best practice recommendations or law.

Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital or any stricter limit set in local best practice recommendations or law.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding, or any stricter limit set in local best practice recommendations or law.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or

•

The increase would leave the company with less than 30% of its new authorization outstanding after adjusting for all proposed issuances or any stricter limit set in local best practice recommendations or law.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing

Common and Preferred Stock Authorization

Generally vote FOR proposals to increase the number of shares of common stock authorized for issuance.

Generally vote FOR proposals to increase the number of shares of preferred stock, as long as there is a commitment to not use the shares for anti-takeover purposes.

6. Environmental and Social Issues

Overall Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the Sustainability Accounting Standards Board’s (SASB) materiality standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•

If the company has formally committed to the implementation of a reporting program based on the SASB materiality standards, the TCFD’s recommendations, or a similar standard within a specified time frame;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

•

Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear, public Equal Employment Opportunity (EEO) statement and/or diversity policy. Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Gender Pay Gap

Generally vote CASE-BY-CASE on proposals requesting reports on a company’s pay data by gender, or a report on a company’s policies and goals to reduce any gender pay gap, taking into account:

•	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy and fair and equitable compensation practices;

•	Whether the company has been the subject of recent controversy, litigation or regulatory actions related to gender pay gap issues; and

•	Whether the company’s reporting regarding gender pay gap policies or initiatives is lagging its peers.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports about a company’s use of mandatory arbitrations in employment claims, taking into account the company’s existing policies and disclosures of policies.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.

Racial Equity Audit

Generally vote CASE-BY-CASE on shareholder proposals requesting the board oversee a racial equity audit. While we believe the decision to initiate an independent audit is best left to management judgment under the oversight of the board of directors, the following factors are generally considered:

•	The degree to which existing relevant policies and practices are disclosed;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers; and

•	Whether the gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

We generally believe that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, we consider the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Generally vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

We generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

We generally will vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Region: Europe, Middle East and Africa (EMEA) Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to EMEA public equity investments of operating and/or holding companies. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market.

1. Business Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;

•	There is reason to believe that the auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Name of the proposed auditor has not been published;

•	The auditors are being changed without explanation;

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines; or

•	The appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or re-election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or

•	The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its annual general meeting.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5% unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Virtual Meetings

Generally vote FOR proposals allowing for the convening of hybrid* shareholder meetings if it is clear that it is not the intention to hold virtual-only AGMs. Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

Public Benefit Corporation Proposals

Generally vote FOR management proposals and CASE-BY-CASE on shareholder proposals related to the conversion of the company into a public benefit corporation.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Administrative Requests

Generally vote FOR non-contentious administrative management requests.

2. Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should consist of a majority of independent directors and / or meet local best practice expectations; and should be held accountable for actions and results related to their responsibilities.

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	There are reservations about:

¡	Director terms

¡	Bundling of proposals to elect directors

¡	Board independence

¡	Disclosure of named nominees

¡	Combined Chairman/CEO

¡	Election of former CEO as Chairman of the board

¡	Overboarded directors

¡	Composition of committees

¡	Director independence

¡	Number of directors on the board

¡	Lack of gender diversity on the board

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•

There are other considerations which may include sanction from government or authority, violations of laws and regulations, or other issues relate to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST members of the Nominating Committee:

•	At companies if the board does not have at least 10% women directors, or does not meet the requirements of local listing rules or corporate governance codes or national targets;

•	At companies in the FTSE100 if the board composition does not align with the Parker review guidelines.

Employee and /or Labor Representatives

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees.

Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Director Independence

Classification of Directors

Executive Director

•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•

Currently provides (or a relative provides) professional services to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative of a current employee of the company or its affiliates;

•	Relative of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (a cooling off period may be applied);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered; and

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Director Accountability

Vote AGAINST individual directors who attend less than 75% of the board and committee meetings without a disclosed valid excuse.

Generally, vote FOR the bundled election of management nominees, unless adequate disclosures of the nominees have not been provided in a timely manner or if one or more of the nominees does not meet the expectation of our policy.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices

Vote AGAINST members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•

Material failures of governance, stewardship, or fiduciary responsibilities at the company, including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If we did not support the shareholder proposal in both years, we will still vote against the committee member(s).

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

The company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (Scope 1, Scope 2, Scope 3 emissions), material to the company’s business;

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•

A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•

Any legal issues (e.g., civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders may bring legal action against the company or its directors; or

•	Vote on a CASE-BY-CASE basis where a vote against other agenda items are deemed inappropriate.

Committee Responsibilities and Expectations

Companies should establish committees to oversee areas such as audit, executive and non-executive compensation, director nominations and ESG oversight. The responsibilities of the committees should be publicly disclosed.

Audit Committee

Vote AGAINST members of the Audit Committee if:

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines.

•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied;

•	There is excessive pledging or hedging of stock by executives;

•

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	No members of the Audit Committee hold sufficient financial expertise.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of accounting principles and material weaknesses identified in audit-related disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Remuneration Committee

See section 3 on Remuneration for reasons to vote against members of the Remuneration Committee.

Nominating/Governance Committee

Vote AGAINST members of the Nominating/Governance Committee if:

•

At the previous board election, any director received more than 50% withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•	The board does not meet our diversity expectations;

•	The board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or could adversely impact shareholders

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed; and

•	Whether minority or majority representation is being sought.

Other Board Related Proposals (Management and Shareholder)

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Independent Board Chair (for applicable markets)

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

3. Remuneration

Pay Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of remuneration criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Remuneration practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals, Remuneration Reports; or

•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.

•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST from Remuneration Committee members.

Remuneration Plans

Vote CASE-BY-CASE on management proposals for a vote on executive remuneration, considering the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices.

Factors considered may include:

•	Pay for Performance Disconnect;

-

We will consider there to be a disconnect based on a quantitative assessment of the following: CEO pay vs. TSR (“Total Shareholder Return”) and peers, CEO pay as a percentage of the median peer group or CEO pay vs. shareholder return over time.

•	Long-term equity-based compensation is 100% time-based;

•	Board’s responsiveness if company received low shareholder support in the previous year’s MSOP or remuneration vote;

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

•	Egregious employment contracts;

•	Excessive perquisites or excessive severance and/or change in control provisions;

•	Repricing or replacing of underwater stock options without prior shareholder approval;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts;

•	Extraordinary relocation benefits;

•	Internal pay disparity; and

•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives.

Non-Executive Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Other Remuneration Related Proposals

Vote on other remuneration related proposals on a CASE-BY-CASE basis.

Remuneration Committee

When voting for members of the Remuneration Committee, factors considered may include:

•	We voted against the company’s MSOP in the previous year, the company’s previous MSOP received significant opposition of votes cast and we are voting against this year’s MSOP; and

•	The board implements a MSOP on a less frequent basis than the frequency that received the plurality of votes cast

•	Remuneration structure is widely inconsistent with local market best practices or regulations

4. Shareholder Rights and Defenses

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

For the Netherlands, vote recommendations regarding management proposals to approve protective preference shares will be determined on a CASE-BY-CASE basis.

For French companies listed on a regulated market, generally VOTE AGAINST any general authorities impacting the share capital (i.e. authorities for share repurchase plans and any general share issuances with or without preemptive rights) if they can be used for antitakeover purposes without shareholders’ prior explicit approval.

5. Strategic Transactions, Capital Structures and other Business Considerations

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital or any stricter limit set in local best practice recommendations or law.

Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital or any stricter limit set in local best practice recommendations or law.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding, or any stricter limit set in local best practice recommendations or law.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or

•

The increase would leave the company with less than 30% of its new authorization outstanding after adjusting for all proposed issuances or any stricter limit set in local best practice recommendations or law.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing

6. Environmental and Social Issues

Overall Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the Sustainability Accounting Standards Board’s (SASB) materiality standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable ;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•

If the company has formally committed to the implementation of a reporting program based on the SASB materiality standards, the TCFD’s recommendations, or a similar standard within a specified time frame;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

•

Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear, public Equal Employment Opportunity (EEO) statement and/or diversity policy. Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Gender Pay Gap

Generally vote CASE-BY-CASE on proposals requesting reports on a company’s pay data by gender, or a report on a company’s policies and goals to reduce any gender pay gap, taking into account:

•	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy and fair and equitable compensation practices;

•	Whether the company has been the subject of recent controversy, litigation or regulatory actions related to gender pay gap issues; and

•	Whether the company’s reporting regarding gender pay gap policies or initiatives is lagging its peers.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports about a company’s use of mandatory arbitrations in employment claims, taking into account the company’s existing policies and disclosures of policies.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.

Racial Equity Audit

•

Generally vote CASE-BY-CASE on shareholder proposals requesting the board oversee a racial equity audit. While we believe the decision to initiate an independent audit is best left to management judgment under the oversight of the board of directors, the following factors are generally considered:

•	The degree to which existing relevant policies and practices are disclosed;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers; and

•	Whether the gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

We generally believe that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, we consider the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Generally vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

We generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

We generally will vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Region: Asia Pacific (APAC) Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to APAC public equity investments of operating and/or holding companies. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market. For Japan-specific policies, see the Japan Proxy Items section.

1. Business Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;

•	There is reason to believe that the auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Name of the proposed auditor has not been published;

•	The auditors are being changed without explanation;

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines; or

•	The appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or re-election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or

•	The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its annual general meeting.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5% unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Virtual Meetings

Generally vote FOR proposals allowing for the convening of hybrid* shareholder meetings if it is clear that it is not the intention to hold virtual-only AGMs. Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Administrative Requests

Generally vote FOR non-contentious administrative management requests.

2. Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should consist of a majority of independent directors and / or meet local best practice expectations; and should be held accountable for actions and results related to their responsibilities.

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	There are reservations about:

¡	Director terms

¡	Bundling of proposals to elect directors

¡	Board independence

¡	Disclosure of named nominees

¡	Combined Chairman/CEO

¡	Election of former CEO as Chairman of the board

¡	Overboarded directors

¡	Composition of committees

¡	Director independence

¡	Number of directors on the board

¡	Lack of gender diversity on the board

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•

There are other considerations which may include sanction from government or authority, violations of laws and regulations, or other issues relate to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST members of the Nominating Committee:

•	At companies if the board does not have at least 10% women directors, or does not meet the requirements of local listing rules or corporate governance codes or national targets;

Employee and /or Labor Representatives

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees.

Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Director Independence

Classification of Directors

Executive Director

•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•

Currently provides (or a relative provides) professional services to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative of a current employee of the company or its affiliates;

•	Relative of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (a cooling off period may be applied);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered; and

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Director Accountability

Vote AGAINST individual directors who attend less than 75% of the board and committee meetings without a disclosed valid excuse.

Generally, vote FOR the bundled election of management nominees, unless adequate disclosures of the nominees have not been provided in a timely manner or if one or more of the nominees does not meet the expectation of our policy.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices

Vote AGAINST members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•

Material failures of governance, stewardship, or fiduciary responsibilities at the company, including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If we did not support the shareholder proposal in both years, we will still vote against the committee member(s).

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

The company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (Scope 1, Scope 2, Scope 3 emissions), material to the company’s business;

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•

A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•

Any legal issues (e.g., civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders may bring legal action against the company or its directors; or

•	Vote on a CASE-BY-CASE basis where a vote against other agenda items are deemed inappropriate.

Committee Responsibilities and Expectations

Companies should establish committees to oversee areas such as audit, executive and non-executive compensation, director nominations and ESG oversight. The responsibilities of the committees should be publicly disclosed.

Audit Committee

Vote AGAINST members of the Audit Committee if:

•	Non-audit-related fees are substantial, or are in excess of standard annual audit-related fees, or in excess of permitted local limits and guidelines.

•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied;

•	There is excessive pledging or hedging of stock by executives;

•

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	No members of the Audit Committee hold sufficient financial expertise.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of accounting principles and material weaknesses identified in audit-related disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Remuneration Committee

See section 3 on Remuneration for reasons to vote against members of the Remuneration Committee.

Nominating/Governance Committee

Vote AGAINST members of the Nominating/Governance Committee if:

•

At the previous board election, any director received more than 50% withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•	The board does not meet our diversity expectations;

•	The board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or could adversely impact shareholders

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed; and

•	Whether minority or majority representation is being sought.

Other Board Related Proposals (Management and Shareholder)

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Independent Board Chair (for applicable markets)

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

3. Remuneration

Pay Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of remuneration criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Remuneration practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals, Remuneration Reports; or

•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.

•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST from Remuneration Committee members.

Remuneration Plans

Vote CASE-BY-CASE on management proposals for a vote on executive remuneration, considering the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices.

Factors considered may include:

•	Pay for Performance Disconnect;

-

We will consider there to be a disconnect based on a quantitative assessment of the following: CEO pay vs. TSR (“Total Shareholder Return”) and peers, CEO pay as a percentage of the median peer group or CEO pay vs. shareholder return over time.

•	Long-term equity-based compensation is 100% time-based;

•	Board’s responsiveness if company received low shareholder support in the previous year’s MSOP or remuneration vote;

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

•	Egregious employment contracts;

•	Excessive perquisites or excessive severance and/or change in control provisions;

•	Repricing or replacing of underwater stock options without prior shareholder approval;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts;

•	Extraordinary relocation benefits;

•	Internal pay disparity; and

•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives.

Non-Executive Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Other Remuneration Related Proposals

Vote on other remuneration related proposals on a CASE-BY-CASE basis.

Remuneration Committee

When voting for members of the Remuneration Committee, factors considered may include:

•	We voted against the company’s MSOP in the previous year, the company’s previous MSOP received significant opposition of votes cast and we are voting against this year’s MSOP; and

•	The board implements a MSOP on a less frequent basis than the frequency that received the plurality of votes cast

•	Remuneration structure is widely inconsistent with local market best practices or regulations

4. Shareholder Rights and Defenses

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

5. Strategic Transactions, Capital Structures and other Business Considerations

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital or any stricter limit set in local best practice recommendations or law.

Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital or any stricter limit set in local best practice recommendations or law. At companies in India, vote FOR issuance requests without preemptive rights to a maximum of 25% of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding, or any stricter limit set in local best practice recommendations or law.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or

•

The increase would leave the company with less than 30% of its new authorization outstanding after adjusting for all proposed issuances, or any stricter limit set in local best practice recommendations or law

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and The stated rationale for the transaction, including discussions of timing

6. Environmental and Social Issues

Overall Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the Sustainability Accounting Standards Board’s (SASB) materiality standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•

If the company has formally committed to the implementation of a reporting program based on the SASB materiality standards, the TCFD’s recommendations, or a similar standard within a specified time frame;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

•

Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear, public Equal Employment Opportunity (EEO) statement and/or diversity policy. Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Gender Pay Gap

Generally vote CASE-BY-CASE on proposals requesting reports on a company’s pay data by gender, or a report on a company’s policies and goals to reduce any gender pay gap, taking into account:

•	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy and fair and equitable compensation practices;

•	Whether the company has been the subject of recent controversy, litigation or regulatory actions related to gender pay gap issues; and

•	Whether the company’s reporting regarding gender pay gap policies or initiatives is lagging its peers.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports about a company’s use of mandatory arbitrations in employment claims, taking into account the company’s existing policies and disclosures of policies.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.

Racial Equity Audit

•	Generally vote CASE-BY-CASE on shareholder proposals requesting the board oversee a racial equity audit. While we believe the decision to initiate an independent audit is best left to management judgment under the oversight of the board of directors, the following factors are generally considered:

•	The degree to which existing relevant policies and practices are disclosed;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers; and

•	Whether the gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

We generally believe that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, we consider the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Generally vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

We generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

We generally will vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Region: Japan Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to Japanese public equity investments of operating and/or holding companies. Applying these guidelines is not inclusive of all considerations in the Japanese market.

1. Operational Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;

•	There is reason to believe that the auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Name of the proposed auditor has not been published;

•	The auditors are being changed without explanation;

•	Non-audit-related fees are substantial or are in excess of standard annual audit-related fees; or

•	The appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or

•	The payout is excessive given the company’s financial position;

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its annual general meeting.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Virtual Meetings

Generally vote AGAINST proposals allowing for the convening of virtual-only* shareholder meetings.

* The phrase “virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively through the use of online technology without a corresponding in-person meeting. The term “hybrid shareholder meeting” refers to an in-person, or physical, meeting in which shareholders are permitted to participate online.

2. Board of Directors and Statutory Auditors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; should have independent oversight of management; and should be held accountable for actions and results related to their responsibilities.

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis taking into consideration the following:.

•	The company’s committee structure: statutory auditor board structure, U.S.-type three committee structure, or audit committee structure; or

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	There are reservations about:

¡	Director terms

¡	Bundling of proposals to elect directors

¡	Board independence

¡	Disclosure of named nominees

¡	Combined Chairman/CEO

¡	Election of former CEO as Chairman of the board

¡	Overboarded directors

¡	Composition of committees

¡	Director independence

¡	Number of directors on the board

¡	Lack of gender diversity on the board

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•

There are other considerations which may include sanctions from government or authority, violations of laws and regulations, or other issues related to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Vote AGAINST top executives when the company has an excessive amount of strategic shareholdings.

Vote AGAINST top executives when the company has posted average return on equity (ROE) of less than five percent over the last five fiscal years.

Vote AGAINST top executives when the company does not disclose various components of current emissions, a proxy for a company’s dependency on fossil fuels and other sources of greenhouse gasses (such as Scope 1, Scope 2, Scope 3 emissions), material to the company’s business. For companies with 3-committee structure boards, vote AGAINST the Audit Committee Chair.

Board Composition

We generally believe diverse teams have the potential to outperform and we expect the companies that we invest in to focus on the importance of diversity. When evaluating board composition, we believe a diversity of ethnicity, gender and experience is an important consideration. We encourage companies to disclose the composition of their board in the proxy statement and may vote against members of the board without disclosure. See below how we execute our vote at companies that do not meet our diversity expectations.

Vote AGAINST members of the Nominating Committee if the Board does not have at least 10% women directors. For Japanese boards with statutory auditors or audit committee structure, vote AGAINST top executives.

Director Independence

Classification of Directors

Inside Director

•	Employee or executive of the company;

•	Any director who is not classified as an outside director of the company.

Non-Independent Non-Executive Director (affiliated outsider)

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is/was also an employee or executive of a significant shareholder of the company;

•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, or one of the top 10 shareholders, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%)

•	Government representative;

•	Currently provides or previously provided professional services to the company or to an affiliate of the company;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains

•	transactional/commercial relationship (unless company discloses information to apply a materiality test);

•	Any director who worked at the company’s external audit firm (auditor).

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative of a current employee of the company or its affiliates;

•	Any director who works or has worked at a company whose shares are held by the company in question as strategic shareholdings (i.e. “cross-shareholdings”)

•	Former executive;

•	Any director who has served at a company as an outside director for 12 years or more;

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

•

“Cooling off period” for former employees or executives’ representation of significant shareholders and other stakeholders, as well as professional services is considered based on the market best practices and liquidity of executive labor market.

Independent Non-Executive Directors (independent outsider)

•	No material connection, either directly or indirectly, to the company other than a board seat.

At companies adopting a board with a statutory auditor committee structure or an audit committee structure, vote AGAINST top executives when the board consists of fewer than two outside directors or less than 1/3 of the board consists of outside directors.

At companies adopting an audit committee structure, vote AGAINST affiliated outside directors who are audit committee members.

At companies adopting a U.S.-type three committee structure, vote AGAINST members of Nominating Committee when the board consists of fewer than two outside directors or less than 1/3 of the board consists of outside directors.

At companies adopting a U.S.-type three committee structure, vote AGAINST affiliated outside directors when less than a majority of the board consists of independent outside directors.

At controlled companies adopting board with a statutory auditor structure or an audit committee structure, vote AGAINST top executives if the board does not consist of majority independent outside directors.

Director Accountability

Vote AGAINST individual outside directors who attend less than 75% of the board and/or committee meetings without a disclosed valid excuse.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices

Vote AGAINST members of the full board or appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of the appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. New nominees will be considered on a case-by-case basis. Extreme cases may warrant a vote against the entire board.

•

Material failures of governance, stewardship, or fiduciary responsibilities at the company, including but not limited to violations of global norms principles and/or other significant global standards;

•	Failure to disclose material environmental, social and governance information;

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Voting on Director Nominees in Contested Elections

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of board candidates;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed;

•	Whether minority or majority representation is being sought.

Other Board Related Proposals (Management and Shareholder)

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Independent Board Chair

We will generally vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board;

•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

•	Fully independent key committees; and/or

•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

Statutory Auditor Elections

Statutory Auditor Independence

Vote AGAINST affiliated outside statutory auditors.

For definition of affiliated outsiders, see “Classification of Directors”

Statutory Auditor Appointment

Vote FOR management nominees taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or

•	There are clear concerns over questionable finances or restatements; or

•	There have been questionable transactions or conflicts of interest; or

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards; or

•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or

•	Outside statutory auditor’s attendance at less than 75% of the board and statutory auditor meetings without a disclosed valid excuse; or

•

Unless there are other considerations which may include sanctions from government or authority, violations of laws and regulations, or other issues related to improper business practice, failure to replace management, or egregious actions related to service on other boards.

3. Compensation

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement bonuses for outside directors and/or outside statutory auditors, unless the amounts are disclosed and are not excessive relative to other companies in the country or industry.

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and statutory auditors on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

4. Shareholder Rights and Defenses

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless certain conditions are met to ensure the proposal is intended to enhance shareholder value, including consideration of the company’s governance structure, the antitakeover defense duration, the trigger mechanism and governance, and the intended purpose of the antitakeover defense.

5. Strategic Transactions and Capital Structures

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;

•	Market reaction;

•	Strategic rationale;

•	Management’s track record of successful integration of historical acquisitions;

•	Presence of conflicts of interest; and

•	Governance profile of the combined company.

Dual Class Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Share Repurchase Plans

We will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;

•	There is clear evidence of historical abuse;

•	There is no safeguard in the share repurchase program against selective buybacks;

•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing.

6. Environmental and Social Issues

Overall Approach

Proposals considered under this category could include, among others, requests that a company:

•	Publish a report or additional information related to the company’s business and impact on stakeholders;

•	Disclose policies related to specific business practices and/or services;

•	Conduct third party audits, reports or studies related to the company’s business practices, services and/or impact on stakeholders

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	Whether the subject of the proposal is considered to be material;

•	The company’s current level of publicly available disclosure, including if the company already discloses similar information through existing reports or policies;

•	The proponent of the proposal;

•

If the company has implemented or formally committed to the implementation of a reporting program based on the Sustainability Accounting Standards Board’s (SASB) materiality standards, the Task Force on Climate-related Financial Disclosure’s (TCFD) recommendations, or a similar standard;

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report and/or the implementation is reasonable;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Issues

Climate Transition Plans

Generally vote CASE-BY-CASE on management proposed climate transition plans. When evaluating management proposed plans, the following factors are generally considered:

•	If the company has detailed disclosure of the governance, strategy, risk mitigation efforts, and metrics and targets based on the TCFD’s recommendations, or a similar standard;

•	If the company has detailed disclosure of their current emissions data based on the SASB materiality framework; and

•	If the company has detailed disclosure in line with Paris Agreement goals.

Generally vote CASE-BY-CASE on shareholder proposals requesting climate transition plans. When evaluating these shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

•	If the proposal asks for detailed disclosure according to the TCFD’s recommendations;

•	If the proposal asks for detailed disclosure of the company’s current emissions data based on the SASB materiality framework;

•	If the proposal asks for long-term targets, as well as short and medium term milestones;

•	If the proposal asks for targets to be aligned to a globally accepted framework, such as Paris Aligned or Net Zero;

•	If the proposal asks for targets to be approved by the Science Based Target Initiative (“SBTi”);

•	If the proposal seeks to add reasonable transparency and is not onerous or overly prescriptive; and

•	Whether the proposal is binding or non-binding.

Environmental Sustainability Reporting

Generally vote FOR shareholders proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, including the impacts of climate change and biodiversity loss. The following factors will be considered:

•	The company’s current level of publicly available disclosure including if the company already discloses similar information through existing reports or policies;

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If the company has formally committed to the implementation of a reporting program based on the SASB materiality standards, the TCFD’s recommendations, or a similar standard within a specified time frame;

•	If the company’s current level of disclosure is comparable to that of its industry peers; and

•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Other Environmental Proposals

Vote CASE-BY-CASE on the following shareholder proposals if relevant to the company:

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Seeking information on the financial, physical, or regulatory risks a company faces related to climate change on its operations and investment, or on how the company identifies, measures and manages such risks;

•	Calling for the reduction of Greenhouse Gas (GHG) emissions;

•	Seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change;

•	Requesting an action plan including science based targets and a commitment to net zero emissions by 2050 or earlier;

•	Requesting a report/disclosure of goals on GHG emissions from company operations and/or products;

•	Requesting a company report on its energy efficiency policies; and

•	Requesting reports on the feasibility of developing renewable energy resources.

Social Issues

Board and Workforce Demographics

A company should have a clear, public Equal Employment Opportunity (EEO) statement and/or diversity policy. Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Generally vote FOR proposals requesting reports on a company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board.

Gender Pay Gap

Generally vote CASE-BY-CASE on proposals requesting reports on a company’s pay data by gender, or a report on a company’s policies and goals to reduce any gender pay gap, taking into account:

•	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy and fair and equitable compensation practices;

•	Whether the company has been the subject of recent controversy, litigation or regulatory actions related to gender pay gap issues; and

•	Whether the company’s reporting regarding gender pay gap policies or initiatives is lagging its peers.

Labor, Human and Animal Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor, human, and/or animal rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports about a company’s use of mandatory arbitrations in employment claims, taking into account the company’s existing policies and disclosures of policies.

Generally vote CASE-BY-CASE on shareholder proposals requesting reports on the actions taken by a company to prevent sexual and other forms of harassment or on the risks posed by the company’s failure to take such actions, taking into account the company’s existing policies and disclosures of policies.

Racial Equity Audit

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Generally vote CASE-BY-CASE on shareholder proposals requesting the board oversee a racial equity audit. While we believe the decision to initiate an independent audit is best left to management judgment under the oversight of the board of directors, the following factors are generally considered:

•	The degree to which existing relevant policies and practices are disclosed;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers; and

•	Whether the gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

We generally believe that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, we consider the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Generally vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;

•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and

•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

We generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

We generally will vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

$400,000,000

GOLDMAN SACHS BDC, INC.

5.650% Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	HSBC	MUFG	SMBC Nikko	Truist Securities

Barclays	BNP PARIBAS	CIBC Capital Markets	ING	Morgan Stanley

Santander	Goldman Sachs & Co. LLC

Co-Managers

ICBC Standard Bank	R. Seelaus & Co., LLC	Raymond James	Wells Fargo Securities	Academy Securities

September 4, 2025